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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SOURCECORP, INCORPORATED
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of SOURCECORP, Incorporated
(2)	Aggregate number of securities to which transaction applies:
        15,683,451 shares of SOURCECORP common stock, (excluding shares of restricted SOURCECORP common stock) 518,099 shares of restricted SOURCECORP common stock, options to purchase 774,266 shares of SOURCECORP common stock with exercise prices below $25.00 and warrants to purchase 0 shares of SOURCECORP common stock with exercise prices below $25.00.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was determined based upon the sum of (A) 15,683,451 shares of SOURCECORP common stock (excluding shares of restricted SOURCECORP common stock) multiplied by $25.00 per share, (B) 518,099 shares of restricted SOURCECORP common stock multiplied by $25.00, (C) options to purchase 774,266 shares of SOURCECORP common stock with exercise prices below $25.00, multiplied by $3.31 per share (which is the difference between $25.00 and the weighted average exercise price per share) and (D) warrants to purchase 0 shares of SOURCECORP common stock with exercise prices below $25.00, multiplied by $25.00 per share (which is the difference between $25.00 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $407,601,570.40
	(5)	Total fee paid: $43,613.37
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SOURCECORP, INCORPORATED
3232 McKinney Avenue
Suite 1000
Dallas, Texas 75204
(214) 740-6500

[    •    ] [    •    ], 2006

Dear Stockholder:

        On March 7, 2006, the board of directors of SOURCECORP, Incorporated ("SOURCECORP") unanimously approved a merger agreement providing for the acquisition of SOURCECORP by CorpSource Holdings, LLC, an affiliate of Apollo Management, L.P. If the merger is completed, SOURCECORP will continue its operations but as a privately owned company and you will be entitled to receive $25.00 in cash, without interest, for each share of SOURCECORP common stock you own.

        You are cordially invited to attend a special meeting of stockholders of SOURCECORP, to be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204, on [    •    ], 2006, at [    •    ], (local time).

        At the special meeting, you will be asked to adopt the merger agreement. After careful consideration, your board of directors has unanimously approved and declared the merger and the merger agreement advisable, and has declared that it is fair to and in the best interests of SOURCECORP and its stockholders. Your board of directors unanimously recommends that SOURCECORP's stockholders vote "FOR" the adoption of the merger agreement.

        The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read carefully the entire proxy statement, including its annexes. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of SOURCECORP common stock. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS.

        Thank you for your cooperation and your continued support of SOURCECORP.

                      Sincerely,

                      ED H. BOWMAN, JR.
                       President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED [    •    ] [    •    ], 2006
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [    •    ] [    •    ], 2006.

SOURCECORP INCORPORATED
3232 McKinney Avenue
Suite 1000
Dallas, Texas 75204
(214) 740-6500

NOTICE OF SPECIAL MEETING OF SOURCECORP STOCKHOLDERS
To Be Held at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204,
on [    •    ], 2006, at [    •    ], (local time).

To the Stockholders of SOURCECORP, Incorporated:

        Notice is hereby given that a special meeting of stockholders of SOURCECORP, Incorporated ("SOURCECORP") will be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204, on [    •    ], 2006, at [    •    ], (local time) for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 7, 2006, by and among SOURCECORP, CorpSource Holdings, LLC ("Holdings"), a Delaware limited liability company, and CorpSource MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("MergerSub"). Pursuant to the merger agreement, MergerSub will be merged with and into SOURCECORP, and each share of SOURCECORP common stock outstanding immediately prior to the merger (other than (a) shares held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under Delaware law, and (b) shares held by SOURCECORP, Holdings or their respective subsidiaries, which will be canceled) will be converted into the right to receive $25.00 in cash, without interest.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

        Only stockholders of record of SOURCECORP's common stock, par value $0.01 per share, as of the close of business on [    •    ], 2006, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. A majority of the votes cast by holders of shares of SOURCECORP common stock entitled to vote at the special meeting must vote for adoption of the merger agreement in order for the merger agreement to be adopted.

        SOURCECORP's board of directors unanimously recommends that stockholders vote "FOR" the adoption of the merger agreement.

        Please vote in one of the following ways:

SIGN, DATE AND PROMPTLY RETURN the accompanying proxy in the enclosed stamped and addressed envelope; or

VOTE IN PERSON by appearing at the special meeting.

                      By Order of the Board of Directors,

                      CHARLES S. GILBERT
                       Senior Vice President,
                      General Counsel and Secretary

Dallas, Texas
[    •    ] [    •    ], 2006

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
Record Date; Quorum and Voting
Required Vote
Proxies; Revocation
Adjournments and Postponements
THE MERGER
Background of the Merger
Reasons for the Merger
Recommendation of the Company's Board of Directors
Opinion of Our Financial Advisor
Certain Effects of the Merger
Effects on the Company if the Merger is Not Completed
Financing
Interests of the Company's Directors and Executive Officers in the Merger
Material U.S. Federal Income Tax Consequences
Governmental and Regulatory Approvals
Fees and Expenses of the Merger
Litigation Related to the Merger
Amendment to the Company's Rights Agreement
THE MERGER AGREEMENT
Structure and Effective Time
Merger Consideration
Treatment of Restricted Stock Awards, Options and Warrants
Directors and Officers
Representations and Warranties
Covenants
Conditions to the Merger
Termination
Termination Fee and Expense Reimbursement
Amendment and Waiver
THE SUPPORT AGREEMENT
Agreement to Vote; Irrevocable Proxy
Representations and Warranties
Covenants
Termination
MARKET PRICE OF SOURCECORP COMMON STOCK AND DIVIDEND INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
APPRAISAL RIGHTS
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
ANNEX A AGREEMENT AND PLAN OF MERGER
ANNEX B OPINION OF LEHMAN BROTHERS INC.
ANNEX C SUPPORT AGREEMENT
ANNEX D SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of SOURCECORP, Incorporated. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms "SOURCECORP," "Company," "we," "our," "ours," and "us" refer to SOURCECORP, Incorporated.

Q.
When and where is the special meeting of our stockholders?

A.
The special meeting of stockholders will take place at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204 on [    •    ], 2006, at [    •    ], (local time).

Q.
What matters will we be asked to vote on at the special meeting?

A.
At the special meeting, you will be asked:

•
to adopt the merger agreement among SOURCECORP, CorpSource Holdings, LLC ("Holdings") and CorpSource MergerSub, Inc., a wholly-owned subsidiary of Holdings ("MergerSub"), pursuant to which MergerSub will be merged with and into SOURCECORP; and

•
to act on other matters and transact other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Q.
How does the Company's board of directors recommend that I vote?

A.
Our board of directors unanimously recommends that our stockholders vote "FOR" the proposal to adopt the merger agreement.

Q.
What is the required vote to adopt the merger agreement?

A.
Holders of a majority of our issued and outstanding shares of common stock must vote "FOR" the adoption of the merger agreement for us to complete the merger. Each share of our common stock is entitled to one vote.

  JANA Piranha Master Fund, Ltd. ("JANA") has agreed to vote its shares, representing approximately [    •    ]% of our shares as of the record date, in favor of the adoption of the merger agreement, unless the merger agreement is terminated in accordance with its terms or the merger agreement is amended to reduce the merger consideration without JANA's consent.

Q.
How may the special meeting be postponed or adjourned?

A.
The Chairman of the special meeting may adjourn or postpone the special meeting, including if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q.
Who may vote at the special meeting?

A.
Owners of our common stock at the close of business on [    •    ] [    •    ], 2006, the record date for the special meeting, are entitled to vote at the special meeting. This includes shares you held on that date (1) directly in your name as the stockholder of record and (2) through a broker, bank or other holder of record where the shares were held for you as the beneficial owner. A list of stockholders of record entitled to vote will be available at our offices located at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204 for ten days prior to the special meeting and at the special meeting location during the special meeting.

Q.
How do I vote?

A.
Since many stockholders are unable to attend the special meeting in person, we send proxy cards to all stockholders of record to enable them to direct the voting of their shares. Brokers, banks and nominees generally solicit voting instructions from the beneficial owners of shares held by them and typically offer telephonic or electronic means by which these instructions can be given, in addition to the traditional mailed voting instruction cards. If you beneficially own shares held through a broker, bank or other nominee, you may submit voting instructions by telephone or on the Internet if the firm holding your shares offers these voting methods. Please refer to the voting instructions provided by your broker, bank or nominee for information.

Q.
How will my proxy vote my shares?

A.
The designated proxy holders will vote according to the instructions you submit on your proxy card. If you sign and return your card but do not indicate your voting instructions on one or more of the matters listed, the proxy holders will vote your shares "FOR" the adoption of the merger agreement.

Q.
How many shares can vote?

A.
On the record date for the special meeting, there were an aggregate of [    •    ] shares of our common stock outstanding, with each share entitled to one vote on the matters to be voted on at the special meeting. There are, therefore, a total of [    •    ] eligible votes. A quorum requires the presence at the special meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the special meeting; in this case, at least [    •    ] shares.

Q.
If my shares are held in "street name" by my bank, brokerage firm or nominee, will my broker automatically vote my shares for me?

A.
No. Your bank, brokerage firm or nominee cannot vote your shares without instructions from you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, by following the instructions contained in the voting instruction card that your bank, brokerage firm or nominee provides to you.

Q.
What if I abstain from voting or fail to instruct my broker on how to vote on the merger proposal?

A.
Abstaining from voting or failing to instruct your bank, brokerage firm or nominee to vote your shares will have the same effect as a vote against the merger.

Q.
Can I revoke my proxy?

A.
Yes. You may revoke your proxy before it is voted by sending written notice of your revocation to the Corporate Secretary, Legal Department, SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204. You may also revoke your proxy by voting in person at the special meeting or by delivering a proxy dated later than the proxy you wish to revoke. If you have instructed your broker to vote your shares, the options described above for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Q.
Can I vote in person at the special meeting?

A.
If you submit a proxy or voting instructions, you need not vote at the special meeting. We will, however, pass out written ballots to any stockholder of record or authorized representative of a stockholder of record who wants to vote in person at the special meeting rather than by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a bank, brokerage firm or nominee, you must obtain a proxy from your broker, bank or nominee to vote in person.

Q:
Who can attend the special meeting?

A:
All stockholders of record on the record date for the special meeting can attend. In order to be admitted to the meeting, you will need to bring proof of identification. Please note that if your bank, brokerage firm or nominee holds your shares and you would like to attend the special meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on [    •    ], 2006. Additionally, if you wish to vote shares held through your bank, brokerage firm or nominee, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the special meeting.

Q:
Should I send in my stock certificates now?

A:
No. After we complete the merger, you will receive written instructions for returning your SOURCECORP stock certificates. These instructions will tell you how and where to send your SOURCECORP stock certificates to receive the merger consideration.

Q:
What will I receive in exchange for my shares?

A:
If we complete the merger, you will have the right to receive $25.00 in cash, without interest and less any applicable withholding tax, in exchange for each share of SOURCECORP common stock that you own. After the merger is completed, you will no longer have any rights as a SOURCECORP stockholder.

Q:
When do you expect to complete the merger?

A:
We expect to complete the merger shortly after all of the conditions to the merger have been satisfied or waived. We currently expect to complete the merger during the second or third quarter of 2006, but we cannot be certain when or if the conditions will be satisfied or waived.

Q:
Who can help answer my questions?

A:
If you have questions about the special meeting or the merger after reading this proxy statement, you should contact our Investor Relations Department at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, telephone: (214) 740-6500. You may also contact our proxy solicitor, Morrow & Co., at 470 West Avenue, Stamford, Connecticut 06902, telephone: (203) 658-9400.

SUMMARY

        The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you as a SOURCECORP stockholder. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (page 15)

SOURCECORP, Incorporated
3232 McKinney Avenue, Suite 1000
Dallas, Texas 75204
(214) 740-6500

        SOURCECORP provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including commercial, financial, government, healthcare, and legal. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India.

CorpSource Holdings, LLC
c/o Apollo Management, L.P.
9 West 57th Street
New York, New York 10019
(212) 515-3200

        Holdings is a Delaware limited liability company owned, indirectly, by certain investment funds affiliated with Apollo Management, L.P. ("Apollo"). Holdings was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

CorpSource MergerSub, Inc.
c/o Apollo Management, L.P.
9 West 57th Street
New York, New York 10019
(212) 515-3200

        MergerSub is a Delaware corporation and a wholly-owned subsidiary of Holdings. MergerSub was incorporated solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its incorporation and in connection with the transactions contemplated by the merger agreement.

The Special Meeting

  Time, Place and Purpose of the Special Meeting (page 16)

        The special meeting will be held at our corporate headquarters at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, on [    •    ], 2006, at [    •    ], (local time).

        You will be asked to consider and vote on a proposal to adopt the merger agreement. The merger agreement provides that MergerSub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Holdings, and each outstanding share of the Company's common stock (other than shares held in the treasury of the Company or owned by Holdings or any direct or indirect wholly-owned subsidiary of Holdings or the Company and shares held by stockholders who properly demand statutory appraisal rights) will be converted into the right to receive $25.00 in cash, without interest. A copy of the merger agreement is attached hereto as Annex A and we encourage you to carefully read the merger agreement in its entirety.

        The persons named in the accompanying proxy card will also have discretionary authority to vote on other business, if any, that properly comes before the special meeting, as well as at any adjournments or postponements of the special meeting.

  Record Date and Quorum (page 16)

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [    •    ], 2006, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were [    •    ] shares of our common stock entitled to be voted.

   Required Vote (page 16)

        For us to complete the merger, stockholders holding at least a majority of our common stock outstanding at the close of business on the record date must vote "FOR" the adoption of the merger agreement. All of our stockholders are entitled to one vote per share. A failure to vote your shares or an abstention will have the same effect as a vote against the merger.

        JANA has agreed to vote its shares of SOURCECORP common stock (i) in favor of the merger agreement and the transactions contemplated thereby, and any other matters submitted to the stockholders in furtherance of the merger or the other transactions contemplated by the merger agreement, and (ii) against any competing transaction proposed to the Company's stockholders, unless, in each case, the merger agreement is terminated in accordance with its terms or the merger agreement is amended to reduce the merger consideration without JANA's consent. As of the record date, JANA beneficially owned an aggregate of [    •    ] shares of SOURCECORP common stock, which represent approximately [    •    ]% of the voting power for purposes of voting on the adoption of the merger agreement.

  Share Ownership of Directors and Executive Officers (page 67)

        As of the record date, our directors and current executive officers beneficially owned in the aggregate (excluding options) approximately [    •    ]% of the shares of the Company's common stock entitled to vote at the special meeting. Each of them has indicated that he or she will vote all of his or her shares in favor of the adoption of the merger agreement.

  Voting and Proxies (page 17)

        You may submit a proxy by returning the enclosed proxy card by mail. You may also vote in person by appearing at the special meeting. If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not provide your broker with instructions, your shares will not be voted and that will have the same effect as a vote against the merger.

  Revocability of Proxy (page 17)

        If you execute and return a proxy card, you may revoke the proxy at any time before it is voted in any one of the following ways:

  •
  filing with the Company's Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated later than the proxy;

  •
  sending a later-dated proxy relating to the same shares to the Company's Corporate Secretary, at or before the special meeting; or

  •
  attending the special meeting and voting in person by ballot.

        Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the options described above for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

When the Merger Will be Completed (page 33)

        We are working together with Holdings to complete the merger as soon as possible. We anticipate completing the merger during the second or third quarter of 2006, subject to adoption of the merger agreement by the Company's stockholders and the satisfaction (or waiver) of the other closing conditions.

Certain Effects of the Merger (page 33)

        If the merger occurs, MergerSub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Holdings. Upon completion of the merger, the Company's common stock will be converted into the right to receive $25.00 per share, without interest and less any required withholding taxes. Following the completion of the merger, we will no longer be a public company; you will cease to have any ownership interest in SOURCECORP and you will not participate in any future earnings and growth of SOURCECORP.

Board Recommendation (page 27)

        After careful consideration, our board of directors has unanimously:

  •
  determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

  •
  approved the merger agreement; and

  •
  recommended that SOURCECORP's stockholders vote "FOR" the adoption of the merger agreement.

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that may be in addition to, or different from the interests of our stockholders generally (see the section entitled "Interests of the Company's Directors and Executive Officers" beginning on page 36).

        For the factors considered by our board of directors in reaching its decision to approve the merger agreement and the merger, see the section entitled "The Merger—Reasons for the Merger" beginning on page 25.

Opinion of Lehman Brothers (page 27 and Annex B)

        Lehman Brothers Inc. ("Lehman Brothers") delivered an opinion to our board of directors to the effect that, as of the date of its opinion and based on and subject to the factors and assumptions set forth therein, the merger consideration of $25.00 per share in cash to be offered to the Company's stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders.

        The full text of the written opinion of Lehman Brothers, dated March 7, 2006, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached to this proxy statement as Annex B. We recommend that you read the opinion carefully in its entirety. Pursuant to the terms of the engagement letter with Lehman Brothers, the Company paid Lehman Brothers a fee of $800,000 following delivery of Lehman Brothers' opinion. Compensation of approximately $4,275,000 will be payable on completion of the merger, against which the $800,000 paid for Lehman Brothers' opinion will be credited. The Company also paid Lehman Brothers a retainer of $200,000, which also will be credited against the fee payable on the completion of the merger. In addition, the Company has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by the Company and the rendering of Lehman Brothers' opinion.

Support Agreement with JANA (page 63 and Annex C)

        JANA has entered into a support agreement, dated as of March 7, 2006, with Holdings with respect to all of its SOURCECORP shares. As of the record date, JANA held [    •    ] shares of

SOURCECORP common stock, which represent approximately [    •    ]% of the voting power for purposes of voting on the adoption of the merger agreement.

        JANA has agreed to vote all of its shares (i) in favor of the adoption of the merger agreement and the transactions contemplated thereby, and any other matter that is required to facilitate the transactions contemplated by the merger agreement and (ii) against any competing transaction proposed to the Company's stockholders. JANA has delivered an irrevocable proxy to Holdings for the purpose of voting such shares. The support agreement will terminate upon the earlier of (x) the termination of the merger agreement and (y) the date the merger agreement is amended to reduce the merger consideration without JANA's consent. The support agreement is attached to this proxy statement as Annex C. We encourage you to read the support agreement in its entirety.

Financing (page 34)

        The Company and Apollo estimate that the total amount of funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration and the refinancing of certain existing indebtedness) would be approximately $500,000,000, which is expected to be funded by the debt financing and equity financing described below.

  Debt Financing

        Holdings received debt financing commitments (the "Debt Financing Commitments") on March 6, 2006 pursuant to a commitment letter from Credit Suisse, Credit Suisse Securities (USA) LLC, UBS Loan Finance LLC and UBS Securities LLC (the "Debt Commitment Parties"), pursuant to which Credit Suisse and UBS Loan Finance LLC severally have committed to provide, in the aggregate:

  •
  $175,000,000 in term loans;

  •
  a $75,000,000 revolving credit facility; and

  •
  up to $175,000,000 in senior subordinated increasing rate loans if MergerSub is unable to issue $175,000,000 in aggregate principal amount of senior subordinated floating rate notes in a public offering or in a Rule 144A or other private placement by the time the merger is completed.

        The availability of the term loans, the revolving credit facility and the senior subordinated increasing rate loans are subject to the satisfaction of various conditions, many of which are customary conditions for leveraged acquisition financings. One significant financing condition (the "Leverage Ratio Condition") is that the following ratio be no more than 5.5x: (i) pro forma (i.e., post-merger) total consolidated indebtedness minus cash on the balance sheet of Holdings on the closing date of the merger to (ii) Holdings' pro forma consolidated earnings before interest, income tax, depreciation and amortization ("EBITDA") for the four-fiscal quarter period most recently ended at least 45 days prior to the closing date of the merger, after the adjustments specified in the Debt Financing Commitments and any other adjustments reasonably satisfactory to the Debt Commitment Parties are made. As of the date of this proxy statement, we believe that the Leverage Ratio Condition will be satisfied.

        If any of the conditions to the debt financing are not satisfied, the Debt Commitment Parties may in their sole discretion not waive the conditions and, in that event, will not be obligated to provide the debt financing. If any portion of the debt financing under the Debt Financing Commitments becomes unavailable, Holdings and MergerSub will be required to use their reasonable best efforts to obtain alternative financing on terms and conditions not materially less favorable to Holdings and MergerSub than those set forth in the Debt Financing Commitments. Depending on the condition of the Company and the leveraged acquisition debt financing market at such time, it may be difficult, or impossible, for Holdings and MergerSub to obtain alternative financing on such terms. In that event, Holdings and MergerSub will not be obligated to complete the merger because their obligations to consummate the merger under the merger agreement are conditioned upon their having obtained the debt financing or such alternative debt financing. If the merger agreement is terminated as a result, you would not receive any of the merger consideration and your ownership interest in the Company would continue.

        Holdings and MergerSub have agreed with us that they will use their reasonable best efforts to obtain the debt financing contemplated by the Debt Financing Commitments.

        We cannot assure you that the conditions to the debt financing will be met.

  Equity Financing

        Holdings has received an equity commitment letter from certain investment funds affiliated with Apollo (each, an "Apollo Fund" and together, the "Apollo Funds"), pursuant to which, subject to the conditions contained therein, the Apollo Funds have agreed to make or cause to be made a cash capital contribution to Holdings of a maximum aggregate amount of $150,000,000 (less such Apollo Fund's pro-rata share of the aggregate amount of membership units to be issued to management of the Company in connection with the merger). We are a third party beneficiary of the letter and can enforce the letter.

Treatment of Restricted Stock Awards (page 51)

        The merger agreement provides that, if the merger occurs, each outstanding restricted stock award will be cancelled and will be converted into the right to receive $25.00 per such restricted stock award, without interest and less any required withholding taxes.

Treatment of Stock Options and Warrants (page 51)

        The merger agreement provides that, if the merger occurs, each outstanding stock option and warrant granted under the Company's stock plans will be cancelled, and each option and warrant holder, respectively, will be entitled to receive a cash payment, without interest and less any required withholding taxes, equal to the product of:

  •
  the total number of shares subject to such option or warrant; and

  •
  the excess, if any, of $25.00 over the exercise price per share under such option or warrant.

Interests of the Company's Directors and Executive Officers in the Merger (page 36)

        Certain of our directors and executive officers have interests in the merger that may be in addition to, or different from, yours.

  •
  Our directors and executive officers will have their restricted stock awards, vested and unvested stock options and warrants canceled and cashed out in connection with the merger, as described above under "Treatment of Restricted Stock Awards" and "Treatment of Stock Options and Warrants." Based on holdings by our directors and executive officers of stock options, restricted stock awards and warrants as of March 23, 2006, this would result in an aggregate cash payment to our directors and executive officers of $14,415,286.

  •
  Each of our executive officers, including Mr. Tom Walker, our Chairman of the Board, has an employment agreement that provides for certain change in control severance payments and benefits in the case of his or her termination of employment under certain circumstances in connection with a change in control of the Company. Additionally, such agreements provide that if any such payment or benefit received by the executive officer gives rise to an excise tax on "parachute payments", the executive officer is also entitled to a "gross-up" payment in an amount that would place the executive officer in the same after-tax position that he or she would have been in if no excise tax had applied. The estimated aggregate change in control severance payments, without regard to any "gross-up" payments, if any, under these agreements,

    (i) assuming all our executive officers are entitled to such payments, and giving effect to the Walker Amendment (described below), would equal $16,089,736. This amount does not include change of control payments to Mr. Lowenstein, who is a consultant and one of our directors.

  •
  Mr. Walker's employment agreement was amended in connection with the execution of the merger agreement (the "Walker Amendment"). The Walker Amendment reduces the change in control severance payment Mr. Walker is due upon a qualifying termination of his employment in connection with a change in control of the Company from 3.64 times the sum of his annual salary plus maximum bonus opportunity in effect immediately prior to the change in control (estimated to be $2,102,100) to $1,807,736. The Walker Amendment becomes effective at the effective time of the merger but will terminate without effect if, at the effective time of the merger, Mr. David Delgado, one of our Division Presidents, is not an employee of the Company or is not an equity holder of Holdings (in each case on substantially similar terms as described in Mr. Delgado's new employment agreement with MergerSub described below).

  •
  One of our directors, Mr. David Lowenstein, has a consulting agreement with us that was amended in connection with the execution of the merger agreement (the "Lowenstein Amendment"). The Lowenstein Amendment modifies Mr. Lowenstein's prior consulting agreement in several ways. It provides that, at the effective time of the merger, the amount Mr. Lowenstein is due in connection with a change of control of the Company will be reduced from $1,500,000 to $1,368,983. The Lowenstein Amendment further provides that the Company will pay Mr. Lowenstein the fees and expenses to which he is entitled through the date of the merger agreement and thereafter through the effective time of the merger, subject to certain conditions and limitations. The Lowenstein Amendment becomes effective at the effective time of the merger but will terminate without effect if, at the effective time of the merger, Mr. Delgado is not an employee of the Company or is not an equity holder of Holdings (in each case on substantially similar terms as described in Mr. Delgado's new employment agreement with MergerSub described below).

  •
  The merger agreement provides for indemnification arrangements for each present and former director and officer of the Company and its subsidiaries (except certain former executives) that will continue for six years following the effective time of the merger, as well as insurance coverage covering his or her service to our Company as a director or officer.

  •
  Mr. Ed Bowman, our President and Chief Executive Officer, Mr. Delgado and Mr. Kerry Walbridge, one of our Division Presidents, will remain with the Company, as the surviving corporation in the merger, in their present positions pursuant to new employment agreements that will have an initial term of five years following the effective date of the merger. Effective at the effective time of the merger, their existing employment agreements with the Company will be terminated, subject to certain exceptions. Under the terms of their new employment agreements, (i) Mr. Bowman will be a member of each of Holdings' and the Company's, as the surviving corporation in the merger, board of directors, and (ii) during the term of his employment, each of Messrs. Bowman, Delgado and Walbridge will receive an annual base salary of $675,000 in the case of Mr. Bowman, $275,000 in the case of Mr. Delgado and $320,000 in the case of Mr. Walbridge. Commencing with fiscal year 2006, each of Messrs. Bowman, Delgado and Walbridge will also be eligible to receive an annual bonus of not less than 100% in the case of Mr. Bowman and 75% in the cases of Messrs. Delgado and Walbridge, of his base salary, if the Company, as the surviving corporation in the merger, achieves specified performance objectives. In addition, Mr. Delgado will receive a cash bonus at the effective time of the merger equal to $1,225,381. In addition, Messrs. Bowman, Delgado and Walbridge have agreed to make equity investments in Holdings in an aggregate amount of approximately $5,900,000, or approximately 3.9% of the Class A units of Holdings immediately following the merger. Messrs. Bowman, Delgado and Walbridge will be awarded Class B, C and

    D membership units in Holdings, in an aggregate amount of 225,000 Class B Units, 112,500 Class C Units and 112,500 Class D Units. The board of managers of Holdings may award additional membership units to any person, which may include other members of management that make equity investments in Holdings.

Material U.S. Federal Income Tax Consequences (page 45)

        If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of SOURCECORP common stock generally will cause you to recognize gain or loss measured by the difference, if any, between the cash you receive pursuant to the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger generally will not be a taxable transaction to you for U.S. federal income tax purposes unless you have certain connections to the United States.

        For a more complete discussion of the U.S. federal income tax consequences of the merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 45.

        Tax matters can be complicated and the tax consequences of the merger to our stockholders will depend on each stockholder's particular tax situation. You should consult your tax advisors to understand fully the tax consequences of the merger to you.

Regulatory Approvals (page 48)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice (the "DOJ") and certain waiting period requirements have been satisfied. On (i) March 14, 2006 and (ii) March 15, 2006, each of the Company and Apollo, respectively, filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission (the "FTC") and requested an early termination of the waiting period. The Hart-Scott-Rodino Act waiting period will expire on April 14, 2006 at 11:59 p.m. Eastern Standard Time unless early termination is granted or a second request is issued.

        The merger will also require notifications to the SEC and the NASDAQ Stock Market.

        Except as noted above and for the filing of a certificate of merger in Delaware at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the completion of the merger.

Procedure for Receiving Merger Consideration (page 33)

        Promptly after the effective time of the merger (and in any event within three business days), a paying agent will mail a letter of transmittal and instructions to you and the other SOURCECORP stockholders. The letter of transmittal and instructions will tell you how to exchange your shares for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

No Solicitation of Transactions (page 56)

        The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain limited circumstances when necessary for our directors to comply with their fiduciary duties under applicable law, our directors may respond to an unsolicited written bona fide proposal for an alternative acquisition. Additionally, under these limited circumstances, our board of directors may terminate the merger agreement and enter into an agreement with respect to a superior proposal after complying with certain requirements in the merger agreement and paying a termination fee of $15,000,000.

Conditions to Closing (page 59)

        Before we can complete the merger, a number of conditions must be satisfied or waived. These include:

  •
  the receipt of Company stockholder approval;

  •
  the expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

  •
  the absence of court or other governmental orders restraining, enjoining or otherwise prohibiting the consummation of the merger;

  •
  the performance by each party of its obligations in all material respects and compliance by each party with its covenants in all material respects;

  •
  the truth and correctness (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, subject to certain exceptions) of our representations and warranties, as of the closing date of the merger as if made on and as of such date or if any representation or warranty expressly speaks as of a specified date, as of such specified date, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a material adverse effect on the Company;

  •
  the truth and correctness (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) of Holdings' and MergerSub's representations and warranties, as of the closing date of the merger as if made on and as of such date or if any representation or warranty expressly speaks as of a specified date, as of such specified date, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a material adverse effect on Holdings;

  •
  since the date of the merger agreement there has not been any event, change, effect or development that, individually or in the aggregate has had or would reasonably be likely to have a material adverse effect on the Company;

  •
  Holdings' receipt of its debt financing; and

  •
  the total number of shares of SOURCECORP common stock owned by stockholders properly exercising appraisal rights does not exceed 12.5% of our issued and outstanding shares.

Termination of the Merger Agreement (page 61)

        SOURCECORP and Holdings may mutually agree to terminate the merger agreement at any time without completing the merger, even after we receive stockholder approval. The merger agreement may also be terminated prior to the completion of the merger:

  •
  by either Holdings or us if:

  (i)
  we have not completed the merger by September 3, 2006 (or such later date as may be agreed in writing) whether such date is before or after we receive stockholder approval, if the terminating party's breach is not the proximate cause of the failure of the merger to be consummated;

    (ii)
    our stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof, if the terminating party's breach is not the proximate cause of the failure of the merger to be consummated; or

    (iii)
    an order, decree or other ruling permanently enjoining or otherwise prohibiting the consummation of the merger has been issued and has become final and non-appealable, whether before or after we receive stockholder approval if the terminating party's breach is not the proximate cause of the failure of the merger to be consummated;

  •
  by us if:

  (i)
  there has been a breach by Holdings or MergerSub of any representation, warranty, covenant or agreement, such that the conditions to the completion of the merger could not be satisfied (and the breach is not cured within 30 calendar days); or

  (ii)
  prior to the adoption of the merger agreement by our stockholders, our board of directors authorizes us to enter into an alternative acquisition agreement for a superior proposal and Holdings does not make, within four business days, a revised offer that is at least as favorable from a financial point of view to our stockholders as the superior proposal;

  •
  by Holdings if:

  (i)
  our board of directors withdraws, qualifies or modifies in a manner adverse to Holdings its approval of the merger agreement or its recommendation to our stockholders to adopt the merger agreement, or approves or recommends an acquisition proposal or enters into an agreement (other than a permitted confidentiality agreement) with respect to an acquisition proposal; or

  (ii)
  there has been a breach by us of any representation, warranty, covenant or agreement, such that the conditions to the completion of the merger could not be satisfied (and the breach is not cured within 30 calendar days).

Termination Fee and Expense Reimbursement (page 62)

        We must pay Holdings a termination fee of $15,000,000 if:

  •
  Holdings terminates the merger agreement because our board of directors withdraws, qualifies or modifies in a manner adverse to Holdings its approval of the merger agreement or its recommendation to our stockholders to adopt the merger agreement, or approves or recommends an acquisition proposal or enters into an agreement (other than a permitted confidentiality agreement) with respect to an acquisition proposal;

  •
  we terminate the merger agreement because our board of directors authorizes us to enter into an alternative acquisition agreement for a superior proposal and Holdings does not make, within four business days, a revised offer that is at least as favorable from a financial point of view to our stockholders as the superior proposal;

  •
  any person or entity has made a communication to us or a public announcement regarding a bona fide acquisition proposal and Holdings terminates the merger agreement for any of the following reasons: (i) the merger was not consummated by September 3, 2006 (but we will not be required to pay such termination fee if, at the time of such termination, all of the conditions to Holdings' obligations under the agreement (other than obtaining the debt financing) shall have been satisfied), (ii) the adoption of the merger agreement by our stockholders was not obtained, or (iii) there has been a breach of any representation, warranty, covenant or agreement made by us in the merger agreement, such that the closing conditions would not be satisfied (but only if such breach was a result of a willful or intentional breach by us after the date on which such proposal shall have been communicated to us or publicly announced); provided, that concurrently with such termination or within twelve months after such termination, we agree to an acquisition proposal with the person who made such communication or public announcement, or such acquisition proposal shall be consummated; or

  •
  any person or entity has made a communication to us or a public announcement regarding a bona fide acquisition proposal, our board of directors, subject to certain exceptions, has publicly taken a neutral position or no position with respect to such acquisition proposal, our board of directors determines to recommend against such acquisition proposal (and has publicly announced its determination to recommend against such acquisition proposal to the extent such acquisition proposal has been made public), and we or Holdings terminate the merger agreement because it has not been adopted by our stockholders.

        In addition, if the merger agreement is terminated by the Company or Holdings because the adoption of the merger agreement by our stockholders was not obtained at the special meeting, then we will reimburse Holdings for all of its reasonable and documented out-of-pocket third party charges and expenses actually incurred by it in connection with the merger agreement up to a maximum amount of $4,000,000, which will be credited against any termination fee that becomes payable to Holdings.

Market Price of SOURCECORP Common Stock (page 66)

        Our common stock is listed on the NASDAQ Stock Market under the trading symbols "SRCP". On July 5, 2005, which was the last trading day before JANA announced a lawsuit against us and indicated that it would seek to elect directors seeking to maximize stockholder value, including through a potential sale of the Company, the closing price of our common stock on the NASDAQ Stock Market was $19.94 per share. On October 4, 2005, which was the last trading day before we announced our decision to explore strategic alternatives to enhance stockholder value, the closing price of our common stock on the NASDAQ Stock Market was $21.13 per share. On March 7, 2006, which was the last trading day before we announced the merger, the closing price of our common stock on the NASDAQ Stock Market was $25.83 per share. On [    •    ], 2006, which was the last trading day before the date of this proxy statement, the closing price of our common stock on the NASDAQ Stock Market was $[    •    ] per share.

Rights of Appraisal (page 70 and Annex D)

        Delaware law provides you with appraisal rights. This means that, if you comply with the procedures for perfecting appraisal rights provided for under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more, less, or the same as the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the vote on the merger agreement at the special meeting and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware ("DGCL") is attached to this proxy statement as Annex D.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement contains certain forward-looking statements such as our intentions, hopes, beliefs, expectations, strategies, predictions or any other variation thereof or comparable phraseology of our future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including, without limitation:

  •
  the risk that the conditions to the completion of the merger, including stockholder approval, the absence of a material adverse change and Apollo's receipt of its debt financing, will not be satisfied or waived,

  •
  the actual final costs of our internal investigation and the SEC investigation,

  •
  the Company's ongoing SEC investigation,

  •
  the potential impairment of our ability to enter into government contracts as a result of the conduct that was the subject of our internal investigation,

  •
  remediation costs relating to the conduct that was the subject of our internal investigation,

  •
  the potential customer impact of the results of the SEC investigation,

  •
  the risk of integrating our operating companies,

  •
  the risk of managing our growth,

  •
  the risk of the timing and magnitude of technological advances,

  •
  the risk of the occurrences of future events that could diminish our customers' needs for our services,

  •
  the risk of a change in the degree to which companies continue to outsource business processes,

  •
  the risk of an adverse outcome in any given legal proceeding or claim,

  •
  the risk of the denial of insurance on a particular claim or of a party obligated to provide indemnification being financially unable to do so, and

  •
  such other risks set forth under the heading "Risk Factors" included in our most recent annual report on Form 10-K.

        Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and we cannot assure you that the forward-looking statements included in this proxy statement will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. Further, we disclaim any obligation to update any such forward-looking statements, except as required by law.

THE PARTIES TO THE MERGER

SOURCECORP, Incorporated

        SOURCECORP is a provider of business process outsourcing solutions specializing in document and information management and provides specialized knowledge-based processing and/or consulting solutions. We offer clients in information-intensive industries—such as financial services, healthcare, legal, government, and transportation—solutions to manage their information and document business processes and solutions to fulfill certain specialized knowledge-based processing and consulting requirements, enabling these organizations to concentrate on their core competencies.

        As a national business process outsourcing provider, we operate approximately 72 facilities in 20 states, Washington, D.C. and Mexico, with approximately 4,800 employees as of December 31, 2005.

        We serve a diverse client base, including customers in the financial services, healthcare insurance, healthcare provider, legal and transportation/logistics industries as well as public sector agencies. Enterprises can outsource many of their information management, distribution and specific information intensive processes as well as certain specific knowledge-based processing and/or specialized subject matter needs to us due to the breadth of our outsourcing capabilities and subject matter expertise.

        Our customer profile includes enterprises, both commercial and public-sector, that have information-intensive business processes involving large volumes of documents, forms, case files and storage, with frequent access and distribution requirements or that have other types of information needs that require specialized processing and/or subject matter expertise.

CorpSource Holdings, LLC

        Holdings was formed by Apollo to acquire SOURCECORP in the merger, and is owned indirectly by Apollo. Holdings is MergerSub's parent company and is organized under the laws of Delaware. It was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

CorpSource MergerSub, Inc.

        Merger Sub is a wholly-owned subsidiary of Holdings organized under the laws of Delaware. It was incorporated solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its incorporation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors for use at a special meeting to be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204, on [    •    ], 2006, at [    •    ], (local time). The purpose of the special meeting is for you to consider and vote on a proposal to adopt the Agreement and Plan of Merger, by and among SOURCECORP, Holdings and MergerSub, dated as of March 7, 2006, and to act on other matters and transact other business as may properly come before the special meeting. A copy of the merger agreement is attached as Annex A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [    •    ], 2006.

Record Date; Quorum and Voting

        The holders of record of our common stock as of the close of business on the record date for the special meeting, which was [    •    ], 2006, are entitled to vote at the special meeting. On the record date, there were [    •    ] shares of our common stock outstanding, all of which are entitled to be voted at the special meeting.

        The holders of a majority of the shares of our common stock that were outstanding on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held in treasury by us or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. In accordance with Delaware law, abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for an adjourned or postponed special meeting, then a new quorum will have to be established.

Required Vote

        Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Each share of our common stock that was outstanding on the record date for the special meeting entitles the holder to one vote at the special meeting. Because the vote on the merger agreement is based on the number of shares of our outstanding common stock rather than on the number of votes cast, failure to vote your shares, and votes to abstain, are effectively votes against the adoption of the merger agreement. Record holders may vote their shares of our common stock in any of the following ways:

  •
  by completing and returning the enclosed proxy card by mail; or

  •
  by appearing and voting in person by ballot at the special meeting.

        Regardless of whether you plan to attend the special meeting, you should vote your shares by proxy as described above as promptly as possible. Submitting your proxy before the special meeting will not preclude you from voting in person at the special meeting should you decide to attend and will not preclude you from changing your vote at the special meeting.

        If you hold your shares through a bank, brokerage firm or nominee, you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or nominee provides to you. You should instruct your bank, brokerage firm or nominee as to how to vote your shares, following the directions contained in the voting instruction card.

        As of the record date, our executive officers and directors beneficially owned an aggregate (excluding options) of approximately [    •    ] shares of our common stock, entitling them to exercise approximately [    •    ]% of the voting power of our common stock entitled to vote at the special meeting. These executive officers and directors have indicated that they intend to vote "FOR" the adoption of the merger agreement. None of our directors or executive officers has entered into any voting agreements relating to the merger.

        JANA has entered into a support agreement with respect to its SOURCECORP shares. As of the record date, JANA held [    •    ] shares of SOURCECORP common stock, which represent approximately [    •    ]% of the voting power for purposes of voting on the adoption of the merger agreement. JANA has agreed to vote all of its shares (i) in favor of the merger agreement and the transactions contemplated thereby, and any other matter that is required to facilitate the transactions contemplated by the merger agreement and (ii) against any competing transaction proposed to the Company's stockholders. JANA has delivered an irrevocable proxy to Holdings for the purpose of voting such shares. The support agreement will terminate upon the earlier of (x) the termination of the merger agreement and (y) the date the merger agreement is amended to reduce the merger consideration without JANA's consent.

Proxies; Revocation

        If you vote your shares of common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares will be voted "FOR" the adoption of the merger agreement.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either (i) file with the Company's Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated later than the proxy, (ii) send a later-dated proxy relating to the same shares to the Company's Corporate Secretary, at or before the special meeting or (iii) attend the special meeting and vote in person by ballot.

        Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker, bank or nominee to change these instructions.

        We will pay the costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of SOURCECORP may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. SOURCECORP will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. We have retained Morrow & Co. to assist us in the solicitation of proxies for the special meeting and will pay Morrow & Co. a fee of approximately $6,500, plus the cost of disbursements incurred by Morrow & Co. on our behalf.

Adjournments and Postponements

        Although we do not expect this, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. Whether or not a quorum exists, the Chairman of the meeting may adjourn the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

THE MERGER

Background of the Merger

        As part of its ongoing evaluation of our business and its strategic planning, our board of directors periodically has discussed and reviewed our strategic direction, performance and prospects. In particular, in the past several years the board of directors has focused on means of delivering stockholder value in the context of industry structural changes, the generally flattening net income experienced by the Company and the limited trading market for our shares. Our strategy over this time has included significant investments in our business process outsourcing businesses, including sales, marketing and technology investments, and selected divestitures of smaller divisions. Additionally, our board of directors consistently has monitored and discussed the increased level of competition in, increasing number of large potential competitors to and increased number of parties potentially interested in acquiring, our business, particularly our business process outsource businesses, and the possible effects of such developments on our performance and prospects and ability to enhance stockholder value. In this context, our board of directors has been receptive to considering proposals for strategic transactions that could provide liquidity for our stockholders, maximize stockholder value and/or enhance earnings.

        During the spring of 2004 we were approached by a potential strategic acquirer. We entered into discussions with this potential acquirer regarding a possible acquisition of the Company, but these discussions never progressed beyond the preliminary stage.

        Later, in May 2004, we contacted another company about its interest in exploring potential strategic partnership arrangements. Several members of our senior management met with senior management of this company in Dallas on June 16, 2004 to discuss a possible strategic alliance. This meeting led to further meetings among members of management of both companies through the summer and into autumn 2004 at which the representatives of both companies preliminarily explored the possibility of a strategic acquisition of the Company. On October 27, 2004, we announced that our previously issued financial statements and related independent auditors' report for the 2003 fiscal year, and our previously issued financial statements for the first two quarters of the 2004 fiscal year would require restatement and should no longer be relied on. We also announced that we had initiated, under the guidance of the board's audit committee, an investigation into the financial results of one of our operating subsidiaries in the information management and distribution segment. Consequently, the discussions with the second potential strategic acquirer initially stalled as the strategic acquirer considered the information with respect to our October 27th announcement.

        Following our October 27th press release regarding the internal investigation and potential impact on prior financial statements, we became subject to several purported securities class actions and purported stockholder derivative actions. The allegations of these actions were largely based on the subject of our October 27th press release. Additionally, on January 14, 2005, we received written confirmation from the SEC that the SEC had converted an informal inquiry in connection with our internal investigation and restatement into a formal investigation. On January 21, 2005, the Company issued a press release disclosing that its previously issued financial statements and related independent auditors' reports for the 2001 and 2002 fiscal years should also no longer be relied on.

        Despite these adverse developments, the second potential strategic acquirer continued to engage us in discussions regarding a potential acquisition of the Company. The potential strategic acquirer conducted diligence meetings with our management, particularly as to whether or not our healthcare business was a good fit for the potential strategic acquirer, and visited several of our operations. In early March 2005, we met with senior management of the potential strategic acquirer to discuss, on a preliminary basis, the results of its diligence and its interest in a potential acquisition of the Company. On March 23, 2005, we issued a press release announcing our restated financial results for fiscal 2001, fiscal 2002, fiscal 2003, and for the first six months of fiscal 2004, and our financial results for our 2004 third quarter ended September 30, 2004, as well as certain other information. Following that press release and later in the same week, we had a conference call to discuss the contents of the press release with the potential strategic acquirer. During that call, and contrary to earlier indications, the potential strategic acquirer indicated that it was no longer interested in acquiring us because its senior management would not support the acquisition in light of our ongoing SEC investigation and related class action litigation.

        Following the termination of our discussions with the second potential strategic acquirer, representatives from a different company approached us in connection with the possible acquisition of the Company. On March 30, 2005, several members of our senior management met at our offices in Dallas with representatives of this third potential strategic acquirer to explore, on a preliminary basis, a possible acquisition of the Company. In mid-April, representatives of the third potential strategic acquirer contacted us to arrange a meeting on May 4, 2005 to discuss further a possible acquisition of the Company.

        While the initial contacts with the third potential strategic acquirer were ongoing, during April 2005, representatives of JANA contacted Mr. Bowman, our President and Chief Executive Officer, to arrange a meeting. An affiliate of JANA had filed a Schedule 13G with the SEC in February 2005 indicating that it owned approximately 10.8% of our common stock. Subsequently, representatives of JANA, including Mr. Barry Rosenstein and Mr. Kevin Lynch, had several telephone discussions with representatives of the Company, including Mr. Walker, our Chairman, and Mr. Bowman (and in the case of Mr. Walker, one meeting) during which they discussed the Company's activities and performance and JANA's desire for additional information regarding the Company. Messrs. Bowman and Walker discussed the manner in which such information could be provided consistent with the Company's legal obligations. Ultimately, on April 29, 2005, JANA's representative requested that an individual designated by JANA be appointed to our board of directors. Our board of directors determined that it would consider the request through its normal nominating and corporate governance committee process, and to that end, our lead independent director, Michael Bradley, initiated contact with JANA's proposed designee, Mr. Marc A. Weisman. JANA subsequently filed a Schedule 13D with the SEC on May 9, 2005 indicating that it had discussed with the Company's representatives the appointment of a director proposed by JANA and disclosing that it then owned approximately 13.2% of our shares.

        On May 4, 2005 Mr. Walker, Mr. Bowman and Mr. Lowenstein, our consultant and a member of our board, met, as scheduled, with representatives of the third potential strategic acquirer, to resolve a confidentiality agreement between us and the potential acquirer and to discuss a possible acquisition of the Company and further business due diligence in that regard. On May 13, 2005, the board of directors authorized the engagement of Lehman Brothers as financial advisor to assist the Company in its evaluation of proposals to acquire the Company. During mid-May 2005, representatives of the Company, including Mr. Walker, Mr. Bowman and Mr. Lowenstein, engaged in several discussions and meetings with representatives of the third potential strategic acquirer regarding a possible transaction. These discussions included a telephone call on May 24, 2005 in which representatives of the third potential strategic acquirer indicated that its preliminary valuation range for an acquisition of the Company was between $22 and $24 per share.

        Our representatives and the representatives of the third potential strategic acquirer engaged in further meetings and discussions throughout June. On June 28, 2005, representatives of the third potential strategic acquirer had a telephone call with Mr. Lowenstein and Mr. Walker and indicated that they then would be willing to enter into a negotiated transaction that would provide for an all cash acquisition valuing the Company at $23.25 per share. Having previously discussed the potential transaction with the full board of directors, Messrs. Lowenstein and Walker, with the full authority of the board, rejected that proposal as too low. The next day the representatives of both parties had another telephone call in which it was agreed that both parties would be willing to move forward to complete due diligence and negotiate transaction documents for a cash acquisition of the Company based on a valuation of $24 per share. A schedule for further due diligence was organized.

        While these discussions were ongoing, the board of directors held meetings on May 13, 2005, May 23, 2005, June 21, 2005 and June 24, 2005 at which, among other things, JANA's request for a board seat, the filing of its Schedule 13D and our potential responses were extensively discussed, including with our legal and financial advisors. On June 24, 2005, our board of directors approved and adopted a stockholder rights plan and implemented certain amendments to our by-laws. On July 6, 2005, JANA filed a lawsuit in the Court of Chancery for the State of Delaware seeking to invalidate the stockholders rights plan and the by-law amendments. JANA also sent a letter to the board of directors indicating that it intended to commence a consent solicitation to remove our current directors and replace them with directors who would seek to maximize stockholder value, including through a potential sale of the Company.

        During the first two weeks of July, the third potential strategic acquirer and its advisors conducted extensive business, legal and other due diligence on the Company, with particular focus on the matters that were the subject of the SEC investigation and our financial statement restatement. The parties' respective legal advisors also exchanged and began discussing drafts of a merger agreement. On July 13 and 14, 2005, representatives of the third potential strategic acquirer met with Mr. Lowenstein and Mr. Walker. During these meetings, the representatives of the third potential strategic acquirer stated that they would require additional diligence and review to be undertaken with respect to, among other things, the matters that were the subject of the SEC investigation. They also required that the third potential strategic acquirer be granted a period of exclusivity for several weeks to conduct this further diligence and required changes to be made to the change of control provisions of the employment agreements of certain of our executives. The third potential strategic acquirer's representatives described these as "deal breaker" issues. These developments were reported to the full board of directors at a meeting on July 15, 2005 and were discussed extensively by the board of directors together with the Company's legal advisors, White & Case LLP ("White & Case"), and Lehman Brothers. The board of directors' discussion included, in particular, extensive deliberation about the exclusivity request, and included discussions with White & Case regarding the board of directors' fiduciary duties. The board of directors determined at that time not to agree to the exclusivity request but authorized management to cooperate with the third potential strategic acquirer in its additional due diligence requests. Our board of directors engaged in further extensive discussions of these issues, and the actions taken by JANA, together with White & Case and Lehman Brothers, at further board meetings on July 19 and July 21, 2005. In particular, our board of directors discussed extensively whether or not we should initiate an auction of the Company to the highest bidder and, if so, the form that such an auction should take. Our directors discussed extensively the risk of losing the potential transaction with the third potential strategic acquirer.

        On July 22, 2005, one of our independent directors, Mr. Don Moorehead, and Mr. Walker had a telephone call with Mr. Rosenstein of JANA in which Messrs. Moorehead and Walker offered to appoint a JANA nominee to the board of directors and outlined the general framework of a nondisclosure agreement that JANA would need to enter into to the extent JANA's nominee would share information with JANA. Later that day, representatives of the Company had a phone call with representatives of the third potential strategic acquirer and discussed the significant issues raised during the meetings on July 13 and 14, 2005. They also informed the representatives of the third potential strategic acquirer that we intended to appoint a JANA nominee to our board of directors. The representatives of the third potential strategic acquirer indicated that the addition of the JANA nominee to the board of directors could also be a "deal breaker."

        On August 1, 2005, the Company entered into a nondisclosure agreement with JANA, and on August 2, 2005, our board of directors met, expanded the board to eight members and added Mr. Weisman as a director. At this meeting, our board of directors further discussed the state of negotiations with the third potential strategic acquirer. Additionally, Lehman Brothers discussed with our directors a preliminary financial analysis of the Company. Following the meeting, representatives of the Company called representatives of the third potential strategic acquirer to inform them that Mr. Weisman had been added to our board of directors and to discuss other open issues. Upon being informed of Mr. Weisman's appointment, the representatives of the third potential strategic acquirer terminated the call. There were no further discussions with the third potential strategic acquirer thereafter until we engaged in the auction process. On August 9, 2005, JANA dismissed its lawsuit without prejudice.

        On September 21, 2005, our board of directors held a meeting at which the directors discussed, among other things, the outcome of the negotiations with the third potential strategic acquirer and the possibility of commencing a formal public process to explore strategic alternatives including the potential sale of the Company. Our board of directors discussed an analysis, prepared by management, of the value of the Company that would result from a sale of the various divisions of the Company in pieces. In particular, our board of directors discussed the potential valuation ranges of each division, as well as the potential negative tax implications to the Company related to the divestiture of individual business units. Our directors also noted that in previous discussions with Lehman Brothers, they had discussed the difficulty of pursuing the sale of several different divisions simultaneously. The directors further discussed the possibility that we continue to run our business in accordance with our strategic plan and the risks and uncertainties that entailed. The board of directors determined to authorize management, together with Lehman Brothers, to commence a full auction of the Company. On October 4, 2005, our board of directors met to discuss a draft press release announcing that we were exploring strategic alternatives including a possible sale of the Company. The board of directors discussed the benefits and detriments of issuing such a release and determined to issue the release. On October 5, 2005, we issued a press release announcing that we were exploring strategic alternatives, including a possible sale of the Company, and that we had engaged Lehman Brothers to act as our financial advisor for that purpose.

        In October, Lehman Brothers contacted a total of 91 parties that Lehman Brothers deemed to be suitable potential acquirers (based on such parties' experience with the business we operate and, among other things, the perceived ability of such parties to complete a potential acquisition) to determine their interest in a potential acquisition of the Company. These included 32 potential strategic bidders and 59 potential financial bidders. A total of 49 of these contacted parties entered into confidentiality agreements with us and received an information package to review. The other 42 potential bidders did not indicate any interest in pursuing a potential transaction. Preliminary, non-binding indications of interest were due on November 3, 2005 and we received a total of 12 such indications of interest from potential acquirers. These bidders included both strategic acquirers and financial sponsors. The preliminary indications of value submitted ranged from $23.00 per share to $32.00 per share. Lehman Brothers had initially contacted Apollo on October 3, 2005 to determine its interest in participating in the auction and Apollo indicated on October 9, 2005 that it was not interested. The preliminary indications of interest included bids by the second potential strategic acquirer and the third potential strategic acquirer. The second potential strategic acquirer indicated a preliminary range of $24.00 to $30.00 per share. The third potential strategic acquirer indicated a preliminary range of $23.00 to $26.00 per share.

        At a meeting of our board of directors on November 3, 2005, the directors discussed with Lehman Brothers the ongoing sale process and the preliminary indications of interest that had been received. Lehman Brothers described the process to date, including the bidders contacted and the results of those contacts. Lehman Brothers also discussed in detail with the board of directors the preliminary indications of interest. Two bidders were identified by Lehman Brothers as bidders that our board of directors should consider eliminating from continued participation in the auction due to the fact that they were unlikely, for reasons discussed with the board of directors, to be able to make a bona fide offer and complete a transaction. The board of directors discussed with Lehman Brothers the next steps in the auction. After thorough discussions, our board of directors approved inviting a total of ten bidders to another auction round, including the second and third potential strategic acquirers.

        Between November 7, 2005 and November 23, 2005, our management made business presentations to seven potential bidders, as three bidders that expressed preliminary indications of interest chose not to participate further. During these presentations, the bidders had an opportunity to engage in detailed discussions with various members of our senior management regarding our business, financial condition, operations and prospects. Four of the potential bidders, including two who attended the management presentations, indicated during this time that they had no further interest in participating in the auction process. The stated reasons for the withdrawal of the aforementioned bidders from the auction process included: scheduling difficulties; the business was not as expected; and valuation issues.

        Starting November 23, 2005, a data room containing detailed information about the Company was made available to all parties continuing in the auction. The data room remained available to participating bidders for the duration of the auction.

        On December 13, 2005, Apollo contacted Lehman Brothers and indicated that it was then interested in participating in the auction process. On December 15, 2005, Apollo executed a confidentiality agreement with the Company and submitted a letter with a preliminary indication of interest in pursuing a transaction within a value range of $28.00 to $30.00 per share.

        During the week of December 12, 2005, three additional potential bidders informed Lehman Brothers that they were no longer interested in pursuing a potential transaction. These potential bidders indicated that they were withdrawing from the process due to valuation issues or the reason was not stated. The board of directors held a special meeting on December 15, 2005 to discuss, among other things, the status of the auction process. During the week of December 19, 2005, another potential bidder dropped out of the auction process.

        On December 21, 2005, our management made a business presentation to Apollo, its potential financing sources, its legal advisors and certain other Apollo advisors. An entity that had previously been teamed with another bidder that dropped out of the auction was also present at this management presentation as a potential partner in Apollo's bid.

        An initial draft of the merger agreement prepared by White & Case was provided to potential bidders in the data room on December 23, 2005.

        Between January 4, 2006 and January 11, 2006, representatives of Apollo visited the Company's operations in Binghamton, and Farmingdale, New York and Carson, Burbank and El Segundo, California. Additionally, between January 4, 2006 and January 24, 2006, one of the remaining bidders made various site visits and attended an additional due diligence meeting with our management. On January 17-18, 2006, representatives of Apollo attended due diligence meetings in Dallas with our management and conducted additional financial and other due diligence. On January 25, 2006, representatives of Apollo visited the Company's operations in Minneapolis, Minnesota.

        On January 30, 2006, another potential bidder informed Lehman Brothers that it was no longer interested in participating in the auction, citing the complexity of the business and its interest in only our healthcare business.

        On January 31, 2006, on behalf of the Company, Lehman Brothers distributed a letter to the two remaining bidders outlining the procedures for submitting a final offer by February 15, 2006. On February 7, 2006, representatives of Apollo attended a further diligence site visit to our Tallahassee, Florida operations.

        On February 15, 2006, Apollo submitted a written offer to acquire the Company in a cash transaction for $25.00 per share. The Apollo offer included a proposed mark-up of the draft merger agreement that had been distributed to the bidders. It also included a debt commitment letter from the

Debt Commitment Parties to provide the debt financing necessary to complete the acquisition and an equity commitment letter from Apollo.

        On February 16, 2006, our board of directors held a special meeting to discuss the results of the auction and the Apollo offer. The board of directors reviewed with Lehman Brothers the overall auction process. Lehman Brothers then described for the board of directors the Apollo offer, highlighting the following factors: price; the fact Apollo had completed its due diligence; that Apollo requested status calls with certain customers and required the execution of employment agreements and certain related agreements with Mr. Bowman, Mr. Delgado and Mr. Walbridge as a condition to proceeding; that the offer included a debt commitment letter from the Debt Commitment Parties for a total of $425,000,000 of debt facilities, which was conditioned on, among other things, satisfaction of the Leverage Ratio Condition; that Apollo required JANA to support the acquisition; and that the offer would expire on February 20, 2006 unless the Company granted Apollo exclusive rights to negotiate. The board of directors received a presentation from White & Case regarding the fiduciary duties of the directors in the context of a potential sale of control of the Company. White & Case also discussed with the board of directors Apollo's proposed revisions to the draft merger agreement. Additionally, White & Case highlighted certain important limitations of the equity commitment letter, but noted that they could be rectified through negotiations. The board of directors discussed, together with Lehman Brothers and White & Case, potential negotiating strategies and the process going forward. The board of directors also discussed with Lehman Brothers and White & Case Apollo's requirement that it enter into agreements with certain members of management and the risk that this posed to the transaction. Mr. Walker proposed that the Company agree to pay the expenses of a law firm to represent management in negotiations with Apollo. The directors discussed this and approved the proposal. At the suggestion of White & Case, Messrs. Walker, Bowman and Lowenstein excused themselves from the meeting so that the independent members of the board of directors could discuss Apollo's condition regarding the agreements with Messrs. Bowman, Delgado and Walbridge. The consensus of the board of directors at the meeting was to authorize management, Lehman Brothers and White & Case to enter into negotiations with Apollo and its advisors to determine whether or not agreement could be reached on a merger agreement and related transaction documents. Messrs. Bowman, Delgado and Walbridge were not yet authorized to discuss with Apollo the proposed employment arrangements required by Apollo.

        Over the next several days, White & Case engaged in intensive negotiations with Apollo's legal advisors, Akin Gump Strauss Hauer & Feld LLP ("Akin Gump") regarding the merger agreement, the equity commitment letter and the debt commitment letter. On February 21, 2006, the board of directors held a meeting at which the board discussed with Lehman Brothers and White & Case the status of the discussions with Apollo and its advisors. White & Case indicated that they were close to reaching conceptual agreement with Akin Gump on the most significant issues, although significant negotiations of the documents remained. The board of directors then discussed with Lehman Brothers the debt financing condition and, particularly, the Leverage Ratio Condition. White & Case described for the board of directors the terms of the draft merger agreement after confirming that the board of directors had received a copy of the merger agreement, equity commitment letter, debt commitment letter and related documents previously distributed. The board of directors discussed with White & Case and Lehman Brothers whether or not it would then be appropriate to permit MergerSub to negotiate directly with Messrs. Bowman, Delgado and Walbridge regarding the terms of their employment relationships with Holdings following the merger and their equity participation in Holdings. After discussing this with Lehman Brothers and White & Case, the board of directors determined that, in light of the progress made in the negotiations of the merger agreement and related documents, it was appropriate for Messrs. Bowman, Delgado and Walbridge to begin direct negotiations with MergerSub on a timely basis, but that the board would not grant exclusivity with respect to negotiations with Apollo, a position that the Company maintained throughout the auction process.

        On February 23, 2006, the board of directors held a meeting. The primary purpose of the meeting was for the board of directors to receive an update of the current status of the negotiations with Apollo, particularly the negotiations relating to the employment and equity arrangements with Messrs. Bowman, Delgado and Walbridge. Management's legal advisors were present at the meeting and described the status of negotiations. In particular, the board of directors discussed an issue that had arisen regarding Mr. Delgado's requirement that he receive a higher change of control payment than his current agreement with the Company provided for, so that it was in line with his peers at the Company and the fact that he would be unwilling to enter into an agreement with MergerSub unless this were to occur. It was ultimately agreed that if the merger occurs, any increased payment to Mr. Delgado would be funded in part by the Company, as the surviving corporation in the merger, and in part by a portion of the change of control payments otherwise payable to certain Company directors. Messrs. Lowenstein and Walker agreed to amend their consulting and employment agreement, respectively, to reduce the change of control payments to which they were otherwise entitled by an aggregate of $425,381.01.

        Between February 23, 2006 and March 5, 2006, the parties engaged in continuous negotiations regarding the merger agreement, the equity commitment letter, the debt commitment letter and amendments to the agreements of Messrs. Lowenstein and Walker. Additionally, Messrs. Bowman, Delgado and Walbridge engaged in continuous negotiations related to their employment agreements with MergerSub, and equity participation in Holdings.

        On March 5, 2006, the board of directors held a meeting at which it discussed, among other things, the status of the negotiations. The board of directors met again on March 6, 2006 to discuss the status of the negotiations. The legal advisors for Messrs. Bowman, Delgado and Walbridge joined the meeting and described in detail for the board of directors the terms of the proposed employment agreements with Messrs. Bowman, Delgado and Walbridge, including the fact that their change of control payments would be accelerated so that the management team could use a portion of the cash received to reinvest in Holdings. They also described the equity arrangements of the management team with Holdings. Mr. Bowman described to the board of directors the total payments that would be made to him, Mr. Delgado and Mr. Walbridge as a result of the merger. Management of the Company and the outside advisors responded to numerous questions from the board of directors. White & Case reviewed with the directors their fiduciary duties in considering the proposed transaction and advised the board of directors that the draft merger agreement would not prohibit the board of directors from exercising its fiduciary duties if a superior proposal were to be made after the execution of the merger agreement. The board of directors discussed with White & Case and Lehman Brothers the impact of the fact that our stock price was then trading at a level above that being offered by Apollo (but the board noted that Apollo's offer was at a level above the Company's stock price prior to (i) the time that we announced we would evaluate strategic alternatives and (ii) the date that JANA filed its lawsuit against us). Lehman Brothers again reviewed for the board of directors the history of the auction process and also discussed with the board the terms of the debt commitment letters. The board members discussed the various strategic alternatives they had considered. White & Case reviewed for the board of directors in detail the terms of the merger agreement and other legal aspects of the proposal by Apollo.

        On March 6th and 7th, negotiations were completed on all remaining issues in the merger agreement and related documents and negotiations were completed between Messrs. Bowman, Delgado and Walbridge and Holdings and MergerSub. On March 7, 2006, a meeting of the board of directors was convened to consider whether or not to approve the proposed transaction. White & Case updated the board of directors on changes in the definitive documentation since the previous review by the board of directors. The board of directors was also updated as to the terms of management's employment and equity arrangements with MergerSub and Holdings. Lehman Brothers made a presentation regarding the financial terms of the merger and delivered its oral opinion to the board of directors, confirmed by delivery of a written opinion dated March 7, 2006, to the effect that, as of such date and based on and subject to the factors and assumptions set forth in such opinion, the $25.00 per share merger consideration to be offered to the holders of the Company's common stock was fair from a financial point of view to such holders. Following additional discussion and deliberation, the board of directors unanimously approved the merger agreement, the merger and the transactions contemplated by the merger agreement and unanimously resolved to recommend that the stockholders of the Company vote to adopt the merger agreement. Shortly after the meeting was adjourned, the merger agreement and related documentation was executed by the Company, Holdings and MergerSub. The Company issued a press release announcing the execution of the merger agreement on March 8, 2006.

Reasons for the Merger

        In connection with its evaluation of the merger, our board of directors reviewed and discussed the transaction with our management and legal and financial advisors. In reaching its conclusion to approve the merger agreement and declare that the merger is fair to, and in the best interests of, our stockholders, our board of directors considered a number of factors, including the following:

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  our board of directors' understanding of, and discussions with our management regarding, our business, operations, management, financial condition, earnings and prospects, and the risks and benefits of remaining an independent company, in particular, our recent history of flattening earnings, the increased level of competition in, increasing number of large potential competitors to and increased number of parties potentially interested in acquiring, our business, and the negative impact of our ongoing SEC investigation and related legal proceedings (particularly, the impact of this matter on prospective strategic acquirers);

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  our board of directors' view that the merger is more favorable to stockholders than continuing to operate the business as an independent company in light of the challenges we face to increase earnings;

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  our board of directors' view that the merger is more favorable to stockholders than a potential sale of the Company in pieces, because of the challenges of completing such a transaction and the potential negative tax implications to the Company related to the divestiture of individual business units;

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  the merger consideration consists solely of cash so that stockholders will have an opportunity to immediately realize a fair and certain value for their shares;

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  the historical price of our common stock, particularly the fact that the merger consideration represents a premium of approximately (i) 25.4% over the closing price of our common stock on July 5, 2005, which was the day immediately preceding the day that JANA announced a lawsuit against us and indicated that it would seek to elect directors seeking to maximize stockholder value, including through a potential sale of the Company, and (ii) 18.3% over the closing price of our common stock on October 4, 2005, the day immediately preceding the announcement that we were exploring strategic alternatives, and the likelihood that since that announcement, our share price reflected anticipation of a potential transaction;

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  the review by our board of directors with our management and legal and financial advisors of the terms of the merger agreement;

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  the ability of our board of directors, pursuant to the terms of the merger agreement, to evaluate a superior proposal which may arise between the date of the merger agreement and the date of the special meeting, and, under certain circumstances, terminate the merger agreement and accept a superior proposal to the merger in instances where our directors determine that they are required to do so to comply with their fiduciary obligations;

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  this transaction was the result of an extended, publicly-disclosed auction process, in which 91 strategic and financial bidders were solicited and interested parties were allowed to conduct extensive due diligence on our business and propose to acquire our business, at the end of which Apollo was the only bidder that made an offer;

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  the likelihood that the merger will be completed, including the board's expectation that there will not be significant antitrust or other regulatory impediments to the transaction and that the receipt of third party consents is not a condition to the completion of the merger;

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  the terms of the debt and equity commitment letters, particularly the fact that the Company can enforce the equity commitment letter and the fact that the conditions to the debt financing were negotiated so as to increase the likelihood that those conditions will be satisfied;

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  the terms of the support agreement between Holdings and JANA, including the fact that the support agreement will terminate if the merger agreement terminates;

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  the belief that the $15,000,000 termination fee is reasonable;

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  the fact that our stockholders will have the opportunity to approve or disapprove of the merger and, if the merger is approved, the availability of appraisal rights under Delaware law for the stockholders who disagree with the merger; and

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  the presentation of Lehman Brothers, including its opinion, dated March 7, 2006, to our board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be offered to holders of our common stock, as more fully described in the section entitled "Opinion of Our Financial Advisor."

        Our board of directors also considered potential risks or drawbacks relating to the merger, including the following:

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  the all cash purchase price will not allow our stockholders to participate in any of the future growth of SOURCECORP, if any;

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  the all-cash purchase price will generally be taxable to our stockholders upon completion of the merger;

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  the discount being offered by Apollo to recent trading prices of our common stock;

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  the merger being conditioned on there being no material adverse change to the Company between signing and closing;

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  the inclusion in the merger agreement of a condition to Holdings' and MergerSub's obligations that the total number of shares of the Company's common stock owned by stockholders properly exercising appraisal rights does not exceed 12.5% of our issued and outstanding shares;

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  the inclusion in the merger agreement of a condition to Holdings' and MergerSub's obligations that the debt financing has been obtained, and the fact that the debt financing is conditioned on, among other things, satisfaction of the Leverage Ratio Condition;

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  the risks and costs to us if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and customer relationships;

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  the fact that some of our officers and directors have interests in the merger, described in the section entitled "Interests of the Company's Directors and Executive Officers in the Merger," that may be in addition to, or different from, their interests as SOURCECORP stockholders;

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  the merger agreement's restrictions on the conduct of our business prior to completion of the merger, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

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  the fact that a termination fee of $15,000,000 is payable to Holdings under specified circumstances, including in the event we decide to terminate the merger agreement to accept a superior proposal, and the fact that an expense reimbursement of $4,000,000 is payable to Holdings in certain circumstances.

        The foregoing discussion of the information and factors considered by our board of directors is not exhaustive, but includes all material factors considered by our board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Our board of directors evaluated the factors described above and reached the unanimous decision that the merger was advisable, fair to and in the best interests of our stockholders. In considering the factors described above, individual members of our board of directors may have given different weights to different factors. Our board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination. It should be noted that this explanation of our board of directors' reasoning and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "FORWARD-LOOKING STATEMENTS."

        After taking into account all of the factors set forth above, as well as others, our board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable, fair to and in the best interests of our Company and its stockholders. Our board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that the Company's stockholders vote "FOR" the adoption of the merger agreement at the special meeting.

Recommendation of the Company's Board of Directors

        After careful consideration, our board of directors has unanimously:

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  determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

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  approved the merger agreement; and

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  recommended that SOURCECORP's stockholders vote "FOR" the adoption of the merger agreement.

Opinion of Our Financial Advisor

        In May 2005, SOURCECORP engaged Lehman Brothers to act as its financial advisor to assist SOURCECORP in its evaluation of proposals to acquire the Company. On March 7, 2006, Lehman Brothers rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated March 7, 2006) to the board of directors of SOURCECORP that as of that date, and based on and subject to the matters stated in its opinion, the consideration to be offered to the stockholders of SOURCECORP in the merger was fair, from a financial point of view, to such stockholders.

        The full text of Lehman Brothers' written opinion, dated March 7, 2006, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. You are encouraged to read Lehman Brothers' opinion carefully and in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers' opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Lehman Brothers' opinion and financial analyses were only one of many factors considered by SOURCECORP's board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of SOURCECORP's board of directors or management with respect to the merger or the merger consideration.

        Lehman Brothers' advisory services and opinion were provided for the information and assistance of the board of directors of SOURCECORP in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder of SOURCECORP as to how such stockholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers' opinion does not address, SOURCECORP's underlying business decision to proceed with or effect the merger.

        In arriving at its opinion, Lehman Brothers reviewed and analyzed:

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  the merger agreement and related financing documents and the specific terms of the merger;

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  publicly available information concerning SOURCECORP that Lehman Brothers believed to be relevant to its analysis, including SOURCECORP's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and SOURCECORP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

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  financial and operating information with respect to the business, operations and prospects of SOURCECORP furnished to Lehman Brothers by SOURCECORP, including financial projections of SOURCECORP prepared by SOURCECORP's management;

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  a trading history of SOURCECORP's common stock from January 1, 2000 to March 6, 2006;

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  a comparison of the historical financial results and present financial condition of SOURCECORP with those of other companies that Lehman Brothers deemed relevant;

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  a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant; and

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  the results of Lehman Brothers' extensive efforts to solicit indications of interest and definitive proposals from third parties with respect to a sale of SOURCECORP.

        In addition, Lehman Brothers had discussions with the management of SOURCECORP concerning SOURCECORP's business, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

        In arriving at its opinion, Lehman Brothers assumed and relied on the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied on the assurances of the management of SOURCECORP that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of SOURCECORP, upon advice of SOURCECORP, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of SOURCECORP's management as to the future financial performance of SOURCECORP and Lehman Brothers relied on such projections in performing its analysis. Accordingly, Lehman Brothers further assumed that SOURCECORP will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of SOURCECORP and did not make or obtain any evaluations or appraisals of the assets or liabilities of SOURCECORP. Lehman Brothers' opinion necessarily was based on market, economic and other conditions as they existed on, and could be evaluated as of March 7, 2006.

        In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to SOURCECORP, but rather made its determination as to the fairness, from a financial point of view, to the stockholders of SOURCECORP of the consideration to be offered to such stockholders in the merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SOURCECORP. None of SOURCECORP, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.

        The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the board of directors of SOURCECORP.

  Comparable Company Analysis

        Lehman Brothers reviewed and compared specific financial and operating data relating to SOURCECORP with selected companies that Lehman Brothers deemed comparable to SOURCECORP. Lehman Brothers chose the companies used in the Comparable Company Analysis based on their general similarity to SOURCECORP in the mix and characteristics of their businesses. For SOURCECORP, Lehman Brothers included in its review of comparable companies the following companies:

  •
  Affiliated Computer Services, Inc.;

  •
  Acxiom Corporation;

  •
  American Reprographics Company;

  •
  Bowne & Co., Inc.;

  •
  Iron Mountain Incorporated;

  •
  R.R. Donnelley & Sons Company; and

  •
  West Corporation.

        Using publicly available information (including company filings and the Institutional Brokers Estimate System consensus earnings estimates), Lehman Brothers calculated and analyzed each comparable company's ratio of current stock price to its historical and projected earnings per share and each comparable company's enterprise value to certain historical and projected financial statistics, including EBITDA and earnings before interest and income tax ("EBIT"). The enterprise value of each company was obtained by adding its short- and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. Lehman Brothers calculated and analyzed these multiples using the closing price per share of each company's common stock on March 6, 2006. Using publicly available information and projections provided by SOURCECORP management, Lehman Brothers also calculated and analyzed these multiples for SOURCECORP using the merger consideration of $25.00 per share.

        Due to the inherent differences between the business, operations and prospects of SOURCECORP and the business, operations and prospects of each of the companies included in the comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparable Company Analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of SOURCECORP and the companies included in the Comparable Company Analysis. Accordingly, using the mean and median multiples of the selected comparable companies as a general guide, Lehman Brothers applied a range of multiples of enterprise value to calendar year 2005 EBITDA that it believed reflected the appropriate range of enterprise value multiples applicable to SOURCECORP on a non-controlled fully distributed basis.

        Based on the selected range of multiples of enterprise value to calendar year 2005 EBITDA of 7.0x to 8.0x, Lehman Brothers calculated a per share equity valuation range of $23.63 to $27.33 for SOURCECORP. Lehman Brothers noted that the per share merger consideration of $25.00 was within the range implied by the foregoing analysis.

  Comparable Transaction Analysis

        Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and multiples paid in thirteen acquisitions of companies that Lehman Brothers, based on its experience, deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the Comparable Transaction Analysis based on the general similarity of the target companies in the transactions to SOURCECORP in the mix and characteristics of their businesses. Lehman Brothers included the following transactions:

  •
  Acquisition of The Relizon Company by Workflow Management, Inc.;

  •
  Acquisition of Astron Group by R.R. Donnelley & Sons Company;

  •
  Acquisition of Epsilon (Division of The Relizon Company) by Alliance Data Systems Corporation;

  •
  Acquisition of Bowne Business Solutions by Williams Lea Group;

  •
  Acquisition of Kinko's, Inc. by FedEx Corporation;

  •
  Acquisition of Moore Wallace Inc. by R.R. Donnelley & Sons Company;

  •
  Acquisition of Wallace Computer Services, Inc. by Moore Corporation;

  •
  Acquisition of Danka Services International (Danka Business Systems) by Pitney Bowes Inc.;

  •
  Acquisition of Lanier Worldwide, Inc. by Ricoh Company, Ltd.;

  •
  Acquisition of Metacode Technologies, Inc. by Interwoven Inc.;

  •
  Acquisition of The Relizon Company by The Carlyle Group;

  •
  Acquisition of American Reprographics Company by Code Hennessy & Simmons; and

  •
  Acquisition of Pierce Leahy Corp. by Iron Mountain, Inc.

        Lehman Brothers considered the transaction values as multiples of the then last twelve months net sales, last twelve months EBITDA and last twelve months EBIT.

        The reasons for and the circumstances surrounding each of the transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of SOURCECORP, and the businesses, operations, financial conditions and prospects of the companies included in the Comparable Transaction Analysis. Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of the Comparable Transaction Analysis required qualitative judgments concerning the differences between the characteristics of the transactions and the merger. Accordingly, Lehman Brothers applied a range of multiples that it believed reflected the appropriate range of transaction value multiples applicable to SOURCECORP on a full change-in-control basis.

        Based on the selected range of multiples of transaction values to last twelve months EBITDA of 7.0x to 9.0x, Lehman Brothers calculated a per share equity valuation range of $23.63 to $31.02 for SOURCECORP. Lehman Brothers noted that the per share merger consideration of $25.00 was within the range implied by the foregoing analysis.

  Premium Paid Analysis

        Lehman Brothers compared the premium proposed to be paid in the merger with premiums paid by acquirers in domestic transactions with values greater than $250 million that were completed between January 17, 2002 and February 19, 2006. Lehman Brothers also made the foregoing comparison for transactions with values greater than $250,000,000 and less than $1,000,000,000 that were completed between January 17, 2002 and February 19, 2006. For each transaction, Lehman Brothers calculated the premium per share paid by the acquirer compared to the share price of the target company prevailing one day, one week and four weeks prior to the announcement of the transaction. Lehman Brothers then applied the range of premiums paid derived from this analysis to the per share price of SOURCECORP one day, one week and four weeks prior to each of October 5, 2005, the date on which SOURCECORP announced its intention to pursue strategic alternatives, and July 6, 2005, the date on which JANA announced it had filed a lawsuit against the Company.

        Based on the analysis set forth above, Lehman Brothers applied premiums of 20.8%, 22.0%-22.7% and 24.7%-26.2% to the per share price of SOURCECORP one day, one week and four weeks, respectively, prior to October 5, 2005, which yielded a per share equity valuation range of $24.91 to $26.39 for SOURCECORP. Lehman Brothers also applied the foregoing range of premiums to the per share price of SOURCECORP one day, one week and four weeks, respectively, prior to July 6, 2005, which yielded a per share equity valuation range of $24.08 to $27.72 for SOURCECORP. Lehman Brothers noted that the per share merger consideration of $25.00 was within the range implied by the foregoing analysis.

  Discounted Cash Flow Analysis

        As part of its analysis, Lehman Brothers prepared a five-year discounted cash flow analysis for SOURCECORP, calculated as of December 31, 2005 and based on the projected financial information of SOURCECORP provided by SOURCECORP's management for fiscal years 2006 to 2010. Lehman Brothers discounted to present value the projected after-tax unlevered free cash flows for fiscal years 2006 through 2010. To estimate the residual value of SOURCECORP at the end of the forecast period, or terminal value, Lehman Brothers applied a selected range of EBITDA terminal value multiples of 7.0x to 8.0x to projected fiscal year 2010 EBITDA. This EBITDA multiple range was based on Lehman Brothers' analysis of last twelve months EBITDA multiples for comparable companies. Lehman Brothers discounted the after-tax unlevered free cash flows and the estimated terminal value to a present value using a selected range of after-tax discount rates of 12.0% to 14.0%. This range was based on an analysis of SOURCECORP's weighted average cost of capital.

        Based on the projections and assumptions set forth above, Lehman Brothers calculated a per share equity valuation range of $23.76 to $28.51 for SOURCECORP. Lehman Brothers noted that the per share merger consideration of $25.00 was within the range implied by the foregoing analysis.

  Leveraged Buyout Analysis

        Lehman Brothers prepared a leveraged buyout analysis to determine the potential implied equity value per share of SOURCECORP that might be achieved in an acquisition of SOURCECORP in a leveraged buyout transaction based upon current market conditions. In conducting this analysis, Lehman Brothers assumed the following: (i) a capital structure comprised of total debt of approximately 5.5x 2005 EBITDA, (ii) an equity investment that would achieve a minimum annual rate of return in the range of 20% to 25% during a five-year period and (iii) a range of projected last twelve months EBITDA terminal value multiples of 7.0x to 8.0x.

        Based on the assumptions set forth above, Lehman Brothers calculated a per share equity valuation range of $22.89 to $26.44 for SOURCECORP. Lehman Brothers noted that the per share merger consideration of $25.00 was within the range implied by the foregoing analysis.

  General

        Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The board of directors of SOURCECORP selected Lehman Brothers because of its expertise, reputation and familiarity with SOURCECORP and the business process outsourcing industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

        As compensation for its services in connection with the merger, SOURCECORP paid Lehman Brothers a fee of $800,000 following delivery of Lehman Brothers' opinion. Compensation of approximately $4,275,000, or 0.95% of the merger consideration, will be payable on completion of the merger, against which the $800,000 paid for Lehman Brothers' opinion will be credited. SOURCECORP also paid Lehman Brothers a retainer of $200,000, which also will be credited against the fee payable on the completion of the merger. In addition, SOURCECORP has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger, in an amount not to exceed $125,000 without the prior approval of SOURCECORP, and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by SOURCECORP and the rendering of Lehman Brothers' opinion.

        Lehman Brothers has performed various investment banking services for the Company and affiliates of Apollo in the past, and expects to provide such services in the future, and has received, and expects to receive, customary fees for such services. In addition, at the Company's request, Lehman Brothers or one or more of its affiliates may provide, or otherwise assist Holdings and MergerSub in obtaining a portion of the financing in connection with the merger for which Lehman Brothers or such affiliates would receive customary compensation.

        In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of SOURCECORP and affiliates of Apollo for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Effects of the Merger

        If the merger occurs, MergerSub will be merged with and into SOURCECORP, with SOURCECORP being the surviving corporation and a wholly-owned subsidiary of Holdings. Following the merger, all outstanding securities of SOURCECORP will be owned by Holdings.

        When the merger is completed, each share of SOURCECORP common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company or Holdings or any of their respective direct or indirect wholly- owned subsidiaries or held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under Delaware law) will be converted into the right to receive $25.00 in cash, without interest and less required withholding taxes.

        The merger agreement provides that, if the merger occurs, each outstanding Company restricted stock award will be cancelled and will be converted into the right to receive $25.00 per share in cash, without interest and less any required withholding taxes.

        The merger agreement provides that, if the merger occurs, each outstanding stock option and warrant granted under the Company's stock plans will be cancelled, and each option or warrant holder will be entitled to receive a cash payment, without interest and less any required withholding taxes, equal to the product of (i) the total number of shares subject to such option or warrant and (ii) the excess, if any, of $25.00 over the exercise price per share under such option or warrant.

        If the merger occurs, current SOURCECORP stockholders will cease to have ownership interests in SOURCECORP or rights as SOURCECORP stockholders. Therefore, the current stockholders of SOURCECORP will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company. Such stockholders, however, will receive $25.00 per share in cash and will not be subject to the risks and uncertainties with respect to the Company's future operations and performance.

        SOURCECORP's common stock is currently registered under the Securities Exchange Act of 1934 and is quoted on the NASDAQ Stock Market under the symbol "SRCP". As a result of the merger, SOURCECORP will be a privately held corporation, the common stock will cease to be quoted on the NASDAQ Stock Market and there will be no public market for the common stock. In addition, registration of the common stock under the Exchange Act will be terminated and SOURCECORP will no longer be required to file periodic reports with the SEC on account of its common stock.

        If the merger becomes effective, the directors of MergerSub will be the directors of the surviving corporation. Those directors will appoint the officers of the surviving corporation, each to hold office until the earlier of his or her resignation or removal. The surviving corporation's certificate of incorporation will be amended as of the effective time of the merger to read as set forth in an exhibit to the merger agreement and the bylaws will be the present bylaws of MergerSub.

        Under the terms of the merger agreement, the Company, as the surviving corporation in the merger, has agreed to indemnify current and former officers and directors, subject to certain exceptions, of the Company for any acts or omissions in their capacity as an officer or director occurring on or before the effective time of the merger and to provide for liability insurance for a period of six years from and after the effective time of the merger, subject to certain conditions. In addition, Holdings and the Company, as the surviving corporation in the merger, will honor all rights to indemnification or exculpation existing in favor of any director, officer or employee for a period of six years from the completion of the merger.

Effects on the Company if the Merger is Not Completed

        If the merger is not completed, stockholders will not receive any payment for their shares in connection with the merger. Instead, SOURCECORP will remain an independent public company and its common stock will continue to be quoted and traded on the NASDAQ Stock Market. In that event, we expect that management will operate the business generally in a manner similar to that in which it is being operated today and that SOURCECORP's stockholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, the risks set forth in the Company's most recent Form 10-K filed with the SEC.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of SOURCECORP common stock. From time to time, our board of directors will evaluate and review the business operations, properties and capitalization of SOURCECORP, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger is not completed, there can be no assurance that any other transaction acceptable to SOURCECORP will be proposed, or that the business, prospects or results of operations of SOURCECORP will not be adversely impacted.

        If the merger agreement is terminated under certain circumstances, the Company will be obligated to pay a termination fee of $15,000,000 to Holdings, and will be obligated under certain circumstances to reimburse Holdings (or any affiliate of Holdings as designated by Holdings) for all of the reasonable and documented out-of-pocket third party charges and expenses up to $4,000,000, which will be credited against any termination fee that becomes payable to Holdings.

        For a description of the circumstances triggering payment of the termination fee and the expense reimbursement, see the section entitled "The Merger Agreement—Termination Fee and Expenses" on page 62.

Financing

        The Company and Apollo estimate that the total amount of funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration and the refinancing of certain existing indebtedness) would be approximately $500,000,000, which is expected to be funded by the debt financing and equity financing described below.

  Debt Financing

        Holdings received the Debt Financing Commitments on March 6, 2006 pursuant to a commitment letter from the Debt Commitment Parties. Pursuant to the Debt Financing Commitments, and subject to their terms and conditions, Credit Suisse and UBS Loan Finance LLC severally have committed to provide, in the aggregate:

  •
  $175 million in term loans for the purpose of financing the merger, refinancing certain existing indebtedness of the Company and paying the transaction costs associated with the foregoing;

  •
  a $75 million revolving credit facility for the purpose of financing the merger (including to pay fees and expenses) and providing ongoing working capital and for other general corporate purposes of the surviving corporation and its subsidiaries; and

  •
  up to $175 million in senior subordinated increasing rate loans for the purpose of financing the merger, refinancing certain existing indebtedness of the Company and paying the transaction costs associated with the foregoing, if MergerSub is unable to issue $175,000,000 in aggregate principal amount of senior subordinated floating rate notes in a public offering or in a Rule 144A or other private placement by the time the merger is completed.

        The Debt Financing Commitments expire on September 3, 2006.

        Conditions Precedent to the Debt Financing Commitments.    The availability of the term loans, the revolving credit facility and the senior subordinated increasing rate loans are subject, among other things, to satisfaction of the following conditions:

  •
  since March 6, 2006, there not having occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries, taken as a whole, subject to certain exceptions;

  •
  the accuracy in all material respects of certain representations and warranties of the Company contained in the merger agreement and certain representations and warranties of MergerSub contained in the definitive documentation for the debt facilities;

  •
  Credit Suisse Securities (USA) LLC and UBS Securities LLC having at least 25 consecutive days prior to the closing of the merger to syndicate the debt facilities;

  •
  the Leverage Ratio Condition being met;

  •
  the negotiation, execution and delivery of definitive documentation for the debt facilities; and

  •
  other customary conditions for leveraged acquisition financings.

        As of the date of this proxy statement, we believe that the Leverage Ratio Condition will be satisfied.

        If any portion of the debt financing under the Debt Financing Commitments becomes unavailable, Holdings and MergerSub will be required to use their reasonable best efforts to obtain alternative financing on terms and conditions not materially less favorable to Holdings and MergerSub than those set forth in the Debt Financing Commitments. If Holdings and MergerSub are unable to obtain such alternative financing, they will not be obligated to complete the merger because their obligation to consummate the merger under the merger agreement is conditioned upon them having obtained the debt financing or such alternative debt financing. If the merger agreement is terminated as a result, you would not receive any of the merger consideration and your ownership interest in the Company would continue.

        If any of the conditions to the debt financing are not satisfied, the Debt Commitment Parties may in their sole discretion not waive the conditions and, in that event, will not be obligated to provide the debt financing. Depending on the condition of the Company and the leveraged acquisition debt financing market at such time, it may be difficult, or impossible, for Holdings and MergerSub to obtain alternative financing on terms and conditions not materially less favorable to Holdings and MergerSub than those set forth in the Debt Financing Commitments.

        Holdings and MergerSub have agreed with us that they will use their reasonable best efforts to obtain the debt financing contemplated by the Debt Financing Commitments.

        We cannot assure you that the conditions to the debt financing will be met.

        Credit Facility.    The borrower of the term loans and under the revolving credit facility will be MergerSub, initially, and the surviving corporation, upon consummation of the merger. Credit Suisse Securities (USA) LLC and UBS Securities LLC have been appointed as joint bookrunners and joint lead arrangers for the credit facility.

        Private Offering of Debt Securities.    The issuer of any debt securities will be MergerSub, initially, and the surviving corporation, upon consummation of the merger. The issuer is expected to issue up to $175,000,000 in aggregate principal amount of senior subordinated floating rate notes. These notes may be issued in a public offering or in a Rule 144A or other private placement. If these notes are issued in an offering pursuant to Rule 144A, the notes will be offered to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and to non-U.S. persons outside the United

States in compliance with Regulation S under the Securities Act. This proxy statement is not an offer to sell any debt securities and is not soliciting an offer to buy any debt securities.

        Bridge Facility.    If MergerSub is unable to complete a debt securities offering, then it is expected to incur up to $175 million in senior subordinated increasing rate loans pursuant to a senior subordinated increasing rate credit facility. Upon consummation of the merger, the surviving corporation will be the borrower under the bridge facility. If, upon the first anniversary of completion of the merger, any bridge loan has not been previously repaid in full, and provided the conditions to conversion (as defined in the Debt Financing Commitments) have been met, the outstanding bridge loans will automatically be converted into senior subordinated term loans that will mature on the eighth anniversary of the closing date and, during the extension period, each holder of a bridge loan will have the right to exchange its bridge loan for a senior subordinated exchange note in an equal principal amount, also due on the eighth anniversary of the closing date. Credit Suisse Securities (USA) LLC and UBS Securities LLC have been appointed as joint bookrunners and joint lead arrangers for the bridge facility.

  Equity Financing

        Pursuant to an equity commitment letter from the Apollo Funds, the proceeds of which would constitute the equity portion of the merger financing, the Apollo Funds have agreed to make or cause to be made a cash capital contribution to Holdings of a maximum aggregate amount of $150,000,000 (less such Apollo Fund's pro-rata share of the aggregate amount of membership units to be issued to management of the Company in connection with the merger). Each Apollo Fund has confirmed that the funds necessary to fulfill the equity commitment are currently committed to it and no internal or other approval is required for the respective Apollo Fund to fulfill its equity commitment obligation.

        Apollo's equity commitment is subject to the satisfaction or waiver, on or before the closing date, of all of the conditions precedent to Holdings' obligations set forth in the merger agreement, other than such conditions precedent that are not satisfied because of the failure of Holdings to satisfy any of its obligations under the merger agreement.

        Apollo's equity commitment will terminate upon the earlier of (i) the termination of the merger agreement and (ii) September 3, 2006. The Company is a third party beneficiary of Holdings' rights under the equity commitment letter, and the equity commitment letter will inure to the benefit of and be enforceable by the Company.

Interests of the Company's Directors and Executive Officers in the Merger

        Some of the members of our management and our board of directors have financial interests in the merger that may be in addition to, or different from, their interests as stockholders. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

  Restricted Stock Awards, Options and Warrants

        As of March 23, 2006 there were approximately 1,164,115 shares of our common stock subject to (i) restricted stock awards and (ii) stock options and warrants with exercise prices of less than $25.00 per share granted under our stock plans to our current executive officers and directors.

        If the merger occurs, each outstanding Company restricted stock award will be cancelled and will be converted into the right to receive $25.00 per share in cash, without interest and less any required withholding taxes.

        If the merger occurs, each outstanding stock option and warrant granted under the Company's stock plans will be cancelled, and each option and warrant holder will be entitled to receive a cash payment, without interest and less any required withholding taxes, equal to the product of (i) the total number of shares subject to such option or warrant and (ii) the excess, if any, of $25.00 over the exercise price per share under such option or warrant.

        The following table summarizes the restricted stock awards held by our executive officers and directors as of March 23, 2006 and the consideration that each of them will receive, as well as the aggregate consideration to all of them, pursuant to the merger agreement in connection with such shares of restricted stock:

	No. of Shares of Restricted Stock	Resulting Consideration
Directors:
Ed H. Bowman, Jr.(1)	184,000	$4,600,000
Thomas C. Walker(2)	47,500	$1,187,500
G. Michael Bellenghi	4,862	$121,550
Michael J. Bradley	4,862	$121,550
David Lowenstein	4,362	$109,050
Donald F. Moorehead, Jr.	4,862	$121,550
Edward M. Rowell	4,862	$121,550
Marc A. Weisman	1,789	$44,725
Executive Officers:
Ralph Burns	15,000	$375,000
Stephen W. Davis	40,000	$1,000,000
David Delgado	28,000	$700,000
Barry L. Edwards	47,000	$1,175,000
Charles S. Gilbert	27,000	$675,000
Kerry D. Walbridge	47,000	$1,175,000
Ronald Zazworsky	26,000	$650,000
Total	487,099	$12,177,475

(1)
Mr. Bowman also serves as the President and Chief Executive Officer of the Company.

(2)
Mr. Walker also serves as the Chairman of the Board of Directors and Chief Development Officer of the Company.

        The following table summarizes the stock options and the warrants with exercise prices of less than $25.00 per share held by our executive officers and directors as of March 23, 2006 and the consideration that each of them will receive, as well as the aggregate consideration to all of them, pursuant to the merger agreement in connection with the cancellation of their options and warrants:

	No. of Shares Underlying Vested and Unvested Options/Warrants	Weighted Average Exercise Price of Vested and Unvested Options/Warrants	Resulting Consideration(1)
Directors:
Ed H. Bowman, Jr.	299,600	$21.67	$998,571
Thomas C. Walker	132,083	$21.89	$410,975
G. Michael Bellenghi	0	$0	$0
Michael Bradley	7,000	$22.24	$19,300
David Lowenstein	8,500	$23.00	$17,000
Donald F. Moorehead, Jr.	5,000	$23.70	$6,500
Edward M. Rowell	7,500	$21.85	$23,625
Marc A. Weisman	0	$0	$0
Executive Officers:
Ralph Burns	20,000	$17.99	$140,200
Stephen Davis	20,000	$19.56	$108,900
David Delgado	10,000	$20.85	$41,550
Barry L. Edwards	35,000	$20.44	$159,700
Charles S. Gilbert	19,000	$22.81	$41,665
Kerry D. Walbridge	25,000	$19.92	$127,000
Ronald Zazworsky	88,333	$23.38	$142,825
Total	677,016		$2,237,811

(1)
The amounts set forth in this "Resulting Consideration" column are calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share of vested and unvested options.

  Employment Agreements

        Certain members of our senior management team are parties to existing employment agreements with the Company. As described below, Messrs. Bowman, Delgado and Walbridge will remain with the Company, as the surviving corporation in the merger, in their current positions pursuant to new employment agreements following the effective time of the merger. Effective at the effective time of the merger, their existing employment agreements with the Company will be terminated, subject to certain exceptions. The following describes the Company's existing employment agreements with members of our senior management (including the agreements with Messrs. Bowman, Delgado and Walbridge that are expected to terminate at the effective time of the merger).

        The terms of the Company's existing employment agreements with Messrs. Bowman and Walker are substantially similar, other than with respect to certain economic terms which are described below. Pursuant to each of Mr. Bowman's and Mr. Walker's existing employment agreements, if the executive is terminated by the Company without "cause" (as defined in such agreement) during the six month period prior to a change in control of the Company or for any reason during the two year period following a change in control of the Company, the executive will be entitled to certain change in control severance payments and benefits. In particular, upon such a qualifying termination of the executive's employment (or, if later, upon such a change in control), Mr. Bowman or Mr. Walker, as applicable, would be entitled to receive (i) a lump sum change in control severance payment (as described below) and (ii) certain benefits for a period of three years following the termination. Mr. Bowman's change in control severance payment would be equal to five times his annual base salary and maximum bonus opportunity (estimated to be $6,760,000). Pursuant to the Walker Amendment, Mr. Walker's change in control severance payment will be equal to $1,807,736 if the merger occurs; provided, that the Walker Amendment will terminate without effect if, at the effective time of the merger, Mr. Delgado is not an employee of the Company or is not an equity holder of Holdings (in each case on substantially similar terms as described in Mr. Delgado's employment agreement with MergerSub). If the Walker Amendment does not become effective, Mr. Walker's change in control severance payment will be equal to 3.64 times the sum of his annual salary and maximum bonus opportunity (estimated to be $2,102,100). Additionally, Mr. Bowman's and Mr. Walker's employment agreements provide that if any payment or benefit received by them gives rise to an excise tax on "parachute payments", they are also entitled to a "gross-up" payment in an amount that would place them in the same after-tax position that they would have been in if no exercise tax had applied.

        The terms of the Company's existing employment agreements with Messrs. Burns, Davis, Delgado, Edwards, Gilbert, Walbridge and Zazworsky are substantially identical, other than with respect to certain economic terms which are described below. Pursuant to each such agreement, the Company may elect to require the applicable executive to remain employed by the Company for a period of one year following a change in control of the Company as a condition to receiving any change in control severance payments and benefits. If the Company makes such an election, the executive's change in control severance payments and benefits will be paid upon (i) any termination of the executive's employment following such one-year period or (ii) a termination of the executive's employment due to his death or disability, by the Company without "cause" or by the executive for "good reason" (each as defined in such agreement), during such one year period. If the Company does not elect to require the executive to remain employed, the executive's change in control severance payments and benefits will be paid upon the later of a change in control or the executive's termination of employment for any reason other than "cause." The executive will also be entitled to change in control severance payments and benefits if (x) the executive's employment is terminated by the Company without "cause" within 90 days prior to a change in control that occurs during the term of the agreement or six months thereafter (if the executive's agreement has not been renewed or replaced) or (y) a change in control occurs within six months following the expiration of the term and the executive's employment agreement has not been renewed or replaced. In particular, upon such a qualifying termination of the executive's employment (or, if later, upon such change in control), Mr. Burns, Mr. Davis, Mr. Delgado, Mr. Edwards, Mr. Gilbert, Mr. Walbridge or Mr. Zazworsky, as applicable, would be entitled to receive a change in control severance payment equal to three times the sum of annual salary and maximum bonus opportunity in the case of Messrs. Edwards and Walbridge; two times in the case of Messrs. Davis, Delgado, Gilbert and Zazworsky; and one times in the case of Mr. Burns.

        Further, each of the Company's existing employment agreements with Messrs. Bowman, Walker, Burns, Davis, Delgado, Edwards, Gilbert, Walbridge and Zazworsky contemplates that, immediately prior to a change in control, the Company's board of directors will convene to consider the payment of pro-rated incentive bonuses representing the performance of the executive achieved through the date of the change in control. In addition, each of the existing employment agreements provides that in the event any payment or benefit received by the executive gives rise to an excise tax on "parachute payments," the executive is also entitled to a "gross-up" payment in an amount that would place the executive in the same after-tax position that the executive would have been in if no excise tax had applied.

   Consulting Agreement

        One of our directors, Mr. Lowenstein, has a consulting agreement with us under which Mr. Lowenstein serves as a consultant, including with respect to mergers and acquisitions. Mr. Lowenstein's agreement provides for payments in the event of a change of control under certain circumstances, including the consummation of the proposed merger. Pursuant to the Lowenstein Amendment, in the event that the merger occurs, Mr. Lowenstein will receive a payment of $1,368,983, which, as described in the following sentence, represents a reduced payment compared to the $1,500,000 change in control payment under his pre-existing consulting agreement; provided, that the Lowenstein Amendment will terminate without effect if, at the effective time of the merger, Mr. Delgado is not an employee of the Company or is not an equity holder of Holdings (in each case on substantially similar terms as described in Mr. Delgado's employment agreement with MergerSub). If the Lowenstein Amendment does not become effective, Mr. Lowenstein will be entitled to a change of control payment of $1,500,000. In addition, Mr. Lowenstein's consulting agreement provides that if any benefit received by Mr. Lowenstein gives rise to an excise tax on "parachute payments" for him, he is also entitled to a "gross-up" payment in an amount that would place him in the same after-tax position that he would have been in if no excise tax had applied. Under his consulting agreement, as amended, Mr. Lowenstein is compensated for his non-director related services for acquisition related work based on the earnings of the acquired entity. In addition, Mr. Lowenstein is paid an hourly fee of $180.00, subject to an aggregate compensation limitation of $320,000 for any calendar year, for work done not related to acquisitions or his work on the Company's board of directors. The Lowenstein Amendment further provides that the Company will pay Mr. Lowenstein the fees and expenses to which he is entitled through the date of the merger agreement and thereafter through the effective time of the merger, subject to certain conditions, in accordance with the following:

  •
  all aggregate consulting compensation and other amounts due and owing Mr. Lowenstein with respect to services provided and acquisitions closed on or before the date of the merger agreement, subject to a limitation of $65,000 of out-of-pocket expenses and $100,000 of consulting fees;

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  compensation payable with respect to a small proposed acquisition in the amount of $15,000 plus Mr. Lowenstein's customary hourly fees and reimbursement of out-of-pocket expenses, which fees and expenses are payable regardless of whether or not such acquisition is consummated; and

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  such fees and expenses, all aggregate consulting compensation and other amounts due and owing Mr. Lowenstein for services rendered from and after the date of the merger agreement through the effective time of the merger and not related to the small proposed acquisition referred to above, subject to a limitation of $25,000 per calendar month, plus reasonable out-of-pocket expenses.

  Change in Control Severance Payments

        The following table shows the amount of potential change in control severance payments, without regard to any "gross-up" payments, if any, payable to our current executive officers assuming all our executive officers are entitled to such payments, and giving effect to the Walker Amendment. Mr. Bowman's and Mr. Walker's existing employment agreements also contemplate continuing coverage and other benefits under the Company's group health, dental and life insurance, disability and accidental death and dismemberment plans as well as reimbursement of all reasonable expenses incurred for reasonable office and secretarial expenses and for reasonable professional out-placement services by qualified consultants for a period of the earlier of three years following termination or the date on which the officer becomes employed by a new employer. A tax adjusted estimate of the present value of such benefits is provided below:

	Amount of Potential Change in Control Severance Payment	Estimated Tax Adjusted Value of Benefits
Ed H. Bowman, Jr.	$6,760,000	$278,966
Barry L. Edwards	$1,782,000
Kerry D. Walbridge	$1,680,000
Stephen W. Davis	$810,000
David Delgado	$962,500
Charles S. Gilbert	$858,000
Ronald Zazworsky	$997,500
Ralph Burns	$432,000
Thomas C. Walker	$1,807,736	$218,527
Total	$16,089,736	$497,493

  Indemnification and Insurance

        The merger agreement provides that the Company, as the surviving corporation in the merger, shall, to the fullest extent permitted by applicable law, indemnify and hold harmless (and advance expenses in respect of each of the foregoing) each present and former director and officer of SOURCECORP and its subsidiaries (except certain former executives) against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages or liabilities, including amounts paid in settlement, incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger based on or arising out of the fact that such person was a director or officer of SOURCECORP or any subsidiary of SOURCECORP. In addition, Holdings and the Company, as the surviving corporation in the merger, will honor all rights to indemnification or exculpation existing in favor of any director, officer or employee for a period of not less than six years from the completion of the merger.

        The merger agreement also provides that the Company, as the surviving corporation in the merger, will maintain, or Holdings will provide for, for a period of six years after completion of the merger the current directors' and officers' liability insurance policies maintained by us, or policies of at least the same coverage and amount and containing terms and conditions that are in other respects no less favorable than those provided under existing insurance, with respect to matters arising before the effective time of the merger, although the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the merger agreement, provided that, in the alternative, the surviving corporation may purchase a tail policy, which shall be effective for a period from the closing through and including the date six years after the closing date with respect to claims arising from facts or events that occurred on or before the closing, and which shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than the coverage currently provided by the existing insurance.

   New Management Arrangements

        Concurrently with the execution of the merger agreement and in contemplation of the merger, as of March 7, 2006, Messrs. Bowman, Delgado and Walbridge entered into certain agreements with Holdings and MergerSub. The terms of these agreements are substantially identical, other than with respect to certain economic terms which are described below.

        On the closing of the merger, each of Messrs. Bowman, Delgado and Walbridge has agreed to make an equity investment in Holdings in the amount specified in his respective employment agreement described below. Each of Messrs. Bowman, Delgado and Walbridge will be awarded Class B, C and D membership units in Holdings, the amount of which is set forth in their respective employment agreements, with a total aggregate amount of 225,000 Class B Units, 112,500 Class C Units and 112,500 Class D Units. The rights and obligations associated with the units are set forth in the management members agreement and the limited liability company operating agreement of Holdings, contemplated to be entered into as of the effective time of the merger. The Class B, C and D units only entitle the holder to a share of partnership profits in accordance with the limited liability operating agreement of Holdings. Under the limited liability company operating agreement of Holdings, the board of managers of Holdings may award additional membership units to any person, which may include other members of management that make equity investments in Holdings.

        Pursuant to the employment agreements, each of Messrs. Bowman, Delgado and Walbridge has agreed to purchase Class A membership units of Holdings. Specifically, Mr. Bowman has agreed to purchase Class A membership units representing approximately 2.7%, Mr. Delgado has agreed to purchase Class A membership units representing approximately 0.6%, and Mr. Walbridge has agreed to purchase Class A membership units representing approximately 0.6% of the Class A membership units of Holdings immediately following the merger. The terms and conditions of these equity investments are more fully described below. The total aggregate equity investment agreed to be made by Messrs. Bowman, Delgado and Walbridge is approximately $5,900,000, or approximately 3.9% of the Class A units of Holdings immediately following the merger. The following table sets forth the approximate amount of the agreed upon equity investment for each of Messrs. Bowman, Delgado and Walbridge:

Executive Officers:	Agreed Upon Equity Investment:
Ed H. Bowman	$3,900,000
David Delgado	$1,000,000
Kerry Walbridge	$1,000,000

Total	$5,900,000

        MergerSub and each of Messrs. Bowman, Delgado and Walbridge have entered into definitive employment agreements to be effective as of the effective time of the merger, which contain the terms and conditions of each such person's employment with the surviving corporation after the closing of the merger, and the terms and conditions relating to each such person's equity investment and Class B, C and D membership unit awards. The material terms and conditions of these employment agreements are more fully described below.

        Effective at the effective time of the merger, and subject to the closing of the merger and the effectiveness of their employment agreements and related agreements with Holdings and MergerSub, Messrs. Bowman's, Delgado's and Walbridge's employment agreements with the Company will be terminated, except with respect to the provisions regarding severance payments to be paid to Messrs. Bowman, Delgado and Walbridge in the event of a change in control of the Company, which will remain in full force and effect as set forth in their employment agreements with the Company.

        Effective at the effective time of the merger, each of Messrs. Bowman, Delgado and Walbridge will become a party to the management members agreement of Holdings and the limited liability company operating agreement of Holdings, which provide for, among other things, a restriction on the transferability of each such person's equity ownership in Holdings, tag-along rights, drag-along rights, piggyback registration rights, repurchase rights by Holdings in certain circumstances, and the grant of an irrevocable proxy to Apollo with respect to the voting rights associated with their respective ownership, and certain restrictions on each such person's ability to compete with or solicit employees or customers of the surviving corporation.

        It is possible that additional members of management of the Company will enter into employment agreements or arrangements with Holdings or MergerSub before the closing of the merger, and that these members of management will agree to purchase Class A membership units of Holdings.

        Mr. Bowman's Employment Agreement.    Under his employment agreement, Mr. Bowman will serve as President and Chief Executive Officer of the surviving corporation for an initial term of five years following the effective time of the merger. The initial term will automatically be renewed for successive one year periods unless 90 days prior notice is given by either party. In addition, Mr. Bowman will be a member of each of Holdings' and the surviving corporation's board of directors. During the term of his employment, Mr. Bowman will receive an annual base salary of $675,000, subject to annual reviews by the surviving corporation. Commencing with fiscal year 2006, Mr. Bowman will be eligible to receive an annual bonus of not less than 100% of his base salary if the surviving corporation achieves specified performance objectives. In addition, he will receive three grants of membership units of Holdings at the effective time of the merger. The first grant will be for 75,000 Class B membership units of Holdings. These 75,000 Class B membership units will vest on each of the first five anniversaries of the grant date, except that vesting will accelerate upon the sale of the surviving corporation. The second grant will be for 37,500 Class C membership units of Holdings and will vest on the date that the Apollo Funds and their affiliates, as applicable (the "Investor's") internal rate of return with respect to its investment in the surviving corporation equals or exceeds 25%. The third grant will be for 37,500 Class D membership units of Holdings and will vest on the date that the Investor's internal rate of return with respect to its investment in the surviving corporation equals or exceeds 30%. Under the employment agreement, Mr. Bowman will be provided employee benefits generally similar to those provided to him by the Company prior to the merger. In the event that Mr. Bowman's employment is terminated by the surviving corporation without "cause" or by Mr. Bowman for "good reason" (each as defined in the employment agreement), Mr. Bowman will be entitled to receive the following severance payments and benefits: all accrued salary and bonus earned but not yet paid, his salary at the rate then in effect for a period of eighteen months following the date of his termination (or on the earlier date of his material violation of the terms of his employment agreement), continuation of coverage under the medical benefits plan in which he participated as of the date of his termination, and the surviving corporation will reimburse Mr. Bowman for the cost of COBRA (as defined in the employment agreement) continuation coverage for a period of up to eighteen months. Additionally, Mr. Bowman will be subject to certain restrictions on his ability to compete with or solicit the customers or employees of the surviving corporation. Upon Mr. Bowman's termination of employment by the surviving corporation because of his Disability (as defined in the employment agreement), Mr. Bowman will be entitled to receive the following severance payments and benefits: all accrued salary and bonus earned but not yet paid and his salary at the rate then in effect for a period of eighteen months following the date of his termination (or on the earlier date of his material violation of the terms of his employment agreement). Mr. Bowman's employment agreement will terminate in the event of his death and may also be terminated by the surviving corporation for "cause" (as defined in the employment agreement), in which event he will receive only his accrued, unpaid salary and bonus.

        Mr. Delgado's Employment Agreement.    Under his employment agreement, Mr. Delgado will serve as Division President of the surviving corporation for an initial term of five years following the effective time of the merger. The initial term will automatically be renewed for successive one year periods unless 90 days prior notice is given by either party. During the term of his employment, Mr. Delgado will receive an annual base salary of $275,000, subject to annual reviews by the surviving corporation. Commencing with fiscal year 2006, Mr. Delgado will be eligible to receive an annual bonus of not less than 75% of his base salary if the surviving corporation achieves specified performance objectives. Furthermore, Mr. Delgado will receive a cash bonus at the effective time of the merger of $1,225,381, and any related "gross-up" payment in an amount that would place Mr. Delgado in the same after-tax position that he would have been in if no excise tax had applied. In addition, he will receive three grants of membership units of Holdings at the effective time of the merger. The first grant will be for 75,000 Class B membership units of Holdings. These 75,000 Class B membership units will vest on each of the first five anniversaries of the grant date, except that vesting will accelerate upon the sale of the surviving corporation. The second grant will be for 37,500 Class C membership units of Holdings and will vest on the date that the Investor's internal rate of return with respect to its investment in the surviving corporation equals or exceeds 25%. The third grant will be for 37,500 Class D membership units of Holdings and will vest on the date that the Investor's internal rate of return with respect to its investment in the surviving corporation equals or exceeds 30%. Under the employment agreement, Mr. Delgado will be provided employee benefits generally similar to those provided to him by the Company prior to the merger. In the event that Mr. Delgado's employment is terminated by the surviving corporation without "cause" or by Mr. Delgado for "good reason" (each as defined in the employment agreement), Mr. Delgado will be entitled to receive the following severance payments and benefits: all accrued salary and bonus earned but not yet paid, his salary at the rate then in effect for a period of twelve months following the date of his termination (or on the earlier date of his material violation of the terms of his employment agreement), and the surviving corporation will reimburse Mr. Delgado for the cost of COBRA (as defined in the employment agreement) continuation coverage for a period of up to twelve months. Additionally, Mr. Delgado will be subject to certain restrictions on his ability to compete with or solicit the customers or employees of the surviving corporation. Upon Mr. Delgado's termination of employment by the surviving corporation because of his Disability (as defined in the employment agreement), Mr. Delgado will be entitled to receive the following severance payments and benefits: all accrued salary and bonus earned but not yet paid and his salary at the rate then in effect for a period of eighteen months following the date of his termination (or on the earlier date of his material violation of the terms of his employment agreement). Mr. Delgado's employment agreement will terminate in the event of his death and may also be terminated by the surviving corporation for "cause" (as defined in the employment agreement), in which event he will receive only his accrued, unpaid salary and bonus.

        Mr. Walbridge's Employment Agreement.    Under his employment agreement, Mr. Walbridge will serve as Division President of the surviving corporation for an initial term of five years following the effective time of the merger. The initial term will automatically be renewed for successive one year periods unless 90 days prior notice is given by either party. During the term of his employment, Mr. Walbridge will receive an annual base salary of $320,000, subject to annual reviews by the surviving corporation. Commencing with fiscal year 2006, Mr. Walbridge will be eligible to receive an annual bonus of not less than 75% of his base salary if the surviving corporation achieves specified performance objectives. In addition, he will receive three grants of membership units of Holdings at the effective time of the merger. The first grant will be for 75,000 Class B membership units of Holdings. These 75,000 Class B membership units will vest on each of the first five anniversaries of the grant date, except that vesting will accelerate upon the sale of the surviving corporation. The second grant will be for 37,500 Class C membership units of Holdings and will vest on the date that the Investor's internal rate of return with respect to its investment in the surviving corporation equals or exceeds 25%. The third grant will be for 37,500 Class D membership units of Holdings and will vest on the date that the Investor's internal rate of return with respect to its investment in the surviving corporation equals or exceeds 30%. Under the employment agreement, Mr. Walbridge will be provided employee benefits generally similar to those provided to him by the Company prior to the merger. In the event that Mr. Walbridge's employment is terminated by the surviving corporation without "cause" or by Mr. Walbridge for "good reason" (each as defined in the employment agreement), Mr. Walbridge will be entitled to receive the following severance payments and benefits: all accrued salary and bonus earned but not yet paid, his salary at the rate then in effect for a period of twelve months following the date of his termination (or on the earlier date of his material violation of the terms of his employment agreement), and the surviving corporation will reimburse Mr. Walbridge for the cost of COBRA (as defined in the employment agreement) continuation coverage for a period of up to twelve months. Additionally, Mr. Walbridge will be subject to certain restrictions on his ability to compete with or solicit the customers or employees of the surviving corporation. Upon Mr. Walbridge's termination of employment by the surviving corporation because of his Disability (as defined in the employment agreement), Mr. Walbridge will be entitled to receive the following severance payments and benefits: all accrued salary and bonus earned but not yet paid and his salary at the rate then in effect for a period of eighteen months following the date of his termination (or on the earlier date of his material violation of the terms of his employment agreement). Mr. Walbridge's employment agreement will terminate in the event of his death and may also be terminated by the surviving corporation for "cause" (as defined in the employment agreement), in which event he will receive only his accrued, unpaid salary and bonus.

Material U.S. Federal Income Tax Consequences

        The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of SOURCECORP common stock. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations of the U.S. Treasury Department and court and administrative rulings and decisions each as in effect and available on the date of this proxy statement, any of which may change, possibly retroactively. Such a change could affect the continuing validity of this discussion.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of our common stock who for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States;

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  a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof, including the District of Columbia;

  •
  a trust that (i) is subject to (a) the primary supervision of a court within the United States and (b) the authority of one or more U.S. persons to control all substantial decisions or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        A "non-U.S. holder" of our common stock is a holder, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

        This discussion assumes that you hold your shares of SOURCECORP common stock as capital assets within the meaning of Section 1221 of the Code. Further, except as specifically set forth below, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a financial institution;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity;

  •
  an insurance company;

  •
  a mutual fund;

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  a dealer in stocks and securities, or foreign currencies;

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  a trader in securities who elects the mark-to-market method of accounting for your securities;

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  a holder of our common stock subject to the alternative minimum tax provisions of the Code;

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  a holder of our common stock who received his or her common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  a person that has a functional currency other than the U.S. dollar;

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  a former citizen or long-term resident of the United States;

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  a regulated investment company;

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  a real estate investment trust;

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  a controlled foreign corporation;

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  a corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  a passive foreign investment company;

  •
  a non-U.S. holder who actually or constructively owns or has owned, at any time during the five-year period up to and including the effective time, more than a 5% equity interest in SOURCECORP;

  •
  a holder of options granted under any SOURCECORP stock plan; or

  •
  a holder of our common stock who holds our common stock as part of a hedge against currency risk, a straddle or a constructive sale or a conversion transaction.

        Holders of our common stock are strongly urged to consult their tax advisors as to the specific tax considerations of the merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws and consequences in their particular circumstances.

  U.S. Holders

        The receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) by U.S. holders of our common stock will be a taxable transaction to such holders for U.S. federal income tax purposes. In general, a U.S. holder will recognize gain or loss equal to the difference between the total amount of cash received in exchange for the common stock and the U.S. holder's adjusted tax basis in the common stock. If you acquired different blocks of our common stock at different times or at different prices, your adjusted tax basis and holding period must be determined separately with respect to each block of common stock and any gain or loss will be determined separately with respect to each block of our common stock.

        Gain or loss that you recognize in connection with the merger generally will constitute capital gain or loss and will constitute long-term capital gain or loss if you have held (or are treated as having held)

your SOURCECORP common stock for more than one year as of the date of the merger. If you are a non-corporate holder of our common stock, long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 15%. If you are a corporate holder of our common stock, the long-term capital gain will be taxed at a U.S. federal income tax rate of 35%. Capital losses are subject to limitations on deductibility for both corporate and non-corporate U.S. holders.

        Holders of our common stock may be subject to information reporting and backup withholding on any cash payments received in connection with the merger or the exercise of appraisal rights. You will not be subject to backup withholding, however, if you:

  •
  furnish a correct taxpayer identification number and certify that you are a U.S. person (including a U.S. resident alien) not subject to backup withholding on the substitute Form W-9 you will receive;

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  are a corporation and, when required, demonstrate that fact and otherwise comply with applicable requirements of the backup withholding rules; or

  •
  otherwise establish that you are exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service. The backup withholding tax rate is currently 28%.

  Non-U.S. Holders

        As a result of the merger, you will recognize gain to the same extent that a U.S. holder will recognize gain as described above under the headings "—The Merger—Material U.S. Federal Income Tax Consequences—U.S. Holders." Any gain you recognize will constitute capital gain and generally will not be subject to U.S. federal income tax unless:

  •
  you are an individual, you are present in the United States for 183 days or more in the taxable year of the exchange, and certain other requirements are met; or

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  such gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to your U.S. permanent establishment.

        If you are described in the first bullet above, you will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses. If you are described in the second bullet above, you will be subject to tax on your gain at applicable U.S. federal income tax rates and, in addition, may be subject to a branch profits tax (if you are a corporation) equal to 30% (or a lesser rate under an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year, which would include such gain.

        U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders of stock. Information reporting generally will apply to cash payments received in connection with the merger (or the exercise of appraisal rights) that are made within the United States, or by a U.S. payor or U.S. middleman, to a holder of common stock, unless the holder certifies that it is a non-U.S. holder or such holder otherwise establishes an exemption. A payor will be required to withhold backup withholding tax from any cash payments received in connection with the merger or the exercise of appraisal rights that are made within the United States, or by a U.S. payor or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service. The backup withholding tax rate is currently 28%.

        This discussion does not address tax consequences that may vary with, or are contingent upon, the individual circumstances of holders of our common stock. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to holders of our common stock will depend upon the facts of their particular situation. Accordingly, we strongly urge holders of our common stock to consult with their tax advisors to determine the particular federal, state, local or foreign income or other tax consequences to them as a result of the merger.

Governmental and Regulatory Approvals

  U.S. Antitrust Authorities

        As a condition to the merger, the Hart-Scott-Rodino Act requires us and Apollo to observe the Hart-Scott-Rodino Act's notification and waiting period. The Hart-Scott-Rodino Act provides for an initial 30 calendar day waiting period following the necessary filings by the parties to the merger. On (i) March 14, 2006 and (ii) March 15, 2006, each of the Company and Apollo, respectively, filed the Notification and Report Forms with the FTC and the DOJ for review in connection with the merger.

        The FTC, the DOJ, various state attorneys general or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger or seeking the divestiture by Apollo of certain of its assets or businesses. We cannot assure you that an antitrust challenge to the merger will not be made and, if such a challenge is made, we cannot predict the result.

  Other Approvals

        The merger will also require notifications to the SEC and the NASDAQ Stock Market.

Fees and Expenses of the Merger

        SOURCECORP estimates that it will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, Hart-Scott-Rodino Act filing fees, fees and expenses of attorneys and accountants and other related charges, totaling approximately $[    •    ]. This amount consists of the following estimated fees and expenses:

Description	Amount
Financial advisory fees and expenses	$	[•]
Legal and accounting fees and expenses	$	[•]
SEC Filing fees	$	[•]
Printing, proxy solicitation and mailing costs	$	[•]
Miscellaneous	$	[•]

        In addition, if the merger agreement is terminated under certain circumstances, the Company will be obligated to pay a termination fee of $15,000,000 to Holdings, and will be obligated under certain circumstances to pay Holdings (or any affiliate of Holdings as designated by Holdings) all of the reasonable and documented out-of-pocket third party charges and expenses up to $4,000,000, which will be credited against any termination fee that becomes payable to Holdings.

Litigation Related to the Merger

        The Company is aware of three lawsuits related to the merger. On March 8, 2006, a purported class action complaint challenging the proposed merger was filed by a putative stockholder of the Company in an action styled Davidco Investments, on behalf of itself and all others similarly situated v. Ed

H. Bowman, Jr., et al., C.A. No. 1982-N (the "Davidco Complaint"), pending in the Court of Chancery of the State of Delaware, County of New Castle, against the Company, certain of its officers and directors (the "Davidco Individual Defendants") and Apollo. The Davidco Complaint alleges a claim for breach of fiduciary duties against the Davidco Individual Defendants, claiming, among other things, that the consideration to be paid to the stockholders of the Company in the merger is unfair and inadequate and was not the result of a full and fair sale process or adequate market check. The Davidco Complaint also asserts a claim against Apollo for allegedly aiding and abetting such purported breaches of fiduciary duties.

        The Davidco Complaint seeks, among other relief, class certification, an injunction preventing completion of the merger (or rescinding the merger if it is completed prior to the receipt of such relief), compensatory and/or rescissory damages to the class, attorneys' fees and expenses, and such other relief as the court might find just and proper. The Company believes the lawsuit is without merit and intends to defend vigorously against it.

        In addition, on March 8, 2006, a shareholder derivative petition for breach of fiduciary duty was filed by a putative stockholder of the Company in an action styled Howard Kabota, Derivatively On Behalf of Sourcecorp, Incorporated v. Thomas C. Walker, et al., Cause No. 06-02446 (the "Petition"), pending in the District Court of the State of Texas, County of Dallas, D-95th Judicial District, against the Company and certain of its officers and directors (the "Kabota Individual Defendants"). The Petition alleges, among other things, that the merger consideration to be paid to the Company's stockholders is unfair and inadequate. In addition, the Petition alleges a claim for breach of fiduciary duties against the Kabota Individual Defendants, asserting, among other things, that the Kabota Individual Defendants failed to properly value the Company, ignored or did not protect against purported conflicts of interest of certain Kabota Individual Defendants in connection with the merger, and agreed to the merger in a wrongful attempt to insulate themselves from potential personal liability alleged in a separate stockholder class action and derivative suit relating to a prior restatement of the Company's financial statements for the fiscal year 2001 through the first half of 2004.

        The Petition seeks, among other relief, an injunction preventing completion of the merger (or rescinding the merger if it is completed prior to the receipt of such relief), a direction that the Kabota Individual Defendants exercise their fiduciary duties to obtain a transaction in the best interests of the Company and its stockholders, restitution to the Company of any wrongful profits, benefits or other compensation obtained by the Kabota Individual Defendants, attorneys' fees and expenses, and such other relief as the court might find just and proper. The Company believes the lawsuit is without merit and intends to defend vigorously against it.

        On or about October 21, 2005, a purported derivative and class action complaint was filed by a putative stockholder of the Company in an action styled Freeport Partners, LLC, Derivatively on Behalf of Nominal Defendant Sourcecorp, Inc. v. Ed H. Bowman, et al., Civil Action No. 3:05-02085-N (the "Freeport Complaint"), pending in the United States District Court for the Northern District of Texas, Dallas Division, against certain officers and directors of the Company. The Freeport Complaint asserts, among other things, stockholder derivative claims on behalf of the Company against certain defendants, seeking forfeiture of certain compensation, bonuses and profits pursuant to Section 304 of the Sarbanes-Oxley Act and contribution to any settlement or judgment in connection with a separate securities fraud action styled In re SOURCECORP, Inc. Securities Litigation, Case No. 3:04-CV-2351-N, pending in the United States District Court for the Northern District of Texas, Dallas Division (the "Securities Litigation"). In addition, the Freeport Complaint alleges claims of breach of fiduciary duties and abuse of control, on behalf of a putative class of Company stockholders, against the defendants for allegedly causing or allowing the Company purportedly to conduct its business in an imprudent or unlawful manner and allegedly disseminating materially false information to the investing public as alleged in the Securities Litigation. Pursuant to an agreed order, dated November 18, 2005, all proceedings in this lawsuit were stayed pending resolution of the motions to dismiss filed in the Securities Litigation.

        On or about March 20, 2006, plaintiff filed a motion to lift the consensual stay so that it may amend the Freeport Complaint. In papers filed with the motion, plaintiff stated that it was considering amending the Freeport Complaint to add claims under the federal proxy laws relating, in part, to proxy materials filed in connection with the merger. The Company believes the lawsuit is without merit and intends to defend vigorously against it.

Amendment to the Company's Rights Agreement

        The Company is party to a rights agreement, dated as of June 24, 2005, with American Stock Transfer & Trust Company, as rights agent. In general, the amended rights agreement imposes a significant penalty upon any person or group that acquires 15% or more of the Company's outstanding common stock without the approval of our board of directors.

        Immediately prior to the execution of the merger agreement, the Company and the rights agent entered into an amendment to the rights agreement, which provides that neither the execution of the merger agreement nor the consummation of the merger will trigger the provisions of the rights agreement.

        In particular, the amendment to the rights agreement provides that none of Holdings, MergerSub or any of their affiliates, JANA or any director, employee or officer of the Company or any of its subsidiaries (the "Exempted Persons") shall be deemed to be an "Acquiring Person" (as defined in the rights agreement), and none of a "Distribution Date" (as defined in the rights agreement), a "Triggering Event" (as defined in the rights agreement) or a "Shares Acquisition Date" (as defined in the rights agreement) shall be deemed to have occurred, in each case solely as a result of (i) the approval, execution, delivery or performance of the merger agreement, (ii) the merger of MergerSub with and into the Company, (iii) the consummation of any other transaction contemplated by the merger agreement (including, without limitation, the execution, delivery or performance of their respective obligations under the support agreement entered into between Holdings and JANA) or (iv) at all times prior to the termination of the merger agreement, any investment or commitment to invest in securities of Holdings. The amendment to the rights agreement also redefines "Expiration Date" (as defined in the rights agreement) to include a potential earlier date and time immediately prior to the effective time of the merger.

THE MERGER AGREEMENT

        The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary may not contain all of the information about the merger that is important to you. We encourage you to carefully read the merger agreement in its entirety. The merger agreement contains representations and warranties by the Company, Holdings and MergerSub. The representations and warranties reflect negotiations between the parties to the merger agreement and, in certain cases, merely represent allocation decisions among the parties and may not be statements of fact. As such, the representations and warranties are solely for the benefit of the parties to the merger agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the merger agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Structure and Effective Time

        The merger agreement provides that MergerSub, a wholly-owned subsidiary of Holdings, will merge with and into SOURCECORP. SOURCECORP will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Holdings. As a result of the merger, SOURCECORP will no longer be a public company and you will cease to have any ownership interest in SOURCECORP and each of your shares of SOURCECORP common stock will be converted into the right to receive the $25.00 per share merger consideration, without interest.

        The closing date for the merger will be the third business day following the day on which all conditions to closing in the merger agreement have been satisfied or waived or on another date as agreed between Holdings and us. We currently expect to complete the merger during the second or third quarter of 2006. However, we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived.

        The merger will be effective when we file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as agreed to by the parties and specified in the certificate of merger.

Merger Consideration

        The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares either owned by Holdings or us, or any of our respective direct or indirect subsidiaries, which will be cancelled, or by holders properly perfecting appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $25.00 in cash, without interest.

        If any of our stockholders perfects appraisal rights with respect to any of their SOURCECORP shares, we will treat those shares as described in the section entitled "Appraisal Rights."

Treatment of Restricted Stock Awards, Options and Warrants

        The merger agreement provides that, if the merger occurs, each outstanding restricted stock award will be cancelled and will be converted into the right to receive $25.00 per such restricted stock award, without interest and less any required withholding taxes.

        The merger agreement provides that, if the merger occurs, each outstanding stock option and warrant granted under the Company's stock plans will be cancelled, and each option or warrant holder will be entitled to receive as soon as reasonable practicable after the effective time of the merger, in exchange for the cancellation of all outstanding options or warrants as of such time, a cash payment, without interest and less any required withholding taxes, equal to the product of:

  •
  the total number of shares subject to such option or warrant; and

  •
  the excess, if any, of $25.00 over the exercise price per share under such option.

Directors and Officers

        The merger agreement provides that the directors of MergerSub immediately before the merger will be the directors of the surviving corporation. Our officers immediately before the merger will be the initial officers of the surviving corporation.

Representations and Warranties

        We make customary representations and warranties in the merger agreement about our business as a whole, including, but not limited to, representations and warranties relating to:

  •
  our and our subsidiaries' organization, good standing and qualification;

  •
  our capitalization;

  •
  authorization to execute, deliver and perform the merger agreement and to consummate the merger;

  •
  absence of violations of our charter documents, applicable laws and certain contracts as a result of the execution, delivery or performance of the merger agreement;

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  governmental filings required in connection with the merger;

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  the accuracy and completeness of our filings with the SEC, including our financial statements, and compliance with the Sarbanes-Oxley Act of 2002;

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  the conduct of our business in the ordinary course and the absence of any material adverse change since December 31, 2004;

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  litigation and liabilities;

  •
  employee benefits and labor matters;

  •
  compliance with laws and licenses;

  •
  absence of undisclosed broker's fees;

  •
  our board of directors' approval of the merger agreement and the merger and recommendation of approval of the merger agreement and the merger to our stockholders;

  •
  tax matters, insurance matters, environmental matters, material contracts, intellectual property and matters relating to our property, leases and customer relationships; and

  •
  the non-applicability of takeover statutes and our rights agreement.

        Some of the representations and warranties made by us are qualified by a material adverse effect standard. A material adverse effect for purposes of our representations and warranties means a material adverse effect on the financial condition, properties, business or results of operations of SOURCECORP and its subsidiaries, taken as a whole. However, a material adverse effect does not include any such event, occurrence, fact, condition, change or effect arising out of or related to:

  •
  changes in general economic or political conditions or the securities markets, except to the extent that such changes have a materially disproportionate impact on SOURCECORP and its subsidiaries, taken as a whole;

  •
  changes in laws or interpretations thereof by any governmental entity or changes in accounting rules;

  •
  changes affecting generally the industries in which SOURCECORP or any of its subsidiaries conduct business, except to the extent that such changes have a materially disproportionate impact on SOURCECORP and its subsidiaries, taken as a whole;

  •
  the announcement of the transactions contemplated by the merger agreement or other communication by Holdings or MergerSub of their plans or intentions with respect to any of the businesses of SOURCECORP or any of its subsidiaries;

  •
  the pendency or consummation of the transactions contemplated by the merger agreement or any actions by Holdings, MergerSub or SOURCECORP taken pursuant to the merger agreement;

  •
  any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, except to the extent that such events have a materially disproportionate impact on SOURCECORP and its subsidiaries, taken as a whole;

  •
  any change in the market price or trading volume of the shares of SOURCECORP (it being understood that any facts underlying any such change resulting from or arising out of any event, occurrence, circumstance or development that is not covered by any of the events, occurrences, circumstances or developments listed above or below may be taken into account to determine whether there has been a company material adverse effect); and

  •
  any failure by SOURCECORP to meet any revenue or earnings targets or projections of SOURCECORP or targets or forecasts of equity analysts (it being understood that any facts underlying any such failure resulting from or arising out of any event, occurrence, circumstance or development that is not covered by any of the events, occurrences, circumstances or developments listed above may be taken into account to determine whether there has been a company material adverse effect).

        The merger agreement contains customary representations made by Holdings and MergerSub, including, but not limited to, representations and warranties relating to:

  •
  organization, good standing and qualification;

  •
  the authorization to execute, deliver and perform the merger agreement and to consummate the merger;

  •
  absence of violations of charter documents, applicable laws and certain contracts as a result of entering into the merger agreement and consummation of the transactions contemplated by the merger;

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  governmental filings and consents required in connection with the merger;

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  litigation;

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  the availability of funds to pay the merger consideration;

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  capitalization;

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  absence of undisclosed broker's fees; and

  •
  no control over entities competing with the Company.

        Some of the representations and warranties made by Holdings and MergerSub are qualified by a material adverse effect standard so that events that are not reasonably likely to have a material adverse effect on the ability of Holdings and MergerSub to consummate the merger and the other transactions contemplated by the merger agreement do not give rise to misrepresentations.

Covenants

  Stockholder Meeting; Proxy Solicitations

        Under the merger agreement, subject to fiduciary obligations under applicable law and certain exceptions described in the section entitled "Acquisition Proposals," we are required to hold a stockholders meeting as promptly as practicable after the execution of the merger agreement to consider and vote upon the adoption of the merger agreement. Subject to its fiduciary obligations under applicable law, our board of directors is required to take all lawful action to solicit the adoption of the merger agreement by our stockholders.

  This Proxy Statement

        Subject to fiduciary obligations under applicable law and certain exceptions described in the section entitled "Acquisition Proposal," we are also required to promptly (but in any event within 20 days after the date of the merger agreement), prepare and file a proxy statement with the SEC, use our commercially reasonably efforts to promptly provide responses to the SEC with respect to any comments made by the SEC and cause such proxy statement to be mailed to our stockholders as promptly as possible after the proxy statement is cleared by the SEC. We must also provide notice to Holdings of any comments made by the SEC and of any request by the SEC for any amendment or supplement thereto or for additional information.

  Interim Operations

        In the merger agreement, we and our subsidiaries have generally agreed, until the effective time of the merger, to conduct our operations only in the ordinary course of business in all material respects. With certain specified exceptions, if we wish to engage in conduct that is outside of the ordinary course of business or inconsistent with past practice, we must obtain the approval of Holdings in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

        In addition, we and our subsidiaries have agreed to various other restrictions on our business and operations. With certain specified exceptions, if we wish to engage in one of these restricted activities, we must obtain the approval of Holdings in writing, which approval shall not be unreasonably withheld, conditioned or delayed. These covenants include, but are not limited to, restrictions on our and our subsidiaries' ability to:

  •
  adopt or propose any change in our certificate of incorporation or bylaws or other applicable governing instruments;

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  acquire any business or any corporation, partnership, association, joint venture, limited liability company or other entity, or any assets that would be material to the Company;

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  restructure, recapitalize, reorganize or completely or partially liquidate the Company;

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  issue, sell, pledge, dispose of, grant, transfer or encumber any capital stock (other than options and warrants under the Company's stock plans and warrant agreements);

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  make any loans, advances or capital contributions to or investments in any person (other than the Company or any of its subsidiaries) other than in the ordinary course;

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  declare, set aside, make or pay any dividend or other distribution (except for certain intercompany dividends) or enter into any agreement with respect to the voting of any of the capital stock of the Company;

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  with certain exceptions for intercompany dividends, alter or purchase our capital stock other than pursuant to the Company's stock plans and warrant agreements;

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  redeem, repurchase, prepay, cancel, incur or otherwise modify, in any material respect in a manner adverse to the Company, any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its subsidiaries, except for (i) indebtedness for borrowed money incurred pursuant to the Company's existing credit agreement with Bank of America, N.A., (ii) indebtedness not to exceed $2,500,000 in the aggregate or (iii) guarantees incurred in compliance with Section 6.1 of the merger agreement by the Company or any of its direct or indirect wholly-owned subsidiaries of indebtedness of any direct or indirect wholly-owned subsidiary of the Company;

  •
  except as set forth in each of the quarterly capital budgets previously shared with Holdings, make or authorize any capital expenditures in excess of $500,000 in the aggregate;

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  make any changes with respect to accounting policies or procedures except as required by law or changes in generally accepted accounting principles;

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  other than in the ordinary course of business consistent with past practice, (i) enter into, renew, terminate, fail to renew or amend in any material respect any material contract, (ii) enter into, amend, modify or waive any rights under any contract or agreement with an executive officer or director of the Company involving amounts in excess of $75,000, or (iii) enter into any new line of business;

  •
  make any changes with respect to accounting policies or procedures except as required by law or changes in generally accepted accounting principles;

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  pay, discharge, waive, compromise settle or otherwise satisfy any action, whether now pending or hereafter brought, (i) at a cost materially in excess of the amount accrued or reserved in the Company reports filed with the SEC, (ii) pursuant to terms that impose material adverse restrictions on the business of the Company and its subsidiaries as currently conducted or (iii) on a basis that reveals a finding or an admission of a material violation of law by the Company or its subsidiaries;

  •
  other than in the ordinary course of business consistent with past practice, make or change any material tax election, or settle or finally resolve any tax contest with respect to a material amount of tax;

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  transfer, encumber or otherwise dispose of any material assets, product lines or businesses, except in the ordinary course of business, except for obsolete assets and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $1,000,000 in the aggregate, other than pursuant to contracts in effect prior to the date of the merger agreement;

  •
  except as required pursuant to existing written, binding agreements in effect prior to the date of the merger agreement or any employee benefit plan, (i) (A) hire, promote or terminate any director, employee or consultant earning more than $125,000 in aggregate annual compensation (with certain exceptions); or (B) implement or effect any reduction in force, lay off or similar program or effort concerning the termination of employees (other than (x) employee terminations for cause and (y) employee terminations pursuant to and consistent with past practice); (ii) grant or provide any new severance, termination payments or material benefits, (iii) increase the compensation, fees, bonus or benefits of or pay any bonus to any employee or director or make any new equity awards (other than, in all such cases, employees earning $75,000 or less in aggregate annual compensation), (iv) establish, adopt, amend or terminate any employee benefit plan or amend the terms of any outstanding equity-based awards, (v) take action to secure the payment of compensation or benefits, (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by generally accepted accounting principles; or (vii) forgive any loans to directors, officers or, outside the ordinary course of business, employees of the Company or any of its subsidiaries;

  •
  with certain exceptions, establish, adopt, enter into or amend any collective bargaining agreement;

  •
  fail to maintain in full force and effect, or fail to replace or renew, the Company's material insurance policies;

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  transfer, mortgage or encumber any material intellectual property, or fail to maintain ownership of our material owned intellectual property; or

  •
  agree, authorize or commit to do any of the foregoing actions.

        Holdings and we have also agreed to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other communications received by the parties from any third party and/or governmental entity with respect to the merger. We have also agreed to give prompt notice to the other of any change, fact or condition that is reasonably likely to have a material adverse effect with respect to the Company or of any failure of any condition to Holdings' obligations to effect the merger. Furthermore, we have agreed that neither us nor Holdings shall permit any of its officers or any other representatives or agents to participate in any meeting with any governmental entity in respect of any filings, investigation or other inquiry relating to the merger unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate at such meeting.

        With certain exceptions for privileged information, compliance with laws and the protection of trade secrets, we have also agreed to, upon reasonable notice, afford Holdings' representatives reasonable access to our employees, properties, tax returns, books, contracts and records throughout the period prior to the effective time.

  No Solicitation of Acquisition Proposals

        We have agreed not to, nor to permit any of our subsidiaries, and to use our commercially reasonable efforts to cause any of our or our subsidiaries' directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

  •
  initiate, solicit, knowingly cooperate with or knowingly encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information, data or access to our properties, assets, employees or representatives in connection with or relating to any acquisition proposal.

        In addition, we have agreed not to:

  •
  enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other agreement (other than a confidentiality agreement under certain circumstances) relating to any acquisition proposal.

        Subject to fiduciary duties under applicable law, we have also generally agreed not to make a change in our board of directors' recommendation of the merger.

        Despite these general prohibitions, subject to the following conditions, we may provide information in response to a request by, or engage in any negotiations or discussions with, a person who has made an unsolicited written acquisition proposal. In addition, subject to the following conditions, we may enter into any agreement related to an acquisition proposal and terminate the merger agreement or make a change in our board of directors' recommendation.

        These actions may only be taken prior to adoption of the merger agreement by our stockholders and only if:

  •
  in the case of responding to a request for information by a person who has made an unsolicited bona fide written acquisition proposal providing for the acquisition of more than 75% of the assets (on a consolidated basis) or more than 50% of the total voting power of the equity securities of the Company, our board of directors determines in good faith after consultation with its outside financial advisor and its outside legal counsel that taking such action is necessary in order to comply with their respective fiduciary duties under applicable law and our board of directors receives from the person requesting such information an executed confidentiality agreement on terms not substantially less favorable to the Company than to those contained in the confidentiality agreement, dated as of December 14, 2005, between an affiliate of Holdings and the Company;

  •
  in the case of engaging in discussions or negotiations with any person who has made such an unsolicited bona fide written acquisition proposal, our board of directors determines in good faith after consultation with its outside financial advisor and outside legal counsel that taking such action is necessary in order to comply with their respective fiduciary duties under applicable law and our board of directors has determined in good faith, based on information then available and after consultation with its outside legal counsel and outside financial advisor, that such acquisition proposal reasonably could result in a superior proposal (as discussed below);

  •
  in the case of approving, adopting, recommending, or otherwise declaring advisable or proposing to approve, adopt, recommend or declare advisable such an unsolicited bona fide written acquisition proposal, (i) such acquisition proposal is a superior proposal, (ii) Holdings has received written notice of the Company's intention to take such action at least four business days prior to the taking of such action and (iii) during such four-day waiting period the Company and its advisors have negotiated in good faith with Holdings and MergerSub to make adjustments in the terms and conditions of the merger agreement and our board of directors fully considers any such adjustment and nonetheless concludes in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and (iv) our board of directors determines in good faith after consultation with its outside financial advisor and outside legal counsel that taking such action is necessary in order to comply with their respective fiduciary duties under applicable law;

  •
  in the case of our board of directors changing its recommendation with respect to the merger, our board of directors determines in good faith after consultation with outside legal counsel and outside financial advisor that taking such action is necessary in order to comply with their respective fiduciary duties under applicable law.

        To make a change in our board of director's recommendation means (i) to withhold, withdraw, qualify or modify (or resolve to withhold, withdraw, qualify or modify or publicly propose), in a manner adverse to Holdings, our approval of the merger agreement and the merger or our recommendation to our stockholders to adopt the merger agreement, (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement entered into under the circumstances described above with respect to an unsolicited bona fide written acquisition proposal).

        An "acquisition proposal" means (i) any proposal or offer with respect to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 25% or more of any class of equity securities or consolidated total assets (including equity securities of its subsidiaries) of the Company.

        A "superior proposal" means (i) any unsolicited bona fide proposal or offer with respect to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any unsolicited bona fide proposal or offer to acquire in any manner, directly or indirectly, 50% or more of any class of equity securities or 75% of consolidated total assets (including equity securities of its subsidiaries) of the Company, made by a third party that our board of directors (after consultation with its outside legal counsel and outside financial advisor) has determined in its good faith judgment taking into account all legal, financial, regulatory and other aspects of the proposal, the likelihood of consummating the transaction, the likely consummation date of the transaction contemplated by the proposal and the person making the proposal, that such acquisition proposal, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by the merger agreement (after taking into account any revisions to the terms of the transaction contemplated by the merger agreement).

        Subject to the exceptions described above, the merger agreement requires us to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to any acquisition proposal.

  Employee Benefits

        For at least six months following the closing date of the merger, Holdings has agreed to provide or cause to be provided to all current and former employees of the Company and its subsidiaries (i) a salary or wage level and bonus opportunity comparable to the salary or wage level and bonus opportunity and (ii) benefits, perquisites and other terms and conditions of employment that, in the case of (i) and (ii), in the aggregate, are substantially equivalent to those received immediately prior to the closing of the merger (including, without limitation, benefits pursuant to qualified retirement and savings plans, medical, dental and pharmaceutical plans and programs, deferred compensation arrangements and equity-based and incentive compensation plans). Holdings also agrees, for purposes of each of its employee benefit plans providing medical, dental, prescription drug, vision, life insurance or disability benefits to any employee of the Company or its subsidiaries, to cause its employee benefit plans to waive all pre-existing condition exclusions and limitations, waiting periods, evidence of insurability or good health and actively-at-work exclusions of its employee benefit plans with respect to such employees and their dependents to the same extent such exclusions, limitations or other conditions were waived or satisfied under a comparable plan of the Company or its subsidiaries and take into account any eligible expenses incurred by such employees and their dependents for purposes of satisfying all deductible, co-payment, coinsurance and maximum out-of-pocket requirements and like adjustments or limitations on coverage applicable to such employees and their covered dependents under the applicable employee benefit plan of Holdings. The surviving corporation shall honor all employee benefit and other obligations to employees under the compensation and benefit plans and all employee severance plans (or policies) in existence on the date of the merger agreement, all employment or severance agreements entered into by the Company or adopted by our board of directors prior to the date of the merger agreement, in each case, to the extent the surviving Corporation is legally required to do so.

   Efforts to Complete the Merger

        We and Holdings have agreed to cooperate and use our respective reasonable best efforts to obtain the necessary regulatory approvals and to take or cause to be taken any and all actions to consummate and make effective the merger. In seeking to obtain such approvals, Holdings will not be required to pay any amount to any person (other than de minimis amounts) or incur any liability (other than de minimis liabilities) in connection therewith.

  Directors and Officers Indemnification and Insurance

        The merger agreement provides that the Company, as the surviving corporation in the merger, shall, to the fullest extent permitted by applicable law, indemnify and hold harmless (and advance expenses in respect of each of the foregoing) each present and former director and officer of SOURCECORP and its subsidiaries (except for certain former officers) against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages or liabilities, including amounts paid in settlement, incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger based on or arising out of the fact that such person was a director or officer of SOURCECORP or any subsidiary of SOURCECORP. In addition, Holdings and the Company, as the surviving corporation in the merger, will honor all rights to indemnification or exculpation existing in favor of any director, officer or employee for a period of not less than six years from the completion of the merger.

        The merger agreement also provides that the Company, as the surviving corporation in the merger, will maintain, or Holdings will provide for, for a period of six years after completion of the merger, the current directors' and officers' liability insurance policies maintained by us, or policies of at least the same coverage and amount and containing terms and conditions that are in other respects no less favorable than those provided under existing insurance, with respect to matters arising before the effective time of the merger, although the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the merger agreement, provided that, in the alternative, the surviving corporation may purchase a tail policy, which shall be effective for a period from the closing through and including the date six years after the closing date with respect to claims arising from facts or events that occurred on or before the closing, and which shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than the coverage currently provided by the existing insurance.

Conditions to the Merger

        Our and Holdings' obligations to complete the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger of the following conditions:

  •
  the Company's stockholders adopting the merger agreement in accordance with applicable law and the Company's certificate of incorporation and by-laws;

  •
  the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act;

  •
  that no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger; and

  •
  the performance by each party of its obligations in all material respects and compliance by each party with its covenants in all material respects.

        In addition, Holdings' and MergerSub's obligations to complete the merger are subject to the satisfaction or waiver by Holdings at or prior to the effective time of the merger of the following conditions:

  •
  the representations and warranties that we made in the merger agreement relating to the absence of any event or change since December 31, 2004 that has had or would be reasonably likely to have a material adverse effect with respect to the Company shall be true and correct in all respects as of the closing date of the merger as if made on and as of such date (except to the extent any such representation or warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date);

  •
  the other representations and warranties that we have made in the merger agreement (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect (other than such qualifications and exceptions contained in the representations and warranties that we have made relating to our SEC filings and financial statements and in any of the "listing" representations)), shall be true and correct as of the closing date of the merger as if made on and as of such date (except to the extent any such representation or warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a material adverse effect with respect to the Company;

  •
  Holdings' receipt at the closing of the merger of a certificate from one of our executive officers to the effect that such officer has read the above conditions and that such conditions have been satisfied;

  •
  since the date of the merger agreement there has not been any event, change, effect or development that, individually or in the aggregate has had or would reasonably be likely to have a material adverse effect on the Company;

  •
  Holdings' receipt of its requisite debt financing; and

  •
  the total number of shares of SOURCECORP common stock owned by stockholders who have perfected and not withdrawn a demand for or lost appraisal rights pursuant to Section 262 of the Delaware General Corporation Law does not exceed 12.5% of the Company's issued and outstanding shares.

        In addition, our obligation to complete the merger is subject to the satisfaction or waiver by us at or prior to the effective time of the following conditions:

  •
  the representations and warranties of Holdings and MergerSub in the merger agreement (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) shall be true and correct as of the closing date of the merger as if made on and as of such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date), except where failure to be, individually or in the aggregate, has not had and would not be reasonably likely to have a material adverse effect with respect to Holdings;

  •
  SOURCECORP's receipt at the closing of the merger of a certificate from one of Holdings' executive officers to the effect that above conditions have been satisfied.

Termination

        SOURCECORP and Holdings may mutually agree to terminate the merger agreement at any time without completing the merger, even after the adoption of the merger agreement by our stockholders. The merger agreement may also be terminated prior to the completion of the merger:

  •
  by either Holdings or us if:

          (i)    we have not completed the merger by September 3, 2006 (or such later date as may be agreed in writing) whether such date is before or after we receive stockholder approval, if the terminating party's breach is not the proximate cause of the failure of the merger to be consummated;

          (ii)   our stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof, if the terminating party's breach is not the proximate cause of the failure of the merger to be consummated; or

          (iii)  a governmental order, decree or other ruling permanently enjoining or otherwise prohibiting the consummation of the merger has been issued and has become final and non-appealable, whether before or after we receive stockholder approval, if the terminating party's breach is not the proximate cause of the failure of the merger to be consummated;

  •
  by us if:

          (i)    there has been a breach of any representation, warranty, covenant or agreement made by Holdings or MergerSub in the merger agreement, or any of their representations and warranties have become untrue, such that the conditions to the completion of the merger could not be satisfied (and the breach is not cured within 30 days following receipt of written notice from us); or

          (ii)   prior to the adoption of the merger agreement by our stockholders (a) our board of directors authorizes us to enter into an alternative acquisition agreement with respect to a superior proposal and we notify Holdings in writing that we intend to enter into such an agreement, attaching the most current version of such agreement to the notice, (b) Holdings does not make, within four business days, an offer that our board of directors determines, in good faith after consultation with its financial advisor, is at least as favorable, from a financial point of view, to our stockholders as the superior proposal and (c) we, prior to such termination, pay to Holdings any required termination fee (as discussed below);

  •
  by Holdings if:

          (i)    our board of directors withdraws, qualifies or modifies in a manner adverse to Holdings its approval of the merger agreement or its recommendation to our stockholders to adopt the merger agreement, or approves or recommends an acquisition proposal or enters into an agreement (other than a permitted confidentiality agreement) with respect to an acquisition proposal; or

          (ii)   there has been a breach of any representation, warranty, covenant or agreement made by us in the merger agreement, such that the conditions to the completion of the merger could not be satisfied (and the breach is not cured within 30 days following receipt of written notice from Holdings).

        In the event the merger agreement is terminated and the merger is abandoned as set forth above, the merger agreement shall become void and of no effect, other than certain provisions relating to confidentiality, no additional representations and fees and expenses, without any liability on the part of any party to the merger agreement, except for liability for any breach by a party of the merger agreement.

Termination Fee and Expense Reimbursement

        We have agreed to reimburse Holdings (or an affiliate designated by Holdings) up to a maximum amount of $4,000,000 for all reasonable and documented third-party charges and expenses actually incurred by them or its affiliates in connection with the merger agreement and the transactions contemplated thereby if the merger agreement is terminated by Holdings because it was not adopted by our stockholders at the special meeting, unless the failure to obtain our stockholder approval is proximately caused by a breach by Holdings or MergerSub of any of their respective representations, warranties, covenants or agreements under the merger agreement. Such expense reimbursement, if any, will be credited against any termination fee that becomes payable to Holdings.

        We must pay Holdings a termination fee of $15,000,000 if:

  •
  Holdings terminates the merger agreement because our board of directors withdraws, qualifies or modifies in a manner adverse to Holdings its approval of the merger agreement or its recommendation to our stockholders to adopt the merger agreement, or approves or recommends an acquisition proposal or enters into an agreement (other than a permitted confidentiality agreement) with respect to an acquisition proposal, which termination fee is due upon the date of such termination;

  •
  we terminate the merger agreement because our board of directors authorizes us to enter into an alternative acquisition agreement with respect to a superior proposal and Holdings does not make, within four business days, a revised offer that our board of directors determines, in good faith after consultation with its financial advisor, is at least as favorable from a financial point of view to our stockholders as the superior proposal, which termination fee is due upon the date of such termination;

  •
  any person or entity has made a communication to us or a public announcement regarding a bona fide acquisition proposal, or a communication to us or a public announcement that, subject to the merger being disapproved by our stockholders or otherwise rejected, it will make a bona fide acquisition proposal, and Holdings terminates the merger agreement for any of the following reasons: (i) the merger was not consummated by September 3, 2006 (but we will not be required to pay such termination fee if, at the time of such termination, all of the conditions to Holdings' obligations under the agreement (other than obtaining the debt financing) shall have been satisfied), (ii) the adoption of the merger agreement by our stockholders was not obtained, or (iii) there has been a breach of any representation, warranty, covenant or agreement made by us in the merger agreement, such that the closing conditions would not be satisfied (but only if such breach was a result of a willful or intentional breach by us after the date on which such proposal shall have been communicated to us or publicly announced), and concurrently with such termination or within twelve months after such termination, we agree to an acquisition proposal with the person who made such communication or public announcement, or such acquisition proposal shall be consummated, which termination fee shall be paid prior to the earlier of us agreeing to such acquisition proposal or consummating such acquisition proposal; or

  •
  any person or entity has made a communication to us or a public announcement regarding a bona fide acquisition proposal, our board of directors, subject to certain exceptions, has publicly taken a neutral position or no position with respect to such acquisition proposal, our board of directors determines to recommend against such acquisition proposal (and has publicly announced its determination to recommend against such acquisition proposal to the extent such acquisition proposal has been made public), and we or Holdings terminate the merger agreement because it has not been adopted by our stockholders, which termination fee is due upon the date of such termination.

        Except as described above, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement shall be paid by the party incurring such fees or expenses whether or not the merger is consummate, except that Holdings will pay for all filing fees under the Hart-Scott-Rodino Act.

Amendment and Waiver

        Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders, unless the merger agreement has already been adopted by our stockholders, and under applicable law such amendment would require the further approval of our stockholders.

        The merger agreement also provides that, to the extent permitted by applicable law, any party may, by written agreement:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

THE SUPPORT AGREEMENT

        The following summary of the terms of the support agreement is qualified in its entirety by reference to the support agreement, a copy of which is attached to this proxy statement as Annex C. This summary may not contain all of the information about the support agreement that is important to you. We encourage you to carefully read the support agreement in its entirety.

        On March 7, 2006, in connection with the execution of the merger agreement, JANA entered into a support agreement with Holdings. As of the date of the support agreement, JANA was the beneficial owner of 2,065,192 shares of SOURCECORP common stock, constituting approximately 13% of the voting power for purposes of voting on the adoption of the merger agreement.

Agreement to Vote; Irrevocable Proxy

        During the term of the support agreement, JANA agrees to cause all of its beneficially owned shares of SOURCECORP common stock as of the date of the support agreement and all shares of SOURCECORP common stock it may acquire after the date of the support agreement, whether upon the exercise of options or warrants, conversion of convertible securities or otherwise, and any other voting securities of SOURCECORP (whenever acquired) that are beneficially owned by JANA or over which JANA has, directly or indirectly, the right to vote at any meetings of the stockholders of SOURCECORP to be voted:

  •
  in favor of:

          (i)    approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger; and

          (ii)   any other matter that is required to facilitate the transactions contemplated by the merger agreement, including the merger; and

  •
  against:

          (i)    any other merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries with or involving any party other than as contemplated by the merger agreement;

          (ii)   any liquidation or winding up of the Company;

          (iii)  any extraordinary dividend by the Company; and

          (iv)  any other action that would reasonably be expected to (a) impede, interfere with, delay or attempt to discourage the merger or the transactions contemplated by the merger agreement, including the merger, or (b) result in breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the merger agreement that would reasonable be expected to materially adversely affect the Company or to impair or adversely affect in any way the respective abilities of the Company, Holdings and MergerSub to consummate the transactions contemplated by the merger agreement.

        Solely with respect to the matters described above, for so long as the support agreement is in effect, JANA irrevocably appoints Holdings as its proxy to vote all of its shares of SOURCECORP common stock solely on the matters described above, and in such manner. The irrevocable proxy will automatically terminate upon the valid termination of the support agreement.

Representations and Warranties

        JANA and Holdings make customary representations and warranties in the support agreement, some of which are qualified by a materiality standard.

Covenants

        JANA covenants to notify Holdings of the number of additional shares JANA acquires during the term of the support agreement, which shares will be subject to the terms of the support agreement. Additionally, JANA covenants not to engage in any of the following actions with respect to its shares of SOURCECORP common stock:

  •
  selling, encumbering, assigning or otherwise disposing of, or entering into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any shares;

  •
  granting any proxies or powers of attorney, depositing any shares into a voting trust or entering into a voting agreement with respect to any shares;

  •
  taking any action that would cause any representation or warranty of JANA in the support agreement to become untrue or incorrect or have the effect of preventing or disabling JANA from performing its obligation under the support agreement; or

  •
  committing or agreeing to take any of the foregoing actions;

        Any transfer of shares by JANA in violation of the above covenants will be null and void, and JANA agrees that any such prohibited transfer should be enjoined. Should JANA's shares be involuntarily transferred because of bankruptcy or certain other circumstances, the support agreement provides that the shares will continue to be subject to all of the restrictions, liabilities and rights in the support agreement.

        JANA also covenants not to directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information) or take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any acquisition proposal regarding the Company. JANA agrees to immediately cease any and all existing activities, discussions or negotiations with any and all parties conducted up to the date of the support agreement with respect to any acquisition proposal regarding the Company. JANA must immediately notify Holdings of the existence, terms and status of any proposal, discussion, negotiation or inquiry its receives and provide Holdings with copies of any written materials in connection with such proposal, discussion, negotiation or inquiry in addition to disclosing the identity of the party making such proposal. JANA will simultaneously provide to Holdings any non-public information concerning the Company provided to any other party which was not previously provided to Holdings.

        JANA waives any rights it may otherwise have available to demand "fair value" for its shares or right to dissent from the merger.

Termination

        The support agreement terminates on the earlier of (i) the termination of the merger agreement, (ii) the date that the merger agreement is amended to reduce the merger consideration without JANA's consent, or (iii) at the effective time of the merger.

MARKET PRICE OF SOURCECORP COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock is traded on the NASDAQ Stock Market. The following table sets forth the high and low closing prices of shares of our common stock as reported on the NASDAQ Stock Market, and the quarterly cash dividends declared per share for the periods indicated (rounded to the nearest cent):

	Market Prices
	High	Low	Dividends
2003
First Quarter	18.09	13.71	None
Second Quarter	22.38	13.92	None
Third Quarter	27.30	21.32	None
Fourth Quarter	26.56	24.03	None
2004
First Quarter	28.62	24.45	None
Second Quarter	28.06	22.60	None
Third Quarter	27.44	21.29	None
Fourth Quarter	23.12	16.13	None
2005
First Quarter	21.87	16.69	None
Second Quarter	23.03	17.49	None
Third Quarter	22.72	19.45	None
Fourth Quarter	26.37	21.13	None
2006
First Quarter (through March 24, 2006)	26.83	23.40	None

        On March 7, 2006, which was the last full trading day prior to the public announcement of the merger, the closing price of our common stock on the NASDAQ Stock Market was $25.83 per share. We encourage our stockholders to obtain current market quotations for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information, as of March 23, 2006, regarding the beneficial ownership of our common stock by (i) each person or "group" (as defined in Section 13(d)(3) of the Exchange Act) who is known by the Company to be the beneficial owner of more than five percent of any class of the Company's common stock; (ii) each Director and named executive officer; and (iii) all Directors and executive officers as a group. As of March 23, 2006, there were 16,201,550 shares of our common stock outstanding (excluding 36,670 shares of our common stock held by one of our wholly-owned subsidiaries), and the ownership percentages reflected in the table below are based on the number of shares outstanding as of such date. Unless otherwise indicated, the address of each person listed below is c/o SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204. All persons listed below have sole voting and investment power with respect to their shares unless otherwise indicated.

Name of Beneficial Owner	Shares Owned		Percent of Outstanding Common Stock
JANA Partners LLC.(1) 201 Post Street, Suite 1000 San Francisco, CA 94108	2,065,192		12.75%
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	1,841,203		11.36%
Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,273,717		7.86%
Barclays Global Investors, NA and affiliate(4) 45 Fremont Street San Francisco, CA 94105	1,242,738	(5)	7.67%
Sowood Capital Management LP(6) 500 Boylston Street, 17th Floor Boston, MA 21202	1,046,304	(7)	6.46%
Other:
Ed H. Bowman, Jr.(8)	1,106,077		6.47%
Ralph Burns(9)	35,000		*
Stephen W. Davis(10)	61,683		*
David Delgado(11)	100,540		*
Barry L. Edwards(12)	250,120		1.53%
Charles S. Gilbert(13)	155,570		*
Kerry D. Walbridge(14)	166,839		1.02%
Thomas C. Walker(15)	402,925		2.44%
Ronald Zazworsky(16)	222,677		1.36%
G. Michael Bellenghi(17)	6,694		*

Michael J. Bradley(18)	19,694	*
David Lowenstein(19)	31,194	*
Donald F. Moorehead, Jr.(20)	11,694	*
Hon. Edward M. Rowell(21)	14,494	*
Marc Weisman(22)	1,789	*
All Directors and executive officers as a group (15 persons)(23)	2,586,990	14.22%

*
Represents less than 1%.

(1)
Based solely on information provided on Schedule 13D/A (Amendment No. 3) dated August 9, 2005, which reflects sole voting power with respect to 2,065,192 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,065,192 shares and shared dispositive power with respect to 0 shares.

(2)
Based solely on information provided on Schedule 13G (Amendment No. 5) dated February 14, 2006, which reflects sole voting power with respect to 313,176 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,841,203 shares and shared dispositive power with respect to 0 shares. Such amendment to Schedule 13G also lists Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Advisors Small Cap Fund as beneficial owners of such securities as a result of the ownership structure of such entity.

(3)
Based solely on information provided on Schedule 13G (Amendment No. 2) dated February 1, 2006, which reflects sole voting power with respect to 1,273,717 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,273,717 shares and shared dispositive power with respect to 0 shares. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

(4)
Based solely on information provided on Schedule 13G dated January 31, 2006, which reflects sole voting power with respect to 1,169,113 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,242,738 shares and shared dispositive power with respect to 0 shares.

(5)
Consists of 857,166 shares beneficially owned by Barclays Global Investors, NA, and 385,572 shares beneficially owned by Barclays Global Fund Advisors.

(6)
Based solely on information provided on Schedule 13G (Amendment No. 1) dated February 14, 2006, which reflects sole voting power with respect to 1,046,304 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,046,304 shares and shared dispositive power with respect to 0 shares.

(7)
Consists of 902,753 shares held for the benefit of Sowood Alpha Fund Ltd. and 143,551 shares held for the benefit of Sowood Associates LP.

(8)
Consists of 29,952 shares of common stock, 184,000 shares of restricted common stock and 892,125 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(9)
Consists of 15,000 shares of restricted common stock and 20,000 options or warrants currently exercisable or excercisable within 60 days of March 23, 2006.

(10)
Consists of 1,683 shares of common stock, 40,000 shares of restricted common stock and 20,000 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(11)
Consists of 1,227 shares of common stock, 28,000 shares of restricted common stock and 71,313 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(12)
Consists of 5,520 shares of common stock, 47,000 shares of restricted common stock and 197,600 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(13)
Consists of 2,802 shares of common stock, 27,000 shares of restricted common stock and 125,750 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(14)
Consists of 3,839 shares of common stock held by such person, 1,000 shares of common stock held by such person's spouse, 47,000 shares of restricted common stock and 115,000 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(15)
Consists of 35,842 shares of common stock held by such person, 2,000 shares of common stock held by such person's spouse and 5,000 shares held by Thomas C. and Carolyn W. Walker Family Foundation, 47,500 shares of restricted common stock and 312,583 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(16)
Consists of 4,244 shares of common stock, 26,000 shares of restricted common stock and 192,433 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(17)
Consists of 1,832 shares of common stock and 4,862 shares of restricted common stock.

(18)
Consists of 7,832 shares of common stock, 4,862 shares of restricted common stock and 7,000 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(19)
Consists of 1,332 shares of common stock, 4,362 shares of restricted common stock and 25,500 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(20)
Consists of 1,832 shares of common stock, 4,862 shares of restricted common stock and 5,000 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(21)
Consists of 2,132 shares of common stock, 4,862 shares of restricted common stock and 7,500 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

(22)
Consists of 1,789 shares of restricted common stock.

(23)
Consists of 108,087 shares of Common Stock, 487,099 shares of restricted common stock and 1,991,804 options or warrants currently exercisable or exercisable within 60 days of March 23, 2006.

APPRAISAL RIGHTS

        Under Section 262 of the Delaware General Corporation Law (the "DGCL"), any holder of our common stock who does not wish to accept the per share merger consideration may dissent from the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of their shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and may ask to receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, which we attach to this proxy statement as Annex D. All references in Section 262 of the DGCL to a "stockholder" and in this summary to a "stockholder" are to the record holder of the shares of our common stock who asserts appraisal rights.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Annex D. Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex D carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights.

        Stockholders wishing to exercise the right to dissent from the merger and seek an appraisal of their shares must do ALL of the following:

  •
  NOT vote in favor of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST the merger agreement or ABSTAIN;

  •
  deliver to us a written demand for appraisal before the vote on the merger agreement at the special meeting;

  •
  continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

  •
  file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to, and separate from, any proxy or vote.

        Only a holder of record of shares of our common stock, issued and outstanding immediately prior to the effective time of the merger, may assert appraisal rights for the shares of our common stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates. The demand must specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of its shares of our common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

        A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to: SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 7520, ATTN: Corporate Secretary, Legal Department.

        If we complete the merger, we will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each of our former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Under the merger agreement, we have agreed to give Holdings prompt notice of any written demands for appraisal that we receive. We have further agreed that we will not, except with the prior written consent of Holdings, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawals of any such demands.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

        If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court's direction, the court may dismiss the proceeding against the stockholder. The Delaware Court of Chancery will thereafter determine the fair value of the shares of our common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value.

        In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

        The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time).

        Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), one proxy statement will be delivered to two or more stockholders who share an address, unless SOURCECORP has received contrary instructions from one or more of the stockholders. SOURCECORP will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, Attention: General Counsel and Secretary, telephone (214) 740-6500. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting SOURCECORP at the address and phone number set forth in the prior sentence.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will not hold a 2006 annual meeting of stockholders. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders, in which case stockholder proposals to be presented at our 2006 Annual Meeting of Stockholders must have been received, in writing, by our Secretary at our principal executive offices no later than December 23, 2005 in order to be included in our proxy materials relating to that meeting and such proposals must otherwise comply with the proxy rules relating to stockholder proposals. Stockholders who wish to submit a proposal for consideration at our 2006 annual meeting of stockholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, should have delivered a copy of their proposal in writing for receipt by our Secretary at our principal executive offices no later than March 8, 2006 assuming we were to hold the 2006 annual meeting as we originally anticipated on May 23, 2006. As mentioned above, it is unlikely that we will hold the 2006 annual meeting on May 23, 2006. In such event our bylaws provide that such proposal must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the annual meeting. If a stockholder fails to provide such notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the annual meeting. If the date of the 2006 annual meeting, if any, is changed by more than 30 days from May 23, 2006, then in order to be considered for inclusion in the Company's proxy materials, proposals of stockholders intended to be presented at the 2006 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2006 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by Certified Mail, Return Receipt Requested, to SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, Attention: General Counsel and Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, Attention: Investor Relations; telephone (214) 740-6500. If you would like to request documents, please do so by [    •    ], 2006 in order to receive them before the special meeting.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

SOURCECORP Filings:	Periods:
Annual Report on Form 10-K, as amended	Year ended December 31, 2004
Proxy Statement	2005 Annual Meeting of Stockholders (held on May 23, 2005)
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2005, Quarter ended June 30, 2005 and Quarter ended September 30, 2005
Current Reports on Form 8-K	Filed January 19, 2005, January 24, 2005 (two filings), February 16, 2005, February 22, 2005, March 9, 2005, March 16, 2005, March 24, 2005 (two filings), March 25, 2005, April 5, 2005, April 12, 2005, May 11, 2005 (three filings), June 27, 2005, August 4, 2005, August 10, 2005, September 29, 2005, October 5, 2005, October 6, 2005, November 4, 2005, December 7, 2005, December 28, 2005, January 11, 2006, February 24, 2006, March 6, 2006 and March 8, 2006

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [    •    ], 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        This proxy statement contains a description of representations and warranties made in the merger agreement. Representations and warranties are also set forth in contracts and other documents, including the merger agreement, that are attached or filed as annexes to this proxy or are incorporated by reference into this document. These representations and warranties were made only for the purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important limitations and qualifications agreed to by the contracting parties (including the Company, Holdings and MergerSub), and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this proxy statement or the actual representations and warranties contained in such contracts and other documents, including the merger agreement, as statements of factual information.

ANNEX A: AGREEMENT AND PLAN OF MERGER
ANNEX B: OPINION OF LEHMAN BROTHERS INC.
ANNEX C: SUPPORT AGREEMENT
ANNEX D: SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

SOURCECORP, INCORPORATED,

CORPSOURCE HOLDINGS, LLC

and

CORPSOURCE MERGERSUB, INC.

Dated as of March 7, 2006

i

ARTICLE VIII Termination		A-38
8.1.	Termination by Mutual Consent	A-38
8.2.	Termination by Either Purchaser or the Company	A-38
8.3.	Termination by the Company	A-38
8.4.	Termination by Purchaser	A-39
8.5.	Effect of Termination and Abandonment	A-39
ARTICLE IX Miscellaneous and General		A-41
9.1.	Survival	A-41
9.2.	Modification or Amendment	A-41
9.3.	Waiver of Conditions	A-41
9.4.	Counterparts	A-41
9.5.	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	A-41
9.6.	Notices	A-42
9.7.	Entire Agreement	A-43
9.8.	No Third Party Beneficiaries	A-43
9.9.	Obligations of Purchaser and of the Company	A-43
9.10.	Transfer Taxes	A-43
9.11.	Definitions	A-43
9.12.	Severability	A-43
9.13.	Interpretation; Construction	A-44
9.14.	Assignment	A-44
9.15.	Specific Enforcement	A-44
Annex A Defined Terms

ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of March 7, 2006, among SOURCECORP, Incorporated, a Delaware corporation (the "Company"), CorpSource Holdings, LLC, a Delaware limited liability company ("Purchaser"), and CorpSource MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub").

RECITALS

        WHEREAS, the respective Boards of Directors of each of Purchaser, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") on the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

        WHEREAS, simultaneously with the execution and delivery of this Agreement, the Purchaser and the stockholder of the Company set forth on the signature pages thereto are entering into an agreement, pursuant to which, among other things, such stockholder has agreed to vote in favor of the transactions contemplated by this Agreement; and

        WHEREAS, the Company, Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

        1.1.    The Merger.     On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects set forth in the DGCL.

        1.2.    Closing.     The closing of the Merger (the "Closing") shall take place (i) at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York at 9:00 A.M. on the third business day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the Company and Purchaser may agree in writing (the "Closing Date"). For purposes of this Agreement, the term "business day" shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York or Dallas, Texas.

        1.3.    Effective Time.     At the Closing, the Company and Purchaser will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the "Effective Time").

ARTICLE II

Certificate of Incorporation and By-Laws of the Surviving Corporation

        2.1.    The Certificate of Incorporation.     At the Effective Time, the certificate of incorporation of the Surviving Corporation (the "Charter") shall be amended in its entirety to read as set forth in Exhibit A hereto, until thereafter amended as provided therein or by applicable Law.

        2.2.    The By-Laws.     The parties hereto shall take all actions necessary so that the by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable Law.

ARTICLE III

Officers and Directors of the Surviving Corporation

        3.1.    Directors.     The parties hereto shall take all actions necessary so that the Board of Directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. Prior to the Closing, the Company shall deliver to Purchaser evidence reasonably satisfactory to Purchaser of the resignations of the directors of the Company, such resignations to be effective as of the Effective Time.

        3.2.    Officers.     The parties hereto shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

ARTICLE IV

Effect of the Merger on Capital Stock; Exchange of Certificates

        4.1.    Effect on Capital Stock.     At the Effective Time, as a result of the Merger and without any action on the part of the Company, the Purchaser, Merger Sub or their respective stockholders:

        (a)   Merger Consideration. Each share of Common Stock, par value $0.01 per share, of the Company (a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Purchaser or any direct or indirect Subsidiary (as defined in Section 5.1(a)) of Purchaser, (ii) Shares owned by the Company or any direct or indirect wholly owned Subsidiary of the Company except, in the case of clauses (i) and (ii), for any such Shares held on behalf of third parties, and (iii) Shares that are owned by stockholders ("Dissenting Stockholders") who have perfected and not withdrawn a demand for or lost appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Shares", and together with each Share referred to in clauses (i) and (ii) an "Excluded Share" and collectively, "Excluded Shares") shall be converted into the right to receive $25.00 per Share (the "Per Share Merger Consideration"). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a "Certificate") formerly representing any Share (other than any Excluded Share) shall thereafter represent only the right to receive, upon surrender of such Certificate and a letter of transmittal (subject, in each case, to Section 4.2(e)), the Per Share Merger Consideration, without interest, and each certificate formerly representing Shares owned by Dissenting Stockholders shall thereafter represent only the right to receive the payment to which reference is made in Section 4.2(f).

        (b)   Cancellation of Shares. Each Excluded Share referred to in clause 4.1(a)(i) or 4.1(a)(ii) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

        (c)   Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

        4.2.    Exchange of Certificates.

        (a)   Paying Agent. Immediately after the Effective Time, Purchaser shall make available or cause to be made available to a paying agent selected by Purchaser with the Company's prior approval (such approval not to be unreasonably withheld, delayed or conditioned) (the "Paying Agent"), amounts sufficient to provide all funds necessary for the Paying Agent to make payments of the Per Share Merger Consideration with respect to all issued and outstanding Shares pursuant to Section 4.1(a), exclusive of Shares to be cancelled pursuant to Section 4.1(b) (such cash being hereinafter referred to as the "Exchange Fund"). Any portion of the Exchange Fund deposited with the Paying Agent pursuant to this Section 4.2(a) to pay for Shares that become Dissenting Shares shall be delivered to the Surviving Corporation upon demand; provided, however, that the Surviving Corporation shall remain liable for payment of the Per Share Merger Consideration for such Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such Shares under Section 262 of the DGCL. The Paying Agent agreement pursuant to which Purchaser shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. The Paying Agent shall invest the Exchange Fund as directed by Purchaser; provided, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations of issuers organized under the laws of a state of the United States of America, rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Any interest and other income resulting from any investment of the Exchange Fund as directed by Purchaser shall be solely for the account of the Purchaser or the Surviving Corporation and shall be paid promptly to Purchaser.

        (b)   Exchange Procedures. Promptly after the Effective Time (and in any event within three business days), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Purchaser and the Company may agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) multiplied by (y) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable. The Per Share Merger Consideration paid in accordance with the terms of this Article IV upon conversion of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

        (c)   Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time. Subject to, and in accordance with, Section 4.2(d), if, after the Effective Time, any Certificate is presented to the Surviving Corporation, Purchaser or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV.

        (d)   Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or other proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration, subject to applicable Laws, (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Purchaser, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws (as defined in Section 5.1(i)). If any Certificates shall not have been surrendered prior to the earlier of (i) six years after the Effective Time and (ii) the date immediately prior to such date as such amounts would otherwise escheat to or become property of any Governmental Entity, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Laws, become the property of the Purchaser, free and clear of all claims or interest of any Person previously entitled thereto. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)(i)) or other entity of any kind or nature.

        (e)   Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such Person of a bond in reasonable amount and upon such terms as may be reasonably required by Purchaser as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings) equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

        (f)    Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Per Share Merger Consideration with respect to the Dissenting Shares owned by such Person unless and until such Person shall have effectively withdrawn or lost such Person's right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder; provided, however, that if any such Dissenting Stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Dissenting Stockholder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the applicable Per Share Merger Consideration as provided in Section 4.2(a). The Company shall give Purchaser prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to stockholders' rights of appraisal. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree to do any of the foregoing.

        (g)   Withholding Rights. Each of Purchaser and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options or Company Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign Tax (as defined in Section 5.1(n)) Law. To the extent that amounts are so withheld by the Surviving Corporation, Purchaser or Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by Purchaser or the Surviving Corporation, as applicable, to the applicable Governmental Entity (as defined in Section 5.1(d)(i)), and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options or Company Awards, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or Purchaser, as the case may be.

        4.3.    Treatment of Stock Plans.

        (a)   Treatment of Options. At the Effective Time each outstanding option to purchase Shares (a "Company Option") under the Stock Plans (as defined in Section 5.1(b)), whether vested or unvested, shall by virtue of the Merger and without any action on the part of the holder thereof, the Company, the Purchaser or Merger Sub, be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time, from Purchaser or the Surviving Corporation, an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option times (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option less applicable Taxes required to be withheld with respect to such payment and without interest. Any Company Option with an exercise price per Share in excess of the Per Share Merger Consideration shall terminate and cease to be exercisable as of the Effective Time and no holder of any such Company Option shall be entitled to payment with respect to such termination.

        (b)   Treatment of Company Awards. At the Effective Time, each right of any kind, contingent or accrued, to acquire or receive Shares or benefits measured by the value of Shares, and each award of any kind consisting of Shares that may be held, awarded, outstanding, payable or reserved for issuance under the Stock Plans and any other Benefit Plans, other than Company Options, but including each outstanding warrant to purchase Shares (each, a "Company Award" and collectively, the "Company Awards"), shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time, from Purchaser or the Surviving Corporation, an amount in cash equal to (x) the number of Shares subject to such Company Award immediately prior to the Effective Time times (y) the Per Share Merger Consideration (or, if the Company Award contemplates the payment of a specified exercise price, the excess, if any, of the Per Share Merger Consideration over such exercise price), less applicable Taxes required to be withheld with respect to such payment and without interest. Any Company Award with an exercise price per Share in excess of the Per Share Merger Consideration shall terminate and cease to be exercisable as of the Effective Time and no holder of any such Company Award shall be entitled to payment with respect to such termination.

        (c)   Corporate Actions. At or prior to the Effective Time, Purchaser and the Company shall cooperate in taking all commercially reasonable efforts necessary or advisable, including, without limitation, such actions by the Company's Board of Directors and compensation committee which are required under the Stock Plans, to effectuate the provisions of Section 4.3(a) and 4.3(b) (without payment of any consent fees or cancellation fees to any holders of Company Options or Company Awards).

        4.4.    Adjustments to Prevent Dilution.     If the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be the Per Share Merger Consideration, subject to further adjustment in accordance with this Section 4.4.

ARTICLE V

Representations and Warranties

        5.1.    Representations and Warranties of the Company.     Except as set forth in the disclosure letter delivered to Purchaser by the Company (the "Company Disclosure Letter"), the Company hereby represents and warrants to Purchaser and Merger Sub as set forth in this Section 5.1. Any item disclosed in a section of the Company Disclosure Letter shall be deemed disclosed in all other sections of the Company Disclosure Letter to the extent the relevance of such disclosure or matter is reasonably apparent and shall qualify the representations and warranties contained in this Section 5.1.

        (a)   Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and (to the extent such concept is applicable) in good standing under the Laws (as defined in Section 5.1(i)) of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or have such power or authority, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect (as defined below). The Company and each of its material Subsidiaries are in compliance with the provisions of their respective certificate of incorporation, certificate of formation, by-laws or other governing documents, as applicable, except where the failure to be in such compliance, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser a complete and correct copy of the certificates of incorporation and by-laws or equivalent organizational documents of the Company's Subsidiaries, in each case, as amended to date. Attached as Exhibit B hereto is a true and correct copy of the Company's certificate of incorporation and by-laws as currently in effect. Section 5.1(a) of the Company Disclosure Letter accurately and completely lists (i) each Subsidiary of the Company and the jurisdiction where the Company and its Subsidiaries are organized and qualified to do business; (ii) the authorized capital stock or share capital of each Subsidiary of the Company; and (iii) the number of issued and outstanding shares of capital stock or share capital of each Subsidiary of the Company and the record owner(s) thereof. The Company does not own, directly or indirectly, any material equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries set forth in Section 5.1(a) of the Company Disclosure Letter.

        The term"Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries. The term "Material Adverse Effect" (i) with respect to the Company or Purchaser means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries or Purchaser and its Subsidiaries, as the case may be, taken as a whole and (ii) with respect to the Purchaser only, also means a material adverse effect on Purchaser's or Merger Sub's ability to consummate the transactions contemplated by this Agreement on a timely basis; provided, that none of the following shall constitute a Company Material Adverse Effect or be taken into account in determining whether or not there has been or is reasonably likely to be a Company Material Adverse Effect:

          (A)  changes in general economic or political conditions or the securities markets except to the extent that such changes have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole;

          (B)  changes in Laws or interpretations thereof by any Governmental Entity or changes in accounting rules;

          (C)  changes affecting generally the industries in which the Company or any of its Subsidiaries conduct business except to the extent that such changes have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole;

          (D)  the announcement of the transactions contemplated by this Agreement or other communication by Purchaser or Merger Sub of their plans or intentions with respect to any of the businesses of the Company or any of its Subsidiaries;

          (E)  the pendency or consummation of the transactions contemplated by this Agreement or any actions by Purchaser, Merger Sub or the Company taken pursuant to this Agreement;

          (F)  any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, except to the extent that such disaster, acts, escalation or worsening have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole;

          (G)  any change in the market price or trading volume of the Shares (it being understood that any facts underlying any such change resulting from or arising out of any event, occurrence, circumstance or development that is not covered by the immediately preceding paragraphs (A) through (F) or paragraph (H) immediately below may be taken into account to determine whether there has been a Company Material Adverse Effect); and

          (H)  any failure by the Company to meet any revenue or earnings targets or projections of the Company or targets or forecasts of equity analysts (it being understood that any facts underlying any such failure resulting from or arising out of any event, occurrence, circumstance or development that is not covered by the immediately preceding paragraphs (A) through (G) may be taken into account to determine whether there has been a Company Material Adverse Effect).

        "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole, and a "Purchaser Material Adverse Effect" means a Material Adverse Effect with respect to Purchaser and its Subsidiaries taken as a whole.

        (b)   Capital Structure. (i) The authorized capital stock of the Company consists of (x) 26,000,000 Shares, of which 16,236,720 Shares were outstanding as of the close of business on March 6, 2006 and (y) 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are outstanding as of the date hereof. As of the date hereof, 36,670 Shares are held in Treasury or by Subsidiaries of the Company. Except for Shares issued upon exercise of Company Options or Company Awards, no Shares have been issued between the close of business on the day immediately prior to the date hereof and the time of execution of this Agreement. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no shares reserved for issuance except that, as of the date hereof, (x) there are (i) 1,984,704 Shares reserved for issuance pursuant to Company Options granted under the Company's 1995 Stock Option Plan and the Company's 2002 Long Term Incentive Plan (the "Stock Plans") and (ii) 1,042,094 Shares reserved for issuance pursuant to the various warrants (each, a "Warrant" and, collectively, the "Warrants") issued to employees dated

March 22, 2001, January 24, 2001, March 16, 2000, February 25, 2000 and October 27, 1998 (collectively, the "Warrant Agreements") and (y) there are 50,000 Preferred Shares reserved for issuance pursuant to the rights (the "Rights") under the Rights Agreement, dated as of June 24, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent as amended by the Amendment to Rights Agreement dated as of the date hereof (the "Rights Agreement"). Section 5.1(b) of the Company Disclosure Letter accurately and completely lists, as of the date specified therein, each outstanding Company Option, Company Award and each outstanding Warrant, including the holder, date of grant, exercise price and number of Shares subject thereto. Except as set forth in Section 5.1(b) of the Company Disclosure Letter, each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a "Lien").

          (ii)   Except pursuant to the Stock Plans, the Warrant Agreements and except for the Rights, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries are bound with respect to the voting of any capital stock or other securities of the Company or its Subsidiaries. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Other than the Company Options, Warrants and Company Awards, no other Shares have been or may be issued pursuant to the terms of any other Benefit Plan.

        (c)   Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders' meeting duly called and held for such purpose (the "Company Requisite Vote"). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (ii)   As of the date hereof, the Board of Directors of the Company has (A) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the holders of Shares (the "Company Recommendation"), (B) directed that this Agreement and the transactions contemplated hereby be submitted to the holders of Shares for their adoption and approval and (C) received the opinion of its financial advisor, Lehman Brothers Inc. ("Lehman"), to the effect that as of the date of such opinion the Per Share Merger Consideration is fair from a financial point of view to the holders (other than Purchaser and its Subsidiaries) of Shares, a copy of which opinion has been delivered to Purchaser. It is agreed and understood that such opinion is for the benefit of the Company's

  Board of Directors and may not be relied on by Purchaser or Merger Sub. The Board of Directors of the Company has taken all action so that Purchaser will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby. The Company has been advised by each of its directors and executive officers that each such person intends to vote all Shares owned by such person in favor of the adoption of this Agreement and the transactions contemplated hereby.

        (d)   Governmental Filings; No Violations; Certain Contracts. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (D) to comply with state securities or "blue-sky" laws, (E) required to be made with the Nasdaq Stock Market, (F) that are required and customary filings pursuant to any state environmental transfer statutes and (G) notification of change of ownership pursuant to National Industrial Security Program rules, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a "Governmental Entity"), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not be reasonably likely to have a Company Material Adverse Effect.

          (ii)   Except as set forth in the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries or, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a "Contract") binding the Company or any of its Subsidiaries or, assuming compliance with the matters referred to in Section 5.1(d)(i), any Law to which the Company or any of its Subsidiaries is subject except, in the case of clause (B) above, for any such breach, violation, termination, default, creation or acceleration that would not be reasonably likely to have a Company Material Adverse Effect.

        (e)   Company Reports; Financial Statements. (i) The Company has made available to Purchaser all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") since December 31, 2002 (the "Applicable Date") (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, the "Company Reports"). Each of the Company Reports filed since December 31, 2004 and prior to the date hereof, at the time of its filing with or being furnished to the SEC, did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the Company Reports filed since December 31, 2004 and prior to the date hereof, at the time of its filing with or being furnished to the SEC, did, and any Company Reports filed with or furnished to the

SEC subsequent to the date hereof will, comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

          (ii)   Except as set forth in the Company Disclosure Letter, the Company has been since December 31, 2004 and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any Person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act.

          (iii)  The Company has been since December 31, 2004 and is in compliance in all material respects with the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder.

          (iv)  Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports filed since December 31, 2004 and prior to the date hereof (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Company Reports filed since December 31, 2004 and prior to the date hereof (including any related notes and schedules) fairly presents in all material respects, or in the case of Company Reports filed after the date hereof, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the results of operations, retained earnings (loss) and changes in financial position, as the case may be, for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end audit adjustments, none of which adjustments are material), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as is noted therein.

          (v)   Except as set forth in Section 5.1(e)(v) of the Company Disclosure Letter, no officer or director of the Company or any of its Subsidiaries (i) is party to, directly or indirectly, any Contract or commitment that is both material to the Company and its Subsidiaries taken as a whole and either to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound, (ii) has any interest in, directly or indirectly, any property or asset used or owned by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole or (iii) has any interest in, directly or indirectly, any supplier to the Company or its Subsidiaries. Ownership of securities of a company whose securities are registered under the Exchange Act of 5% or less of any class of such security shall not be deemed to be an interest for purpose of this Section 5.1(e)(v). Since December 31, 2004, no event has occurred that would be required to be reported by the Company under Item 404 of Regulation S-K promulgated by the SEC, other than compensation arrangements.

        (f)    Absence of Certain Changes. Except as set forth in the Company Disclosure Letter, since December 31, 2004 to the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in accordance with the ordinary course of such businesses consistent with past practices and there has not been:

          (i)    any event, change, effect or development or combination of any event, change, effect or development that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect;

          (ii)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any direct or indirect wholly owned Subsidiary of the Company, and other than the distribution of the Rights), or other than pursuant to any Stock Plan or the exercise of any Warrant, any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

          (iii)  any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 6.1(h), (k), (l), (m) or (n) hereof;

          (iv)  (A) any increase in the compensation payable or to become payable to its officers or employees with annual base compensation in excess of $75,000 (except for compensation increases in the ordinary course of business and consistent with past practice) or (B) any establishment, adoption, entry into or material amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, or for the benefit of all employees or any individual officer or employee with annual base compensation in excess of $75,000, except to the extent required by applicable Laws; or

          (v)   any agreement to do any of the foregoing.

        (g)   Litigation and Liabilities. (i) Section 5.1(g) of the Company Disclosure Letter accurately and completely lists all material civil, criminal or material administrative actions, suits, claims, hearings, arbitrations, investigations or other material proceedings (each, an "Action") pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to the provisions of any material judgment, order, writ, injunction, decree or material award of any Governmental Entity.

          (ii)   Neither the Company nor any of its Subsidiaries has any obligations or liabilities, except for (x) obligations or liabilities set forth in the consolidated balance sheets included in or incorporated by reference into the Company Reports or disclosed in any footnotes thereto, (y) obligations or liabilities that would not be required under GAAP to be accrued in a consolidated balance sheet prepared in accordance with GAAP, and (z) obligations or liabilities incurred in the ordinary course of business that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (h)   Employee Benefits.

          (i)    All benefit and compensation plans, Contracts, employment or individual personal services agreements, policies or arrangements which provide for ongoing or future obligations of the Company or its Subsidiaries covering current or former employees or consultants of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based incentive and bonus plans (the "Benefit Plans") are listed in Section 5.1(h) of the Company Disclosure Letter and each Benefit Plan, other than any Benefit Plan that is a multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan"), which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. True and complete copies of all Benefit Plans listed in Section 5.1(h) of the Company Disclosure Letter, other than Multiemployer Plans, and, if applicable, any trust instruments, insurance contracts, summary plan descriptions, actuarial reports, determination letters, Form 5500s for the two most recent years with respect thereto, and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Purchaser. Each Benefit Plan containing a "change-in-control" or similar provision is specifically identified in Section 5.1(h)(i) of the Company Disclosure Letter.

          (ii)   Except as set forth in the Company Disclosure Letter, since December 31, 2004, there has been no amendment to, written and binding commitment of the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which will increase materially the expense incurred by the Company and its Subsidiaries of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

          (iii)  Except as set forth in the Company Disclosure Letter, since the Applicable Date, all Benefit Plans, other than Multiemployer Plans, are in material compliance, in form and operation, with ERISA, the Code and other applicable laws. Except as set forth in the Company Disclosure Letter, each Benefit Plan, other than any Multiemployer Plan, which is subject to ERISA (an "ERISA Plan") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service covering all Tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the Internal Revenue Service for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter as described above which the Company may rely upon. Except as set forth in the Company Disclosure Letter with respect to certain contributions required pursuant to collective bargaining agreements, neither the Company nor any ERISA Affiliate maintains, contributes to or sponsors, any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code which provides benefits under a Benefit Plan. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any ERISA Plan that is reasonably likely to subject the Company or any of its Subsidiaries to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has incurred a material Tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA.

          (iv)  Except as set forth in the Company Disclosure Letter, none of the Company, any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") (x) maintains or contributes to or has within the past six years maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) has an obligation to contribute to or has within the past six years had an obligation to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA that is subject to Title IV of ERISA ("Title IV Plan"). Except as set forth in the Company Disclosure Letter, all contributions required to be made by the Company and its Subsidiaries under each Benefit Plan, have been timely made. Other than any Subsidiaries, the Company does not have any other ERISA Affiliates. All Title IV Plans, other than the Multiemployer Plans, have been terminated, and neither the Company nor any ERISA Affiliates would reasonably be expected to incur a material liability with respect thereto on or following the Effective Time. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting has not been waived, has been filed or will be required to be filed in connection with the transactions contemplated by this Agreement. The Company and its Subsidiaries have not incurred, and, based on information provided by the Multiemployer Plan sponsor, do not expect to incur, any withdrawal liability, within the meaning of Part 1 of Subtitle E of Title IV of ERISA, with respect to any Multiemployer Plans.

          (v)   Except as set forth in the Company Disclosure Letter with respect to certain contributions required pursuant to collective bargaining agreements, neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except as required by applicable laws or for death benefits or retirement benefits under any Pension Plan.

          (vi)  Except as set forth in the Company Disclosure Letter, the execution of this Agreement, stockholder adoption of this Agreement and the consummation of the transactions contemplated hereby either alone or together with additional or subsequent events specified in the Benefit Plans will not (w) entitle any employees of the Company or any of its Subsidiaries to any severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, (y) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Purchaser to merge, amend or terminate any of the Benefit Plans or (z) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

          (vii) Except as set forth in the Company Disclosure Letter, the Company does not have any contractual obligation to make any Tax gross up payments as a result of the golden parachute excise Taxes of Section 4999 of the Code or as a result of the interest and penalty provisions of Section 409A of the Code.

          (viii) Except as set forth in the Company Disclosure Letter, the Company does not maintain any Benefit Plans outside of the United States.

          (ix)  Except as set forth in the Company Disclosure Letter, the Company and each Subsidiary (i) has, correctly categorized in all material respects all Employees as either employees or independent contractors for federal Tax purposes, and since the Applicable Date, is in compliance in all material respects with all applicable Laws respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all material amounts required by law or agreement to be withheld from wages, salaries, and other payments to Employees; (iii) is not liable for any material arrears of wages or Taxes or any material penalty for failure to comply with any of the foregoing; (iv) is not liable for any unsatisfied material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment benefits or social security benefits for Employees and (v) has provided Employees with the material benefits to which they are entitled pursuant to the terms of all Benefit Plans other than Multiemployer Plans.

          (x)   The Company has terminated and has no obligations with respect to the Company's Non Qualified Retirement Plan.

          (xi)  Except as set forth in the Company Disclosure Letter, with respect to any self-insured Benefit Plans, there are no actual or anticipated claims which would reasonably be expected to exceed the limits under any stop-loss policies maintained with respect to such Benefit Plans that would reasonably be expected to result in a material liability of the Company and its Subsidiaries.

        (i)    Compliance with Laws; Licenses. Since the Applicable Date, the businesses of the Company and its Subsidiaries have not been and are not being conducted in material violation of any material federal, state, local or foreign law, statute or ordinance, common law, or any material rule, regulation, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except as set forth in the Company Disclosure Letter. Except as set forth in the Company Disclosure Letter, since the Applicable Date, no material investigation or material review by any Governmental Entity with respect to the Company or any of its

Subsidiaries is pending. Each of the Company and its Subsidiaries has obtained and is in compliance with all material permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and material orders issued or granted by a Governmental Entity necessary to conduct its business as presently conducted, except as set forth in the Company Disclosure Letter.

        (j)    Material Contracts. (i) Section 5.1(j)(i) of the Company Disclosure Letter accurately and completely lists, as of the date hereof, the following Contracts to which the Company or any of its Subsidiaries is a party or by which their properties or assets are bound:

          (A)  any lease of real or personal property providing for annual rentals of $500,000 or more;

          (B)  (I) any Contract that is both (x) reasonably likely to require annual payments to the Company and its Subsidiaries of more than $500,000 and (y) not cancelable by the Company or such Subsidiary without any financial or other penalty on 180 days or less notice; and

                 (II) any Contract that is (x) reasonably likely to require annual payments from the Company and its Subsidiaries of more than $500,000 and (y) not cancelable by the Company or such Subsidiary without any financial or other penalty on 180 days or less notice;

          (C)  other than with respect to any partnership that is directly or indirectly wholly owned by the Company or any directly or indirectly wholly owned Subsidiary, any partnership, joint venture, or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company owns more than 15% voting or economic interest, or any interest with a book value or market value of more than $2,000,000 without regard to percentage voting or economic interest;

          (D)  any Contract (other than among the Company and any direct or indirect wholly owned Subsidiaries of the Company) relating to indebtedness for borrowed money owing by the Company or any of its Subsidiaries, other than any Contract relating to indebtedness of less than $100,000 (whether incurred, assumed, guaranteed or secured by any asset);

          (E)  any Contract required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

          (F)  any Contract that involves material ongoing limitations on the ability of the Company or any of its Subsidiaries to compete in any business line or geographic area;

          (G)  any Contract to which the Company or any of its Subsidiaries is a party containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries continues to be obligated not to acquire assets or securities of the other party or any of its Affiliates;

          (H)  any Contract that is reasonably likely to require annual payments to or from the Company and its Subsidiaries of more than $500,000 and that is terminable by the other party or parties as a result of a change in control of the Company or any of its Subsidiaries;

          (I)   any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets of the Company or any of its Subsidiaries or businesses of the Company or any of its Subsidiaries;

          (J)   any Contract relating to the future acquisition or future disposition of any material assets not made in the ordinary course of business consistent with past practice;

          (K)  any Contract relating to an acquisition, merger or other business combination entered into within 3 years prior to the date hereof with a purchase price in excess of $1,000,000 or that contains "earn-out" provisions or other contingent payment obligations;

          (L)  any Contract relating to a divestiture by the Company or any of its Subsidiaries (x) entered into within 3 years prior to the date hereof with a purchase price in excess of $1,000,000 or (y) entered into at any time that contains ongoing indemnification obligations or other material obligations;

          (M) any "requirements", "take-or-pay" or similar Contract which place any such obligations on the Company or any of its Subsidiaries and that is reasonably likely to require annual payments to or from the Company and its Subsidiaries of more than $500,000 that (x) by its terms are not capable of being fully performed or (y) are not terminable without penalty within a period of 90 calendar days; and

          (N)  any Contract between the Company or any of its Subsidiaries and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares (the Contracts described in clauses (A)—(N) and Section 5.1(p)(i)(B), together with all exhibits and schedules to such Contracts, being the "Material Contracts").

        (ii)   A copy of each Material Contract has previously been delivered or made available to Purchaser and each such Material Contract is valid, binding and enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. Except as set forth in Section 5.1(j)(ii) of the Company Disclosure Letter, the Company and its Subsidiaries and, to the knowledge of the Company, the other parties thereto, are not in default or breach in any respect under the terms of any such Material Contract, except for such defaults or breaches as have not had and would not be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice, and, to the knowledge of the Company, has no reason to believe, that any Material Contract is not a legal, valid and binding obligation of the other parties thereto or is not in full force and effect or is not enforceable against such other parties in accordance with its terms. None of the Company or any of the Subsidiaries of the Company have received any written material claim or written notice of default under any Material Contract and to the knowledge of the Company, no event has occurred which would result in a material breach or violation of, or a default under, any Material Contract.

        (iii)  (A) No termination for convenience, termination for default, cure notice or show cause notice is in effect pertaining to any Government Contract (as defined below) except for such terminations and notices that have not had and would not be reasonably likely to have a Company Material Adverse Effect and except as set forth in the Company Disclosure Letter.

          (B)  Except as set forth in the Company Disclosure Letter and except for investigations, indictments and audits that have not had and would not be reasonably likely to have a Company Material Adverse Effect, (x) to the knowledge of the Company, the Company, its Subsidiaries and their respective employees are not under, and have not been under since the Applicable Date, administrative, civil, or criminal investigation, or indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract, (y) neither the Company nor any of its Subsidiaries is conducting any internal investigation (other than investigations conducted from time to time in the ordinary course of the Company's internal audit, human resources and compliance operations including responses to "Whistleblower" complaints) or has made, since the Applicable Date, a voluntary disclosure to the United States government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract and (z) none of the Company, its Subsidiaries or, to the knowledge of the Company, any of their employees has been suspended or debarred from doing business with the United States government or is the subject of a finding of non-responsibility or ineligibility for United States government contracting.

        "Government Contract" means any Contract to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which is a Governmental

Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract).

        (k)   Real Property. (i) Except as set forth in the Company Disclosure Letter and except in any such case as is not reasonably likely to have a Company Material Adverse Effect, (A) the Company or one of its Subsidiaries, as applicable, has good and marketable title to the real property owned by the Company or its Subsidiaries (the "Owned Real Property"), free and clear of any Encumbrance, and (B) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

          (ii)   With respect to the real property leased or subleased to the Company or its Subsidiaries, the lease or sublease for such property has previously been delivered or made available to Purchaser and is valid, binding and enforceable against the Company and, to the knowledge of the Company, all counterparties thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception, and none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any counterparty thereto is in breach of or default under such lease or sublease, except in each case, for such breaches or defaults, that have not had and would not be reasonably likely to have a Company Material Adverse Effect and except as set forth in the Company Disclosure Letter.

          (iii)  Section 5.1(k)(iii) of the Company Disclosure Letter contains a true and complete list of all Owned Real Property.

          (iv)  For purposes of this Section 5.1(k) only, "Encumbrance" means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or encumbrance of any kind in respect of such asset but specifically excludes: (A) specified encumbrances described in Section 5.1(k)(iv) of the Company Disclosure Letter; (B) encumbrances for current Taxes or other governmental charges not yet due and payable or being contested in good faith; (C) Liens for assessments and other governmental charges or mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations in each case for sums not yet due and payable or due but not delinquent, or the validity or amount of which is being contested in good faith by appropriate proceedings; (D) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or similar types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (E) other encumbrances that do not, individually or in the aggregate, materially interfere with the conduct of the business of the Company and its Subsidiaries as presently conducted.

        (l)    Takeover Statutes. To the knowledge of the Company no, "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. Other than pursuant to the Rights and the Rights Agreements, no anti-takeover provision in the Company's certificate of incorporation or by-laws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

        (m)  Environmental Matters. Except as has not had and would not be reasonably likely to have a Company Material Adverse Effect and except as set forth in the Company Disclosure Letter: (i) the Company and its Subsidiaries, since the Applicable Date, have been and are in compliance with all applicable Environmental Laws; (ii) no property owned or operated by the Company or any of its Subsidiaries is contaminated with Hazardous Substances requiring remediation under any Environmental Law and neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, or transported or handled any Hazardous Substance in violation of any Environmental Law; and (iii) since the Applicable Date, neither the Company nor any of its Subsidiaries has received any claims alleging liability under any Environmental Law. "Environmental Law" means any Law relating to pollution, contamination, wastes, hazardous substances or the protection of the environment, human health or safety. "Hazardous Substance" means any substance, pollutant, contaminant, material, or waste, the presence of which requires or may require investigation or remediation under any Environmental Law.

        (n)   Taxes. (i) Except for failures to prepare, file, pay or withhold and waivers or extensions that have not had and would not be reasonably likely to have a Company Material Adverse Effect and except as set forth in the Company Disclosure Letter, the Company and each of its Subsidiaries (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them under applicable Laws and regulations and all such filed Tax Returns are complete and accurate and prepared in substantial compliance with all applicable Laws and regulations; and (B) have paid all Taxes (as defined below) that are required to have been paid (whether or not shown on any return) or that the Company or any of its Subsidiaries are obligated to withhold from amounts paid or owing to any employee, independent contractor, creditor or other third party. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2004, 2003 and 2002.

          (ii)   No foreign, federal, state or local Tax audits or administrative or judicial Tax Action is pending or being conducted with respect to the Company or any of its Subsidiaries, except where such audit or Tax Action would not be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (A) written notice indicating, and the person responsible for Tax matters of the Company and any of its Subsidiaries has no knowledge of, an intent to open an audit or other review; (B) written request, and the person responsible for Tax matters of the Company and any of its Subsidiaries has no knowledge of any request, for information related to Tax matters; or (C) notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted or assessed in writing by any taxing authority against the Company or any of its Subsidiaries.

          (iii)  Neither the Company nor any of its Subsidiaries has (A) entered into any agreement (that has not yet expired) to the extend the statute of limitations in respect of Taxes of the Company or any of its Subsidiaries; or (B) has been a member of an affiliated group filing a consolidated federal income Tax Return for a taxable period for which the statute of limitations has not expired other than an Affiliated group of which the Company and its Subsidiaries are the only members.

          (iv)  Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting charge for which it will be required to take into account any adjustment under Section 481 of the Code that would increase the gross income of the Company or its Subsidiaries on a Tax Return filed after the Closing Date.

          (v)   Each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

          (vi)  Neither the Company nor any of its Subsidiaries has engaged in any transaction which the Internal Revenue Service has determined to be a "listed transaction" for purposes of Treasury Regulations Section 1.6011-4(b)(2).

          (vii) Neither the Company nor any of its current or former Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code: (A) at any time during the two-year period prior to the date hereof, (B) at any time during the period commencing on the date hereof and ending on the Closing Date or (C) which is reasonably likely to constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with and including the transactions contemplated by this Agreement.

        As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, windfall profits, environmental, social security, transfer, registration, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, including any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group or any obligations to indemnify any other Person for such items and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates, claims for refunds and information returns) required to be filed with a Tax authority relating to Taxes including any amendments thereof.

        (o)   Labor Matters. Section 5.1(o) of the Company Disclosure Letter accurately and completely lists each collective bargaining agreement or other Contract with a labor union or labor organization, to which the Company or any of its Subsidiaries is a party or by which they are otherwise bound. Neither the Company nor any of its Subsidiaries is the subject of any actual or, to the knowledge of the Company, threatened proceeding that asserts that the Company or any of its Subsidiaries has committed an unfair labor practice or that seeks to compel it to bargain with any labor union or labor organization other than proceedings that are not reasonably likely to have a Company Material Adverse Effect. There is no pending, nor has there been for the past five years (or such shorter period as the Company has owned its Subsidiary), any labor strike, dispute, walk-out, work stoppage, election, picket, leafletting, sit-in, demonstration, "work-to-rule" campaign, corporate campaign, boycott, slow-down or lockout, or similar action involving the Company or any of its Subsidiaries other than those which are not reasonably likely to have a Company Material Adverse Effect, nor, to the knowledge of the Company, are any such actions contemplated or threatened, other than as set forth in Section 5.1(o) of the Company Disclosure Letter. To the knowledge of the Company, Section 5.1(o) of the Company Disclosure Letter sets forth all material organizational efforts with respect to the formation of a collective bargaining unit involving employees of the Company or any of its Subsidiaries, other than those that are not reasonably likely to have a Company Material Adverse Effect. The Company has previously made available to Purchaser correct and complete copies of all labor and collective bargaining agreements, Contracts and other agreements or understandings with a labor union or labor organization to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound (collectively, the "Company Labor Agreements"). The consummation of the Merger and the other transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any of the Company Labor Agreements.

        (p)   Intellectual Property. (i) Except for such insufficiencies or failures to survive as have not had and would not be reasonably likely to have a Company Material Adverse Effect, the Company has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive unchanged by the consummation of the transactions contemplated by this Agreement. Section 5.1(p) of the Company Disclosure Letter sets forth a true and complete list of all (A) Registered Intellectual Property (including Intellectual Property subject to pending applications for registrations) owned by the Company, indicating for each Registered item the registration or application number and the applicable filing jurisdiction and (B) material Intellectual Property contracts (other than licenses for commercial "off-the-shelf" or "shrink-wrap" software that has not been modified or customized for the Company and non-exclusive licenses granted by the Company in the ordinary course of business). To the knowledge of the Company, the Intellectual Property owned by the Company is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company's use thereof or its rights thereto, except in such case as has not had and would not be reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, the Company has not infringed or otherwise violated the Intellectual Property rights of any third party during the five year period immediately preceding the date hereof, other than such violations that have not had and would not be reasonably likely to have a Company Material Adverse Effect.

          (ii)   The Company has not granted any material licenses or other material rights to third parties to use its material Intellectual Property other than non-exclusive licenses granted in the ordinary course of business and except as set forth in the Company Disclosure Letter.

          (iii)  The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications. Except as set forth in the Company Disclosure Letter, to the Company's knowledge, no person has gained unauthorized access to the IT Assets.

          (iv)  For purposes of this Agreement, the following terms have the following meanings:

        "Intellectual Property" means all: (A) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (B) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (C) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (D) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (E) all other intellectual property or similar proprietary rights.

        "IT Assets" means the Company's and the Subsidiaries' computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

        "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

        (q)   Insurance. Section 5.1(q) of the Company Disclosure Letter completely and accurately lists all insurance policies of the Company and its Subsidiaries in effect on the date hereof with the insurance companies set forth therein. The Company has made such insurance policies available to Purchaser prior to the date hereof. Each insurance policy listed on Section 5.1(q) of the Company Disclosure Letter is valid, binding and enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception, has not been terminated by any party thereto and all premiums due with respect to all such insurance policies have been paid. No notice of cancellation or termination has been received with respect to any insurance policy of the Company or its Subsidiaries set forth on Section 5.1(q) of the Company Disclosure Letter. Except as set forth in Section 5.1(q) of the Company Disclosure Letter, there is no material claim by the Company or any of its Subsidiaries pending under any such insurance policies. Since December 31, 2004, no insurance carrier has refused to provide material coverage to the Company or any of its Subsidiaries with respect to any of their respective assets or operations, nor has their respective coverage been limited, by any insurance carrier to which the Company or any of its Subsidiaries has applied for any such insurance or with which the Company or any of its Subsidiaries has carried insurance.

        (r)   Rights Agreement. The Board of Directors of the Company has taken all necessary action to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated hereby.

        (s)   Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Lehman as its financial advisor. The Company has made available to Purchaser a complete and accurate copy of all agreements pursuant to which any broker or finder, including without limitation Lehman, is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

        (t)    Tangible Properties and Assets. The Company and its Subsidiaries have, and immediately following the Effective Time will continue to have, good and valid title to their owned assets, or in the case of assets and properties they lease, valid rights by lease to use, all tangible personal assets and properties used or held for use by the Company and its Subsidiaries to conduct their business as currently conducted, except for such failures to hold valid titles or rights by lease that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (u)   Customer Relationships. Except as set forth in Section 5.1(u) of the Company Disclosure Letter, since December 31, 2005, no Significant Customer (defined as the top 10 customers by revenues paid to the Company and its Subsidiaries, taken as a whole, during the Company's fiscal year ended December 31, 2005) of the Company or any of its Subsidiaries has informed the Company or any such Subsidiary that it will stop or materially decrease purchasing services, materials or products from the Company or such Subsidiary (other than ordinary course adjustments or fluctuations under the Company's Contracts with such Significant Customers). Section 5.1(u) of the Company Disclosure Letter describes each termination or non-renewal that has occurred since January 1, 2005 with respect to any Contract with any Significant Customer involving or reasonably expected to involve payments in excess of $500,000 per year.

        5.2.    Representations and Warranties of Purchaser and Merger Sub.     Purchaser and Merger Sub each hereby represents and warrants to the Company as set forth in this Section 5.2:

        (a)   Organization, Good Standing and Qualification. Each of Purchaser and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each of Purchaser and Merger Sub is qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, individually or in the aggregate, (i) is not reasonably expected to prevent, materially delay or impair the ability of Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement and (ii) has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect. Purchaser has made available to the Company a complete and correct copy of the certificate of incorporation or certificate of organization, as applicable, and the by-laws or other applicable governing documents of Purchaser and Merger Sub, each as amended to the date hereof.

        (b)   Corporate Authority. Each of Purchaser and Merger Sub has all requisite corporate or limited liability company, as applicable, power and authority and has taken all corporate or limited liability company, as applicable, action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by, and is a valid and binding agreement of, Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (c)   Governmental Filings and Consents; No Violations; Etc. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, (C) under the Exchange Act, (D) to comply with state securities or "blue-sky" laws and (E) required and customary filings pursuant to any state environmental transfer statutes, no notices, reports or other filings are required to be made by Purchaser and Merger Sub with, nor are any consents, registrations, approvals, permits, security clearances or authorizations required to be obtained by Purchaser or Merger Sub from, any Governmental Entity or other third party in connection with the execution, delivery and performance of this Agreement by Purchaser and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain (x) is not reasonably likely to prevent or materially delay the ability of Purchaser or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement and (y) would not be reasonably likely to have a Purchaser Material Adverse Effect.

          (ii)   The execution, delivery and performance of this Agreement by Purchaser and Merger Sub do not, and the consummation by Purchaser and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or certificate of organization, as applicable, and the by-laws or other applicable governing documents of Purchaser or Merger Sub or (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the acceleration of any obligations or the creation of a Lien on any of the assets of Purchaser or any of its Subsidiaries pursuant to, any Contracts binding Purchaser or any of its Subsidiaries or any Law to which Purchaser or any of its Subsidiaries is subject, except, in the case of clause (B) above, for any breach, violation, termination, default, creation or acceleration that has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect.

        (d)   Available Funds. (i) Purchaser has provided the Company with a true and complete copy of (x) an executed commitment letter from the parties signatory thereto to provide equity financing to Purchaser in an aggregate maximum amount of $150,000,000 (the "Equity Commitment Letter") and (y) an executed commitment letter from Credit Suisse, Credit Suisse Securities (USA) LLC, UBS Loan Finance LLC and UBS Securities LLC (the "Debt Commitment Letter," and, together with the Equity Commitment Letter, the "Financing Commitments") to provide Merger Sub and the Company with (1) at least $175,000,000 in senior secured debt financing, (2) at least $75,000,000 in senior secured revolving loans, and (3) at least $175,000,000 in senior subordinated increasing rate bridge loans or notes on identical economic terms (the "Bridge Financing," and together with the financing referred to in clauses (1) and (2) above and any high yield debt financing used to fund the Merger in lieu of such Bridge Financing ("High Yield Financing") being collectively referred to as the "Debt Financing," and together with the financing referred to in clause (x) above being collectively referred to as the "Financing"). Pursuant to the Financing Commitments the investors and, as the case may be, lenders party thereto have agreed, subject to the terms and conditions set forth therein, to provide or, as the case may be, lend the amounts set forth therein for the purposes of funding the aggregate amount of the Per Share Merger Consideration, the aggregate amount which will become due and owing to holders of Company Options, Company Awards and Warrants, the aggregate amount of any indebtedness of the Company or any of its Subsidiaries expected to be outstanding as of the Closing Date which (i) becomes due and payable in connection with the Merger or the other transactions contemplated by this Agreement and (ii) is described in Section 5.2(d)(i) of the Company Disclosure

Letter (which description shall include the aggregate amount of principal obligation expected to be owing on such date), and fees and expenses of the Purchaser relating to the Merger and the other transactions contemplated by this Agreement. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments, together with the Company's and the Subsidiaries available cash, will be sufficient for the Purchaser to pay the aggregate amount of the Per Share Merger Consideration, the aggregate amount which will become due and owing to holders of Company Options, Company Awards and Warrants, the aggregate amount of any such indebtedness of the Company or any of its Subsidiaries which becomes due and payable in connection with the Merger or the other transactions contemplated by this Agreement, and fees and expenses of the Purchaser and the Company relating to the Merger and the other transactions contemplated by this Agreement.

          (ii)   The Equity Commitment Letter, in the form provided to the Company, is in full force and effect and a legal, valid and binding obligation of Purchaser and the other parties thereto (other than the Company), subject to the Bankruptcy and Equity Exception. The Debt Commitment Letter, in the form provided to the Company, is a legal, valid and binding obligation of Purchaser and Merger Sub and, to the knowledge of Purchaser, the other parties thereto. Purchaser or Merger Sub has fully paid any and all commitment fees or other fees required by the Debt Commitment Letters to be paid on or before the date of this Agreement. There are no terms or conditions relating to the funding of the Financing, other than (i) as set forth or referred to in the Financing Commitments, (ii) the terms and conditions relating to fees to be paid, fee credits, "market flex", interest rate caps and securities demands in connection therewith, and (iii) the terms and conditions set forth in the engagement letter executed in connection with the High Yield Financing. To the extent any of the potential lenders with respect to the Debt Financing determine to exercise any "market flex" or similar rights in connection with the Debt Financing, Purchaser shall, and shall cause Merger Sub, to agree to all requests and demands of such lenders in connection with such determinations.

        (e)   Litigation. As of the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        (f)    Capitalization of Merger Sub and Purchaser. The authorized capital stock of Merger Sub consists solely of 1000 shares of Common Stock, par value $0.01 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Purchaser or a direct or indirect wholly owned Subsidiary of Purchaser. The outstanding interests of Purchaser are validly issued and currently outstanding and owned by Apollo Investment Fund V, L.P. and its Affiliates, and, at the Effective Time, will be owned by Apollo Investment Fund V, L.P., its Affiliates and members of the Company's management. Neither Purchaser nor Merger Sub has conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        (g)   Brokers and Finders. None of Purchaser, Merger Sub nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement.

        (h)   Affiliates. Neither Purchaser nor any Affiliate of Purchaser controls any companies or other entities that compete in any material respect with any of the business lines or the businesses of the Company or any Affiliate of the Company. No Person under common management or direction (directly or indirectly, by reason of ownership of voting securities, by contract or otherwise) with (A) Purchaser or (B) any Affiliate of Purchaser controls any companies or other entities that compete with any of the business lines or the businesses of the Company or any Affiliate of the Company. For the purposes of this Section 5.2(h), the term "control" shall have the meaning provided in 16 CFR §801.1(b).

        (i)    Ownership of Common Shares. On the date hereof, neither Purchaser nor Merger Sub owns any Shares.

        (j)    Management Agreements. Other than the documents listed on Section 5.2(j) of the Purchase Disclosure Letter there are no Contracts between Purchaser and/or Merger Sub, on the one hand, and members of the Company's management on the other hand.

ARTICLE VI

Covenants

        6.1.    Interim Operations.     The Company covenants and agrees that, after the date hereof and until the Effective Time, its business and the business of its Subsidiaries shall be conducted in the ordinary and usual course, consistent with past practice in all material respects. To the extent consistent with the foregoing sentence, the Company and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of the present employees and agents of the Company and its Subsidiaries. Nothing in the foregoing sentences shall prohibit or restrict the Company and its Subsidiaries from the date of this Agreement to the Effective Time from taking any of the following actions: (i) actions approved by Purchaser in writing, which approval shall not be unreasonably withheld, delayed or conditioned; (ii) any action expressly required or permitted by this Agreement; and (iii) any action required by Law. Without limiting the generality of the foregoing and in furtherance thereof, from the date hereof until the Effective Time, except (A) as otherwise expressly required or permitted by this Agreement, (B) as Purchaser may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), (C) as set forth in Section 6.1 of the Company Disclosure Letter or (D) as required by any applicable Laws (including any requirement of the SEC), the Company will not and will not permit its Subsidiaries to:

        (a)   adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments;

        (b)   acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (ii) any assets that would be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of supplies, equipment, services and inventory in the ordinary course of business consistent with past practice;

        (c)   restructure, recapitalize, reorganize or completely or partially liquidate the Company or adopt a plan of complete or partial liquidation with respect to the Company or adopt resolutions providing for or authorizing any of the foregoing;

        (d)   other than (i) Shares issuable pursuant to Company Options outstanding and disclosed as outstanding in Section 5.1(b) of the Company Disclosure Letter and (ii) Shares issuable pursuant to the exercise of Warrants, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

        (e)   make any loans, advances (except for advances to employees or consultants in respect of travel and business expenses) or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company);

        (f)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to the Company or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

        (g)   other than transactions involving direct or indirect wholly owned Subsidiaries, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock other than pursuant to the Stock Plans and the Warrant Agreements;

        (h)   redeem, repurchase, prepay, cancel, incur or otherwise acquire, or modify, in any material respect in a manner adverse to the Company, its Subsidiaries, Purchaser or Merger Sub, any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except with respect to (i) any such redemption, repurchase, prepayment, cancellation, incurrence or acquisition of indebtedness incurred or repaid under the Amended and Restated Credit Agreement with Bank of America, N.A. and the other banks party thereto, dated as of September 29, 2005 or (ii) any such redemption, repurchase, prepayment, cancellation, incurrence or acquisition not to exceed $2,500,000 in the aggregate or (iii) guarantees incurred in compliance with this Section 6.1 by the Company or any of its direct or indirect wholly owned Subsidiaries of indebtedness of any direct or indirect wholly owned Subsidiary of the Company;

        (i)    except as set forth in each of the quarterly capital budgets previously made available to Purchaser and consistent therewith, make or authorize any capital expenditures in excess of $500,000 in the aggregate;

        (j)    other than in the ordinary course of business consistent with past practice, (A) enter into, renew, terminate, fail to renew or amend in any material respect any Contract that is or would be a Material Contract, (B) enter into, amend, modify or waive any rights under any contract or agreement or transaction with an executive officer or director of the Company (or, other than on arm's-length terms in the ordinary course of business, any Person in which such executive officer or director, or any immediate family member of such executive officer or director, has over a 5% interest) involving amounts in excess of $75,000, or (C) enter into any line of business other than lines of business currently conducted by the Company and its Subsidiaries;

        (k)   make any changes with respect to accounting policies or procedures, except as required by Law or changes in applicable generally accepted accounting principles (of which, to the knowledge of the Company, there are none) or write up, write down or write off the book value of any assets of the Company or its Subsidiaries, other than in the ordinary course of business and consistent with past practice;

        (l)    pay, discharge, waive, compromise settle or otherwise satisfy any Action, whether now pending or hereafter brought, (A) at a cost materially in excess of the amount accrued or reserved in the Company Reports or (B) pursuant to terms that impose material adverse restrictions on the business of the Company and its Subsidiaries as currently conducted or (C) on a basis that reveals a finding or an admission of a material violation of Law by the Company or its Subsidiaries;

        (m)  other than in the ordinary course of business consistent with past practice, (A) make, change or revoke any material Tax election, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Tax Return with respect to any material Tax, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax, (F) fail to claim a material Tax refund for which it is entitled, or (G) make material changes to their Tax accounting methods or principles;

        (n)   transfer, sell, lease, license, sublicense, mortgage, pledge, surrender, encumber, divest, cancel, abandon, restrict or allow to lapse or expire or otherwise dispose of any material assets, product lines or businesses of the Company or its Subsidiaries, including capital stock of any of its Subsidiaries, except in the ordinary course of business, and except for obsolete assets and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $1,000,000 in the aggregate, other than pursuant to Contracts in effect prior to the date hereof;

        (o)   except as required pursuant to existing written, binding agreements in effect prior to the date hereof or any Benefit Plan which is set forth in Section 6.1(o) of the Company Disclosure Letter, (i) (A) hire, promote or terminate any director, employee or consultant earning more than $125,000 in aggregate annual compensation (other than, in the case of this clause (A), (x) employee terminations for cause, (y) in connection with new hires to replace departed key employees or consultants in the ordinary course of business consistent with past practice and on substantially similar terms and conditions and (z) in connection with promotions in the ordinary course of business consistent with past practice); or (B) implement or effect any reduction in force, lay off or similar program or effort concerning the termination of employees (other than, in the case of this clause (B), (x) employee terminations for cause and (y) employee terminations pursuant to and consistent with past practice); (ii) grant or provide any new severance or new termination payments or new material benefits to any former or existing director, officer, employee or consultant of the Company or any of its Subsidiaries, (iii) increase the compensation, fees, bonus or pension, profit sharing, welfare, severance or other benefits of or pay any bonus to any employee or director or make any new equity awards to any director, officer, consultant or employee of the Company or any of its Subsidiaries (other than, in all such cases, employees earning $75,000 or less in aggregate annual compensation), (iv) establish, adopt, amend or terminate any Benefit Plan or amend the terms of any outstanding equity-based awards, (v) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, to the extent not already provided in any such Benefit Plan, (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or (vii) forgive any loans to directors, officers or, outside the ordinary course of business, employees of the Company or any of its Subsidiaries;

        (p)   except on substantially similar terms and conditions to the terms and conditions set forth on Section 6.1(p) of the Company Disclosure Letter, establish, adopt, enter into or amend any collective bargaining agreement or other agreement with any labor union or organization;

        (q)   (A) transfer to one or more third parties, mortgage or encumber, or except in the ordinary course of business, license or sublicense, any material Intellectual Property or (B) fail to pay any fee, take any action or make any filing reasonably necessary to maintain its ownership of the material owned Intellectual Property;

        (r)   fail to maintain in full force and effect, or fail to replace or renew, material insurance policies existing as of the date hereof that are maintained by the Company or any of its Subsidiaries; or

        (s)   agree, authorize or commit to do any of the foregoing.

        6.2.    Acquisition Proposals.

        (a)   No Solicitation or Negotiation. The Company agrees that it shall not, and it shall cause its Subsidiaries not to, and it shall use its commercially reasonable efforts to cause their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

          (i)    initiate, solicit, knowingly cooperate with or knowingly encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below); or

          (ii)   engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information, data, access to its properties, assets, employees or Representatives in connection with or relating to any Acquisition Proposal.

        Notwithstanding anything in the foregoing to the contrary, prior to the time, but not after, this Agreement is adopted by vote of the Stockholders at the Stockholders Meeting (as defined in Section 6.4), the Company may: (A) provide information, data, access to its properties, assets, employees or Representatives in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal providing for the acquisition of more than 75% of the assets (on a consolidated basis) or more than 50% of the total voting power of the equity securities of the Company if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms not substantially less favorable to the Company than to those contained in the Confidentiality Agreement (as defined in Section 9.7); (B) engage in discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal; or (C) approve, adopt, recommend, or otherwise declare advisable or propose to approve, adopt, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (x) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith, after consultation with Lehman or another nationally recognized investment banking firm ("Financial Advisor") and outside legal counsel, that taking such action is necessary in order to comply with their respective fiduciary duties under applicable Law, (y) in such case referred to in clause (B) above, if the Board of Directors of the Company has determined in good faith, based on the information then available and after consultation with its outside legal counsel and outside Financial Advisor, that such Acquisition Proposal reasonably could result in a Superior Proposal (as defined below); and (z) in such case referred to in clause (C) above (I) such Acquisition Proposal is a Superior Proposal, (II) Purchaser shall have received written notice of the Company's intention to take the action referred to in Clause (C) above, as applicable, at least four business days prior to the taking of such action by the Company (the "Waiting Period") and (III) during the Waiting Period the Company and its advisors shall have negotiated in good faith with the Purchaser and Merger Sub to make adjustments in the terms and conditions of this Agreement and, the Board of Directors of the Company fully considers any such adjustment and nonetheless concludes in good faith, after consultation with its outside legal counsel and Financial Advisor that such Acquisition Proposal constitutes a Superior Proposal.

        (b)   Definitions. For purposes of this Agreement:

        "Acquisition Proposal" means (i) any proposal or offer from any Person or group with respect to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 25% or more of any class of equity securities or consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

        "Superior Proposal" means an unsolicited bona fide Acquisition Proposal (except that the phrase "25% or more of any class of equity securities or consolidated total assets" shall be replaced by the phrase "50% or more of any class of equity securities or 75% of consolidated total assets") made by a Person other than a party hereto that the Board of Directors of the Company (after consultation with its outside legal counsel and outside Financial Advisor) has determined in its good faith judgment, taking into account all legal, financial, regulatory and other aspects of the proposal, the likelihood of consummating the transaction, the likely consummation date of the transaction contemplated by the proposal and the Person making the proposal, that such Acquisition Proposal, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by this Agreement pursuant to Section 6.2(a)).

        (c)   No Change in Recommendation; Alternative Acquisition Agreement. The Board of Directors of the Company and each committee thereof shall not:

          (i)    except as expressly permitted by this Section 6.2(c), withhold, withdraw, qualify or modify (or resolve to withhold, withdraw, qualify or modify or publicly propose), in a manner adverse to Purchaser, the Company Recommendation with respect to the Merger (it being understood that (1) if publicly taking a position is required under applicable Law, that publicly taking a neutral position with respect to an Acquisition Proposal, (2) privately taking a neutral position with respect to an Acquisition Proposal, or (3) publicly or privately taking no position with respect to an Acquisition Proposal shall, in any such case, not be considered an adverse modification; and, it being further understood that, if publicly taking a position is not required under applicable Law, that publicly taking a neutral position with respect to an Acquisition Proposal shall be considered an adverse modification);

          (ii)   except as expressly permitted by Section 8.3(a) hereof, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(a) entered into in the circumstances referred to in Section 6.2(a)) (an "Alternative Acquisition Agreement") relating to any Acquisition Proposal; or

          (iii)  approve or recommend, or propose to approve or recommend, any Acquisition Proposal (any action described in clause (i), (ii) or (iii) of this Section 6.2(c) being referred to as a "Change of Recommendation").

        Notwithstanding anything to the contrary set forth in this Agreement, prior to the adoption of this Agreement at the Stockholders Meeting, the Board of Directors of the Company may withhold, withdraw, qualify or modify (or resolve to withhold, withdraw, qualify or modify or publicly propose) the Company Recommendation or approve, adopt, recommend or otherwise declare advisable any Superior Proposal made after the date hereof, if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and outside Financial Advisor, that it is necessary to take any of the actions generally prohibited in Section 6.2(c) in order to comply with their respective fiduciary duties under applicable Laws. In determining whether to make a Change of Recommendation in response to a Superior Proposal or otherwise, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Purchaser or any other information provided by Purchaser in response to such notice.

        (d)   Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal.

        (e)   Existing Discussions. Except as otherwise permitted by this Section 6.2, the Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Subject to the terms and conditions of any existing confidentiality agreements entered into by the Company with respect to the consideration or making of any Acquisition Proposal, the Company also agrees promptly, but in any event, within five days after the date of this Agreement, to request the return or destruction of all information and materials provided prior to the date of this Agreement by it, its Subsidiaries or their respective officers, directors, employees, agents or Representatives with respect to the consideration or making of any Acquisition Proposal.

        6.3.    Information Supplied.     (a) Each of the Company and Purchaser agrees, as to it and its Subsidiaries, that none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   From and after the execution of this Agreement, the Company shall promptly orally notify the Purchaser of any request for information or any inquiries, proposals or offers relating to an Acquisition Proposal, indicating, in connection with such notice, the name of such Person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and the Company shall provide to the Purchaser written notice of any such inquiry, proposal or offer within 24 hours of such event, as well as a copy of any such request, inquiry, proposal or offer to the extent in writing. The Company shall keep the Purchaser informed orally on a current basis of all material developments relating to any Acquisition Proposal, including with respect to the terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and the Company shall provide to the Purchaser prompt written notice of any such developments within 24 hours. The Company shall provide any information to the Purchaser that it is providing to another Person pursuant to this Section 6.3(b) at substantially the same time it provides such information to such other Person.

        6.4.    Stockholders Meeting.     The Company shall, in accordance with applicable Law and its certificate of incorporation and by-laws, and subject to Section 6.2 and fiduciary obligations under applicable Law, convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the execution of this Agreement to consider and vote on the adoption of this Agreement regardless of the recommendation or any Change of Recommendation by the Board of Directors of the Company with respect thereto, unless this Agreement has been terminated in accordance with Article VII. Subject to fiduciary obligations under applicable Law, and subject to Section 6.2 hereof, the Board of Directors of the Company shall recommend such adoption and shall take all lawful action to solicit such adoption of this Agreement.

        6.5.    Filings; Other Actions; Notification.     (a) Proxy Statement. Subject to Section 6.2 and fiduciary obligations under applicable Law, the Company shall promptly (and in any event within 20 days after the date hereof) prepare and file with the SEC a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement"), as promptly as reasonably practicable, and shall promptly notify Purchaser of the receipt of all written comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Purchaser copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. Subject to Section 6.2 and fiduciary obligations under applicable law, the Company and Purchaser shall each use its commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement. If at any time prior to receipt by the Company of approval by the stockholders of the Company of this Agreement, there shall occur any event that is required under applicable Laws to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Notwithstanding the foregoing, prior to filing or mailing the preliminary or definitive Proxy Statement (or any amendment or supplement thereto) or responding to the comments of the SEC with respect thereto, the Company (i) shall provide the Purchaser a reasonable opportunity to review and comment on such document or response and (ii) shall consider, in good faith, the inclusion in such document or response of all reasonable comments proposed by the Purchaser. The Purchaser shall cooperate with the Company at its reasonable request in connection with the Proxy Statement. The Proxy Statement will, at the time of its filing with the SEC, comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

        (b)   Cooperation and Financing Assistance. (i) Subject to Section 6.2 and fiduciary obligations under applicable Law, the Company and Purchaser shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (A) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (provided that, notwithstanding the foregoing, in connection with obtaining such consents, (x) the Company shall not, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, pay or commit to pay to any Person whose consent is being solicited any cash or other consideration (other than de minimis amounts), nor make any commitment to do the same, nor incur or agree to incur any liability (other than de minimis liabilities) due to such Person in connection therewith and (y) neither the Purchaser, Merger Sub, nor any of their respective Subsidiaries shall be required to pay or commit to pay to any Person whose consent, is being solicited any amount of cash or other consideration (other than de minimis amounts), nor make any commitment to do the same, nor incur or agree to incur any liability (other than de minimis liabilities) due to such Person in connection therewith), (B) the defending of any lawsuits or other Actions, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (C) the execution and delivery of any additional ancillary instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, Purchaser and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Purchaser or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Purchaser shall act reasonably and as promptly as practicable.

          (ii)   From the date of this Agreement until the Effective Time, the Company and its Subsidiaries shall, and shall use their reasonable best efforts to cause each of their respective officers, directors, employees, advisors, attorneys, accountants and Representatives to, provide all cooperation reasonably requested by the Purchaser in connection with the arrangement of Debt

  Financing for the transactions contemplated by this Agreement, including (A) using reasonable best efforts to (I) cause appropriate officers and employees to be available, on a customary basis and on reasonable advance notice, to meet with prospective lenders and investors in meetings, presentations, road shows and due diligence sessions, (II) assist with the preparation of disclosure documents in connection therewith and (III) cause its independent accountants to provide reasonable assistance to the Purchaser, including providing consent to the Purchaser to prepare and use their audit reports and SAS 100 reviews relating to the Company and its Subsidiaries and to provide any necessary "comfort letters" and (IV) cause its attorneys to provide reasonable assistance to the Purchaser, including to provide any necessary and customary legal opinions, and (B) executing and delivering any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including allowing for a certificate of the chief financial officer of the Company with respect to solvency or other matters; provided, that none of the letters, agreements, registration statements, documents and certificates referenced in clause (B) above shall be executed and delivered except in connection with the Closing (and the effectiveness thereof shall be conditioned upon the occurrence of the Closing); provided, further, that, for purposes of clauses (A)(III) and (A)(IV) of this Section 6.5(b)(ii), "reasonable best efforts to cause" shall be limited to the making of a request by the Company to its independent accountants and its attorneys to provide such reasonable assistance and the Company's providing of such information in connection therewith as such accountants or attorneys shall reasonably request, and such efforts shall be deemed to have been fulfilled by the Company and its Subsidiaries if such actions are taken; and provided, further, that the Company shall not be required to provide any such assistance which would interfere unreasonably and materially with the business or operations of the Company and its Subsidiaries. Purchaser shall reimburse the Company for all reasonable, documented, out-of-pocket expenses incurred in connection with the Company's cooperation pursuant to this Section 6.5(b)(ii).

          (iii)  Purchaser and Merger Sub shall use all reasonable best efforts to obtain the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter. Purchaser and Merger Sub shall not, without the prior written consent of the Company, amend, modify or supplement (including in the definitive documents) (A) any of the conditions or contingencies to funding contained in the Debt Commitment Letter or (B) any other provision of the Debt Commitment Letter, in either case to the extent such amendment, modification or supplement would have the effect of amending, modifying or supplementing the conditions or contingencies to funding in a manner which would materially delay the Closing or cause the condition set forth in Section 7.2(d) not to be satisfied. In the event that any portion of the Debt Financing becomes unavailable, otherwise than due to the material breach of representations and warranties or covenants of the Company or a failure of a condition to be satisfied by the Company, Purchaser and Merger Sub will use all reasonable best efforts to arrange alternative debt financing from the same or other sources on terms and conditions not materially less favorable to Purchaser and Merger Sub than those contained in the Debt Commitment Letter as of the date hereof; provided, that, in the event that (1) all or any portion of the Debt Financing structured as High Yield Financing has not been consummated and (2) all of the conditions to the Purchaser's obligations to effect the Merger set forth in Article VII have been satisfied or waived (other than the condition set forth in Section 7.2(d)), Purchaser and Merger Sub shall use, if available, the Bridge Financing (or such alternative bridge financing) to replace such High Yield Financing within 30 days after the 25-day period set forth in Paragraph 5 of Exhibit C of the Debt Commitment Letter has elapsed. Subject to the Company's compliance with Section 6.5(b)(ii), Purchaser and Merger Sub shall use all reasonable best efforts to satisfy on or before the Closing all conditions set forth in the definitive agreements pursuant to which the equity financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter will be obtained. Purchaser and Merger Sub shall keep the Company reasonably apprised of material developments relating to the equity financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter.

        (c)   Information. The Company and Purchaser each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Purchaser, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

        (d)   Antitrust Laws. (i) Each party hereto shall (A) file the Notification and Report Form required under the HSR Act with respect to the Merger with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission no later than five business days following the date hereof, and request early termination of the waiting period therein, (B) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its Subsidiaries from any Antitrust Authority and (C) cooperate with one another in connection with the preparation of their respective Notification and Report Forms and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority. For the purposes of this Agreement, the following terms have the following meanings:

        "Antitrust Authority" means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

        "Antitrust Laws" means the Sherman Act, as amended; the Clayton Act, as amended; the HSR Act; the Federal Trade Commission Act, as amended; and all other foreign, federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          (ii)   Purchaser shall be responsible for the payment of all filing fees under the HSR Act.

          (iii)  Each party hereto shall use its commercially reasonable efforts to resolve such objections, if any, as are asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. In the context of this Section 6.5(d)(iii), "commercially reasonable efforts" shall include, without limitation, the following:

            (A)  if Purchaser or the Company receives a formal request for additional information or documentary material from an Antitrust Authority, Purchaser and the Company shall substantially comply with such formal request within 60 days following the date of its receipt thereof;

            (B)  Purchaser or the Company, as the case may be, shall provide the other party (or its outside counsel) a complete copy of any filing with the Antitrust Authorities (subject to redaction of any material not reasonably needed by the other party) and each of Purchaser and the Company shall promptly respond to any request from the other for information or documentation reasonably requested by the other party in connection with the development and implementation of a strategy and negotiating positions with any Antitrust Authorities; provided that access to any such filing, information or documentation will, at such party's request be restricted to such other parties' outside counsel and economists or advisers retained by such counsel;

            (C)  Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Entity regarding any of the transactions contemplated hereby;

            (D)  Each party hereto at its sole cost, shall timely comply with all restrictions and conditions, if any, specified or imposed by any Antitrust Authority with respect to Antitrust Laws as a requirement for granting any necessary clearance or terminating any applicable waiting period; it being understood that Purchaser shall be permitted to negotiate in good faith with the Antitrust Authorities;

            (E)  in the event any Antitrust Authority initiates a proceeding before any court, commission, quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction seeking to restrain, enjoin or prohibit the Merger, Purchaser or the Company, as the case may be, shall use its best efforts to prevent the entry of any order restraining, enjoining or prohibiting the Merger, including by retaining all appropriate expert witnesses and consultants (it being understood that each party hereto shall be permitted to participate in all aspects of the defense of such proceedings and each party shall use its commercially reasonable efforts to prevail in such proceedings and each party hereto shall be responsible for the payment of its own expenses, including legal fees and expenses, in seeking to prevent the entry of any such order, whether or not the Merger is consummated);

            (F)  Neither the Purchaser nor the Company shall unilaterally withdraw its Notification and Report Form without the consent of the other party, as the case may be, and each party hereto agrees that such consent shall not be unreasonably withheld (it being understood that in the event that Purchaser or the Company withdraws its Notification and Report Form, the parties agree that the applicable Notification and Report Form shall be re-filed within a reasonable time of the date such Form is withdrawn).

          (iv)  Notwithstanding anything in this Agreement to the contrary, nothing shall require Purchaser or its Affiliates to dispose of any of its or its Subsidiaries' or its Affiliates assets or to limit its freedom of action with respect to any of its or its Subsidiaries' businesses, or to consent to any disposition of the Company's or the Company Subsidiaries' assets or limits on the Company's or the Company Subsidiaries' freedom of action with respect to any of its or the Company Subsidiaries' businesses, or to commit or agree to any of the foregoing, and nothing in Section 6.5(d) shall authorize the Company or any Company Subsidiary to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the Merger relating to Antitrust Laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action relating to Antitrust Laws.

          (v)   Each party shall be responsible for the payment of its own expenses in connection with obtaining the approval of any Antitrust Authority, including legal fees and expenses, in substantially complying with any formal request for additional information or documentary material from any Antitrust Authority and in connection with any litigation, whether or not the Merger is consummated.

        (e)   Status. Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Purchaser each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Purchaser or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and Purchaser shall give prompt notice to the other of any change, fact or condition of which it has knowledge that would be reasonably likely to have a Company Material Adverse Effect or of any failure of any condition to Purchaser's obligations to effect the Merger. Neither the Company nor Purchaser shall permit any of its officers or any other representatives or agents to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

        6.6.    Access and Reports.     Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Purchaser's officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, Tax Returns, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Purchaser all information concerning its business, properties and personnel as may reasonably be requested, provided, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any Trade Secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) to disclose any privileged information of the Company or any of its Subsidiaries or (iii) to violate any laws. All requests for information and access made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by the Company's executive officers. All such information shall be governed by the terms of the Confidentiality Agreement.

        6.7.    Publicity.     The initial press release regarding the Merger shall be a joint press release. Thereafter, the Company and Purchaser each shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, the Nasdaq Stock Market or by the request of any Governmental Entity.

        6.8.    Employee Benefits and Compensation.     For at least six months following the Closing Date, Purchaser shall provide or cause to be provided to all current and former employees of the Company and its Subsidiaries (i) a salary or wage level and bonus opportunity comparable to the salary or wage level and bonus opportunity and (ii) benefits, perquisites and other terms and conditions of employment that, in the case of (i) and (ii), in the aggregate, are substantially equivalent in the aggregate to those received immediately prior to the Closing (including, without limitation, benefits pursuant to qualified retirement and savings plans, medical, dental and pharmaceutical plans and programs, deferred compensation arrangements and equity-based and incentive compensation plans). For purposes of each Purchaser employee benefit plan providing medical, dental, prescription drug, vision, life insurance or disability benefits to any employee of the Company or its Subsidiaries, Purchaser shall cause its employee benefit plans to (x) waive all pre-existing condition exclusions and limitations, waiting periods, evidence of insurability or good health and actively-at-work exclusions of its employee benefit plans with respect to such employees and their dependents to the same extent such exclusions, limitations or other conditions were waived or satisfied under a comparable plan of the Company or its Subsidiaries and (y) take into account any eligible expenses incurred by such employees and their dependents for purposes of satisfying all deductible, co-payment, coinsurance and maximum out-of-pocket requirements and like adjustments or limitations on coverage applicable to such employees and their covered dependents under the applicable employee benefit plan of Purchaser. The Surviving Corporation shall honor all employee benefit and other obligations to Employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof, all employment or severance agreements entered into by the Company or adopted by the

Board of Directors of the Company prior to the date hereof, in each case, to the extent the Surviving Company is legally required to do so.

        6.9.    Expenses.     Except as otherwise provided in Sections 8.5 and 6.5(d)(ii), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

        6.10.    Indemnification; Directors' and Officers' Insurance.     (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law), each present and former director or officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages or liabilities, including amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, Action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, that are, in whole or in part, based on or arising out of the fact that such Person is or was a director or officer of the Company or any Subsidiary of the Company, including with respect to the transactions contemplated by this Agreement or serve or served as a fiduciary under, or with respect to, any employee benefit plan at any time maintained by or contributed by the Company or any of its Subsidiaries. Despite the foregoing provisions of this Section 6.10(a), neither Purchaser nor the Surviving Corporation shall have any indemnity obligation pursuant to this Section 6.10(a) to the individuals listed in Section 6.10(a) of the Company Disclosure Letter to the extent arising out of the matters described in such Section of the Company Disclosure Letter.

        (b)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.10, upon learning of any such claim, Action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, but the failure to so notify shall not relieve Purchaser or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying party. In the event of any such claim, Action, suit, proceeding or investigation (whether arising before or after the Effective Time) (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Purchaser, promptly after statements therefore are received and otherwise advanced to such Indemnified Party upon request of reimbursement of documented expenses reasonably incurred, (ii) the Surviving Corporation shall cooperate with the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to Purchaser and the Indemnified Party; provided, however, that Purchaser and the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned). If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

        (c)   The Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance ("D&O Insurance"), or Purchaser shall provide for equivalent directors' and officers' liability insurance covering the individuals who are covered by the D&O Insurance on the date hereof and providing benefits and levels of coverage that are no less favorable than those provided under the D&O Insurance, with respect to acts or omissions prior to the Effective Time for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 300% of the last annual premium paid by the Company prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance or such insurance provided by Purchaser expires, is terminated or cancelled or is otherwise unavailable on such terms during such six year period, Purchaser and the Surviving Corporation will use their reasonable best efforts to obtain as much D&O Insurance with the best terms available as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 300% of the Current Premium; and provided, further, that, in the alternative, the Surviving Corporation may purchase as of the Effective Time a tail policy with respect the D&O Insurance, which tail policy shall be effective for a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that occurred on or before the Effective Time, and which tail policy shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than the coverage currently provided by the D&O Insurance.

        (d)   If Purchaser or the Surviving Corporation or any of its respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

        (e)   The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and the other Persons referred to in Section 6.10(f), their heirs and their representatives (other than those persons listed in Section 6.10(a) of the Company Disclosure Letter) and are in addition to, and not in substitution for, any other rights to indemnification that any such Person may have by contract or otherwise. If any such Person is required to bring any Action to enforce rights or to collect monies due under this Agreement and is successful in such Action, the Surviving Corporation shall reimburse such Person for all of its expenses reasonably incurred in connection with bringing and pursuing such Action, including, without limitation, reasonable attorneys' fees and costs.

        (f)    Purchaser shall cause the Surviving Corporation to honor, and shall itself honor as if it were the Surviving Corporation, in each case, to the fullest extent permitted by applicable Law, for a period of not less than six years from the Effective Time (or, in the case of matters occurring at or prior to the Effective Time that have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), all rights to indemnification or exculpation existing in favor of a director, officer, employee, agent or employee benefit plan fiduciary of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such persons are entitled), as provided in (i) the certificates of incorporation or by-laws or equivalent organizational documents of the Company or any of its Subsidiaries or (ii) indemnification agreements (or Contracts which contain any such indemnification agreements) set forth on Section 6.10(f) of the Company Disclosure Letter, in each case, as in effect on the date hereof, and relating to actions or events through the Effective Time, it being understood that, for a period of six years after the Effective Time, the Charter and By-Laws of the Surviving Corporation shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of all such directors, officers, employees, agents and fiduciaries as are presently set forth in the certificate of incorporation or by-laws of the Company.

        6.11.    Other Actions by the Company.

        (a)   Rights. Prior to the Effective Time, the Board of Directors of the Company shall take all necessary action to amend the Rights Agreement to provide that Purchaser shall not be deemed an "Acquiring Person" and that the Rights will not separate from the Shares, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby.

        (b)   Takeover Statutes. The Company and the Board of Directors of the Company shall (i) take all action necessary to ensure that no state Takeover Statute or similar statue or regulation is or becomes applicable to this Agreement or any transaction contemplated hereby and (ii) if any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        (c)   Section 16 Matters. The Board of Directors of the Company shall, prior to the Effective Time, take such reasonable actions as may be necessary or appropriate pursuant to Rule 16b-3(e) under the Exchange Act to exempt the conversion to cash of all Shares, Company Options and Company Awards held by officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, the Board of Directors of the Company shall adopt resolutions that specify (A) the name of each individual whose disposition of Shares (including Company Options, Company Awards and other derivative securities with respect to Shares) is to be exempted, (B) the number of Shares (including Company Options, Company Awards and other derivative securities with respect to Shares) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act. The Company shall provide to counsel for Purchaser for its review copies of such resolutions to be adopted by the Board of Directors of the Company prior to such adoption.

        6.12.    No Additional Representations.     Purchaser and Merger Sub acknowledge that each of them and their representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which each of them and their representatives have deemed necessary or requested to review, and that each of them and their representatives have had full opportunity to meet with the Company and the management of the Company to discuss the financial condition, business, operations, results of operations, properties, assets or liabilities of the Company; provided, however, that each party hereto shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants of each other party set forth in this Agreement that have been or are made in favor of such party, notwithstanding any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the parties hereto. Except for the representations and warranties contained in Article V (as qualified by the Company Reports and the Company Disclosure Letter) and any closing certificate delivered by the Company, Purchaser and Merger Sub acknowledge that neither the Company nor any other Person has made any representation or warranty, expressed or implied, including, without limitation, as to the accuracy or completeness of any information regarding the Company or any of its businesses furnished or made available to Purchaser or Merger Sub.

        6.13.    Solvency Opinion.     Purchaser shall use commercially reasonable efforts to deliver to the Company an opinion addressed to the Company's Board of Directors of a reputable third party appraisal firm, dated as of the Closing Date, that, following consummation of the Merger and the other transactions contemplated hereby, the Company and its Subsidiaries will not (A) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (B) have unreasonably small capital with which to engage in its business or (C) have incurred debts beyond its ability to pay as they become due.

ARTICLE VII

Conditions

        7.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

        (a)   Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and the Company's certificate of incorporation and by-laws ("Stockholder Approval").

        (b)   Anti-trust. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or terminated.

        (c)   Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

        7.2.    Conditions to Obligations of Purchaser and Merger Sub.     The obligations of Purchaser and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Purchaser at or prior to the Effective Time of the following conditions:

        (a)   Representations and Warranties. (i) The representations and warranties of the Company set forth in Article V, other than Section 5.1(f)(i) (including the preamble thereto) (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (other than such qualifications and exceptions contained in Sections 5.1(e)(i) and in any of the "listing" representations)), shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect.

          (ii)   The representations and warranties of the Company set forth in Section 5.1(f)(i) (including the preamble thereto) shall be true and correct in all respects as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date).

          (iii)  Purchaser shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that such officer has read this Section 7.2(a) and the conditions set forth in Sections 7.2(a)(i) and 7.2(a)(ii) have been satisfied.

        (b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing and complied in all material respects with all of its covenants under this Agreement through the Closing and Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        (c)   Absence of Company Material Adverse Effect. There shall not have occurred after the date of this Agreement any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect.

        (d)   Financing. Either the Debt Financing described in the Debt Commitment Letter shall have been obtained by Purchaser and Merger Sub or the alternative debt financing referred to in Section 6.5(b)(iii) shall have been obtained by Purchaser and Merger Sub, it being understood that this condition shall be deemed satisfied in the event that Purchaser shall not have complied in all material respects with its obligations under Section 6.5(b)(iii).

        (e)   Dissenting Shares. The total number of Dissenting Shares shall not exceed 12.5% of the issued and outstanding Shares.

        7.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of Purchaser and Merger Sub set forth in Article V (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Purchaser and Merger Sub by an executive officer of Purchaser to such effect.

        (b)   Performance of Obligations of Purchaser and Merger Sub. Each of Purchaser and Merger Sub shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing and complied in all material respects with all of its covenants under this Agreement through the Closing, and the Company shall have received a certificate signed on behalf of Purchaser and Merger Sub by an executive officer of such party to such effect.

ARTICLE VIII

Termination

        8.1.    Termination by Mutual Consent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, either before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Purchaser by action of their respective Boards of Directors.

        8.2.    Termination by Either Purchaser or the Company.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Purchaser or the Company if (a) the Merger shall not have been consummated by the 180th day after the date hereof, whether such date is before or after the date of the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), (b) the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Stockholders Meeting or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a)); provided, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached its obligations under this Agreement in any manner that shall have proximately caused the failure of a condition to the consummation of the Merger.

        8.3.    Termination by the Company.     (a) This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of the Company at any time prior to the time of adoption of this Agreement at the Stockholders Meeting if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and the Company notifies Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Purchaser does not make, within the Waiting Period, an offer that the Board of Directors of the Company determines, in good faith after consultation with its Financial Advisor, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iii) the Company prior to such termination pays to Purchaser in immediately available funds any fees required to be paid pursuant to Section 8.5. The Company agrees (x) that it will not enter into the binding agreement referred to in clause (ii) above until the Waiting Period has expired and (y) to notify Purchaser promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

        (b)   This Agreement may also be terminated and the Merger may be abandoned by action of the Board of Directors of the Company at any time prior to the Effective Time if there has been a breach of any representation, warranty, covenant or agreement made by Purchaser or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Purchaser.

        8.4.    Termination by Purchaser.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Purchaser if (a) the Board of Directors of the Company or any committee thereof shall have made a Change of Recommendation, or (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Purchaser to the Company.

        8.5.    Effect of Termination and Abandonment.     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers or other Representatives or Affiliates); provided, that (i) except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement and (ii) the provisions set forth in the second sentence of Section 9.1 shall survive the termination of this Agreement.

        (b)   If this Agreement is terminated by (i) the Company pursuant to Section 8.3(a) or (ii) Purchaser pursuant to Section 8.4(a), then the Company shall, upon the date of such termination, pay Purchaser a cash fee equal to $15,000,000 less the Expense Reimbursement, if any, paid to Purchaser pursuant to Section 8.5(d) (the "Termination Fee"). If after the date hereof (x) any Person shall have communicated to the Company or publicly announced an Acquisition Proposal and (y) the Company's Board of Directors has publicly taken a neutral position or no position with respect to such Acquisition Proposal (unless on or prior to the earlier of the opening of business on the 16th business day after the date on which such Acquisition Proposal was originally communicated to the Company's Board of Directors (through public announcement or otherwise) and the business day immediately preceding the date of the Stockholders Meeting (the "Neutral Period")), the Company's Board of Directors determines to recommend against such Acquisition Proposal and, to the extent such Acquisition Proposal has been made public, the Company's Board of Directors has publicly announced its determination to recommend against such Acquisition Proposal (it being understood that to the extent such Acquisition Proposal is materially modified and there are less than 5 business days remaining in the Neutral Period such period shall be extended so that the period shall run for no less than a complete 5 business days from the date of such material modification)) and (z) thereafter this Agreement is terminated by Purchaser or the Company pursuant to Section 8.2(b), then the Company shall, upon the date of such termination, pay Purchaser the Termination Fee. Any Termination Fee that becomes payable pursuant to this Section 8.5(b) shall be paid not later than the earlier of the termination of this Agreement and immediately prior to the time and date on which the Company enters into an agreement with respect to an Alternate Acquisition Proposal payable by wire transfer of same day funds.

        (c)   If after the date hereof a bona fide Acquisition Proposal shall have been communicated to the Company or publicly announced, or any Person shall have communicated to the Company or publicly announced, that, subject to the Merger being disapproved by the Company's stockholders or otherwise rejected, it will make a bona fide Acquisition Proposal, and thereafter this Agreement is terminated by Purchaser pursuant to Section 8.2(a) or (b) or Section 8.4(b) and a fee has not been paid in respect of Section 8.5(b) above, and concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal with the Person who made such communication to the Company or public announcement, or an Acquisition Proposal with the Person who made such communication to the Company or public announcement shall be consummated, then the Company shall prior to the earlier of agreeing to such Acquisition Proposal or consummating such Acquisition Proposal, pay the Termination Fee; provided, however, that, (x) the Termination Fee shall only become payable to Purchaser under this Section 8.5(c) in connection with a termination pursuant to Section 8.4(b) in the event that Purchaser's termination of this Agreement pursuant to Section 8.4(b) was a result of a willful or intentional breach of any representation, warranty, covenant or agreement made by the Company in this Agreement committed after the date on which such bona fide Acquisition Proposal shall have been communicated to the Company or publicly announced, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied and (y) no Termination Fee shall be payable under this Section 8.5(c) in connection with a termination pursuant to Section 8.2(a) if, on or prior to the time of such termination, all of the conditions to Purchaser's obligations set forth in Sections 7.1 and 7.2 were satisfied, other than the condition set forth in Section 7.2(d). All payments under this Section 8.5(c) shall be made by wire transfer of same day funds.

        (d)   If this Agreement is terminated pursuant to Section 8.2(b), then the Company shall, on the date that this Agreement is terminated pay Purchaser (or any Affiliate or Affiliates of Purchaser as Purchaser may designate) all of the reasonable and documented out-of-pocket third party charges and expenses actually incurred by Purchaser or its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $4,000,000 (the "Expense Reimbursement"), payable by wire transfer of same day funds; provided, however, that the Expense Reimbursement provided for in this Section 8.5(d) shall not become payable to Purchaser if Purchaser or Merger Sub have breached their respective representations, warranties, covenants or agreements under this Agreement in any manner that shall have proximately caused the failure to obtain the Stockholder Approval.

        (e)   The Company acknowledges that the agreements contained in Sections 8.5(b), (c) and (d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser and Merger Sub would not enter into this Agreement. If the Company fails to pay promptly any amount due pursuant to Section 8.5(b), (c) or (d), and to obtain such payments, Purchaser or Merger Sub commences a suit which results in a judgment against the Company for the fee, charges or expenses to which reference is made in this paragraph (e), the Company shall pay to Purchaser or Merger Sub their respective costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. If the Company pays amounts due under Section 8.5(b), (c) or (d), such payment shall be Purchaser's and Merger Sub's sole and exclusive remedy for monetary damages with respect to a termination of this Agreement.

ARTICLE IX

Miscellaneous and General

        9.1.    Survival.     This Article IX and the agreements of the Company, Purchaser and Merger Sub contained in Article IV (Effect of the Merger on Capital Stock; Exchange of Certificates), Section 6.8 (Employee Benefits and Compensation), Section 6.9 (Expenses) and Section 6.10 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Purchaser and Merger Sub contained in Section 6.9 (Expenses), Section 6.12 (No Additional Representations) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2.    Modification or Amendment.     Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, only by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders.

        9.3.    Waiver of Conditions.     The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws, to include (a) extending the time for the performance of any of the obligations or other acts of the other parties, (b) waiving any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 9.2, waiving compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        9.4.    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.     (a)THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of (i) the courts of the State of Delaware and (ii) (only for actions that cannot be maintained in the courts of the State of Delaware), the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

        9.6.    Notices.     Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

  If to Purchaser or Merger Sub:

  CorpSource Holdings, LLC
  c/o Apollo Management, L.P.
  9 West 57th Street
  New York, New York 10019
  Attention: Marc Becker
  Fax: (212) 515-3263

  with a copy to:
  Akin Gump Strauss Hauer & Feld LLP
  590 Madison Avenue
  New York, New York 10022
  Attention: Adam K. Weinstein, Esq.
  Fax: (212) 872-1002

  SOURCECORP, Incorporated
  3232 McKinney Avenue, Suite 1000
  Dallas, Texas 75204
  Attention: General Counsel
  Fax: (214) 740-6589

  with, at all times prior to the Effective Time, a copy to:

  White & Case LLP
  1155 Avenue of the Americas
  New York, NY 10036
  Attention:  John M. Reiss, Esq.
                      Gregory Pryor, Esq.
  Fax: (212) 354-8113

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

        9.7.    Entire Agreement.     This Agreement (including any exhibits hereto), the Company Disclosure Letter and the Confidentiality Agreement, dated December 14, 2005 between an Affiliate of Purchaser and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        9.8.    No Third Party Beneficiaries.     Except as provided in Section 4.2 (Exchange of Certificates), Section 4.3 (Treatment of Stock Plans) and Section 6.10 (Indemnification; Directors' and Officers' Insurance) only, Purchaser and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, create any third party beneficiaries or otherwise confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations, warranties and covenants set forth herein.

        9.9.    Obligations of Purchaser and of the Company.     Whenever this Agreement requires a Subsidiary of Purchaser to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10.    Transfer Taxes.     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by the Company when due, and, from and after the Closing Date, the Company will indemnify Purchaser and Merger Sub against liability for any such Taxes and Purchaser and Merger Sub shall cooperate with the Company in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

        9.11.    Definitions.     Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term. Where any representation or warranty contained in this Agreement is qualified by reference to the knowledge of the Company or Purchaser, as applicable, such knowledge shall mean the actual knowledge of the individuals listed on Annex B or Annex C, as applicable, without inquiry.

        9.12.    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.13.    Interpretation; Construction.     (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Any item disclosed in a section of the Company Disclosure Letter shall be deemed disclosed in all other sections of the Company Disclosure Letter and shall qualify the representations and warranties contained in Section 5.1. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References in this Agreement to the "date hereof" mean the date of this Agreement as indicated in the Preamble.

        (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        (c)   The fact that any item of information is disclosed in the Company Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement.

        9.14.    Assignment.     This Agreement shall not be assignable by operation of law or otherwise; provided, that Purchaser may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date hereof shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that any such designation shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio.

        9.15.    Specific Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, except as otherwise provided in Section 8.5(d).

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date hereof.

SOURCECORP, Incorporated
By:	/s/ THOMAS C. WALKER Name: Thomas C. Walker Title: Chairman
CorpSource Holdings, LLC
By:	/s/ MARC BECKER Name: Marc Becker Title: President
CorpSource MergerSub, Inc.
By:	/s/ MARC BECKER Name: Marc Becker Title: President

ANNEX A

DEFINED TERMS

Terms	Section
Action	5.1(g)(i)
Acquisition Proposal	6.2(b)
Affiliate	5.1(e)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(c)(ii)
Antitrust Authority	6.5(d)(i)
Antitrust Laws	6.5(d)(i)
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(h)(i)
Bridge Financing	5.2(d)(i)
business day	1.2
By-Laws	2.2
Certificate	4.1(a)
Change of Recommendation	6.2(c)(iii)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Company	Preamble
Company Awards	4.3(b)
Company Disclosure Letter	5.1
Company Labor Agreements	5.1(o)
Company Material Adverse Effect	5.1(a)
Company Option	4.3(a)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Requisite Vote	5.1(c)(i)
Confidentiality Agreement	9.7
Contract	5.1(d)(ii)
Costs	6.10(a)
Current Premium	6.10(c)
Debt Commitment Letter	5.2(d)(i)
Debt Financing	5.2(d)(i)
Delaware Certificate of Merger	1.3
DGCL	1.1
Dissenting Shares	4.1(a)
Dissenting Stockholders	4.1(a)
D&O Insurance	6.10(c)
Effective Time	1.3
Employees	5.1(h)(i)
Encumbrance	5.1(k)(iv)
Environmental Law	5.1(m)
Equity Commitment Letter	5.2(d)(i)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iv)
ERISA Plan	5.1(h)(iii)
Exchange Act	5.1(d)(i)
Exchange Fund	4.2(a)
Excluded Share	4.1(a)
Expense Reimbursement	8.5(d)
Financial Advisor	6.2(a)(ii)
Financing	5.2(d)(i)
Financing Commitments	5.2(d)(i)

GAAP	5.1(e)(iv)
Government Contracts	5.1(j)(iii)
Governmental Entity	5.1(d)(i)
Hazardous Substance	5.1(m)
High Yield Financing	5.2(d)(i)
HSR Act	5.1(d)(i)
Indemnified Parties	6.10(a)
Intellectual Property	5.1(p)(iv)
IT Assets	5.1(p)(iv)
Laws	5.1(i)
Lehman	5.1(c)(ii)
Lien	5.1(b)(i)
Material Adverse Effect	5.1(a)
Material Contracts	5.1(j)(i)(N)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	5.1(h)(i)
Neutral Period	8.5(b)
Order	7.1(c)
Owned Real Property	5.1(k)(i)
Paying Agent	4.2(a)
Pension Plan	5.1(h)(iii)
Per Share Merger Consideration	4.1(a)
Person	4.2(d)
Proxy Statement	6.5(a)
Purchaser	Preamble
Purchaser Material Adverse Effect	5.1(a)
Registered	5.1(p)(iv)
Representatives	6.2(a)
Rights	5.1(b)(i)
Rights Agreement	5.1(b)(i)
SEC	5.1(e)(i)
Securities Act	5.1(e)(i)
Share	4.1(a)
Stock Plans	5.1(b)(i)
Stockholder Approval	7.1(a)
Stockholders Meeting	6.4
Subsidiary	5.1(a)
Superior Proposal	6.2(b)
Surviving Corporation	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Tax Return	5.1(n)
Termination Fee	8.5(b)
Title IV Plan	5.1(h)(iv)
Trade Secrets	5.1(p)(v)
Waiting Period	6.2(a)(ii)
Warrant	5.1(b)(i)
Warrant Agreements	5.1(b)(i)

ANNEX B

March 7, 2006

Board of Directors
SOURCECORP, Incorporated
3232 McKinney Avenue, Suite 1000
Dallas, TX 75204

Members of the Board of Directors:

        We understand that SOURCECORP, Incorporated ("SOURCECORP" or the "Company") intends to enter into an Agreement and Plan of Merger, dated as of March 7, 2006 (the "Agreement"), among the Company, CORPSOURCE HOLDINGS, LLC (the "Purchaser") and CORPSOURCE MERGERSUB, INC., a wholly owned subsidiary of the Purchaser ("Merger Sub"), pursuant to which, (i) Merger Sub will merge with and into the Company with the Company surviving the merger, and (ii) upon the effectiveness of such merger, each share of SOURCECORP common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $25.00 per share in cash (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction or the financing thereof.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and related financing documents and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by the management of the Company, (4) a trading history of the Company's common stock from January 1, 2000 to March 6, 2006, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (7) the results of our extensive efforts to solicit indications of interest and definitive proposals from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting

B-1

the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have relied upon such projections in performing our analysis. Accordingly, we have further assumed that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company and affiliates of the Purchaser in the past, and expect to provide such services in the future, and have received, and expect to receive, customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and affiliates of the Purchaser for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ LEHMAN BROTHERS
LEHMAN BROTHERS

B-2

ANNEX C

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), is dated as of March 7, 2006, by and between CorpSource Holdings, LLC, a Delaware limited liability company ("Parent"), and Jana Piranha Master Fund, Ltd. (the "Stockholder").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Sourcecorp, Incorporated, a Delaware corporation (the "Company"), and CorpSource MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (as the same may be modified or amended from time to time, the "Merger Agreement"), providing for, among other things, the Merger and the other transactions contemplated thereby, on the terms and subject to the conditions set forth therein (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement);

        WHEREAS, as of the date hereof, Stockholder beneficially owns the number of Voting Shares (as defined herein) set forth, and in the manner reflected, on Attachment A hereto (the "Owned Shares");

        WHEREAS, as a condition to Parent's willingness to enter into and perform its obligations under the Merger Agreement, Parent has required that Stockholder agree, and Stockholder has agreed, subject to the terms of this Agreement, (i) to vote all of the Owned Shares, together with any shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") acquired after the date of this Agreement, whether upon the exercise of options or warrants, conversion of convertible securities or otherwise, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned by Stockholder or over which Stockholder has, directly or indirectly, the right to vote (collectively, the "Voting Shares"), in favor of (a) the Merger Agreement and the transactions contemplated thereby, including the Merger, and (b) any other matters submitted to the holders of Common Stock in furtherance of the Merger or the other transactions contemplated by the Merger Agreement, and (ii) to take the other actions described herein; and

        WHEREAS, Stockholder desires to express its support for the Merger and the other transactions contemplated by the Merger Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.    Agreement to Vote, Irrevocable Proxy.

          1.1    Agreement to Vote.    Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or any adjournment or postponement thereof, Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of its Voting Shares (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, including the Merger and (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement, including the Merger; and (b) against (1) any other merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving any party other than as contemplated by the Merger Agreement, (2) any liquidation or winding up of the Company, (3) any extraordinary dividend by the Company, and (4) any other action that may reasonably be expected to (i) impede, interfere with, delay, postpone or attempt to discourage or have the effect of discouraging the consummation of the transactions contemplated by the Merger Agreement, including the Merger or (ii) result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Merger

  Agreement that would reasonably be expected to materially adversely affect the Company or to impair or adversely affect in any way the respective abilities of the Company, Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement.

          1.2    Irrevocable Proxy.    Solely with respect to the matters described in Section 1.1, for so long as this Agreement has not been terminated pursuant to its terms, Stockholder hereby irrevocably appoints Parent as its proxy (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the Delaware General Corporation Law) to vote all Voting Shares solely on the matters described in Section 1.1, and in accordance therewith. Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement.

        2.    Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants to Parent as follows:

          2.1    Due Organization.    Stockholder has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation.

          2.2    Power; Due Authorization; Binding Agreement.    Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

          2.3    Ownership of Shares.    On the date hereof, the Owned Shares set forth opposite Stockholder's name on Attachment A hereto are owned of record or beneficially by Stockholder in the manner reflected thereon and include all of the Voting Shares owned of record or beneficially by Stockholder, free and clear of any claims, liens, encumbrances and security interests. As of the date hereof Stockholder has, and as of the date of the stockholder meeting of the Company in connection with the Merger Agreement and the transactions contemplated thereby, Stockholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares.

          2.4    No Conflicts.    The execution and delivery of this Agreement by Stockholder does not, and the performance of the terms of this Agreement by Stockholder will not, (a) require Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Stockholder or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Stockholder or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other agreement to which Stockholder or any of its affiliates is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, impair in any material respect Stockholder's ability to perform its obligations under this Agreement or in any event impair Stockholder's ability to perform its obligations under Section 1.1 hereof. The Voting Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

          2.5    Acknowledgment.    Stockholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement.

          2.6    No Finders Fees.    No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder. Such Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

        3.    Representations and Warranties of Parent.    Parent hereby represents and warrants to the Stockholder as follows:

          3.1    Power; Due Authorization; Binding Agreement.    Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Parent has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

          3.2    No Conflicts.    The execution and delivery of this Agreement by Parent does not, and the performance of the terms of this Agreement by Parent will not, (a) require Parent to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Parent or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Parent or pursuant to which any of its or its subsidiaries' respective assets are bound or (d) violate any other material agreement to which Parent or any of its subsidiaries is a party, except for any consent, approval, filing or notification which has been obtained, as of the date hereof, or the failure of which to obtain, make or give would not, or any conflict or violation which would not, impair Parent's ability to perform is obligations under this Agreement.

        4.    Certain Covenants of Stockholder.    Stockholder hereby covenants and agrees with Parent as follows:

          4.1    Restriction on Transfer, Proxies and Non-Interference.    Stockholder hereby agrees, while this Agreement is in effect, at any time prior to the Effective Time, not to (a) sell, transfer, pledge, encumber (except due to this Agreement), assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares, provided that nothing in this Agreement shall prohibit the exercise by Stockholder of any options to purchase Voting Shares, (b) grant any proxies or powers of attorney, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, (c) take any action that would cause any representation or warranty of Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement or (d) commit or agree to take any of the foregoing actions. Any transfer of Voting Shares not permitted hereby shall be null and void. Stockholder agrees that any such prohibited transfer may and should be enjoined. If any involuntary transfer of any of the Voting Shares shall occur (including, but not limited to, a sale by Stockholder's trustee in any bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

          4.2    Additional Shares.    Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Voting Shares acquired by Stockholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof.

          4.3    No Limitations on Actions.    Stockholder signs this Agreement solely in its capacity as the record and/or beneficial owner, as applicable, of the Voting Shares; this Agreement shall not limit or otherwise affect the actions of the Stockholder or any affiliate, employee or designee of the Stockholder or any of its affiliates in any other capacity, including such person's capacity, if any, as an officer of the Company or a member of the board of directors of the Company; and nothing herein shall limit or affect the Company's rights in connection with the Merger Agreement.

          4.4    Waiver of Appraisal Rights.    Stockholder hereby waives any rights to demand "fair value" for Stockholder's Voting Shares or right to dissent from the Merger.

          4.5    No Solicitation; Notification.    Stockholder shall not (and the Stockholder shall cause its investment bankers, financial advisers, attorneys, accountants or other representatives and agents not to), directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information) or take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any Acquisition Proposal. Upon execution of this Agreement, the Stockholder will immediately cease any and all existing activities, discussions or negotiations with any and all parties conducted heretofore with respect to any Acquisition Proposal. The Stockholder will immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by such Stockholder or any of its representatives, and such Stockholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it or any of its respective representatives may receive (and will immediately provide to Parent copies of any written materials received by such Stockholder or its representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation, and shall immediately communicate to Parent the status of such proposal, discussion or inquiry. The Stockholder will simultaneously provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. The Stockholder shall not be entitled to enter into any agreement with respect to an Acquisition Proposal unless and until this Agreement is terminated pursuant to Section 6.1 of this Agreement.

          4.6    Public Announcements; Disclosure.    The Stockholder will state publicly its intention to, among other things, vote in favor of the Merger and hereby authorizes Parent to publish and disclose in the Proxy Statement (and any and all other documents and schedules filed with the SEC), its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

        5.    Stop Transfer Order.    In furtherance of this Agreement, and concurrently herewith, Stockholder shall and hereby does authorize the Company or the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Voting Shares. At the request of Parent, Stockholder shall cause to be provided to Parent evidence of such stop transfer order.

        6.    Miscellaneous.

          6.1    Termination of this Agreement.    This Agreement shall terminate automatically on the earlier of (i) the termination of the Merger Agreement, in accordance with its terms and (ii) the date that the Merger Agreement is amended to reduce the merger consideration without the Stockholder's consent. This Agreement shall be deemed satisfied in full and terminated at the Effective Time.

          6.2    Effect of Termination.    In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

          6.3    Non-Survival.    The representations and warranties made herein shall not survive the termination of this Agreement.

          6.4    Entire Agreement; Assignment.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

          6.5    Amendments.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          6.6    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

      If to Stockholder:

      JANA Partners LLC
      200 Park Avenue, Suite 3300
      New York, NY 10166
      Attention: Charles Penner, General Counsel
      Fax: (212) 692-7695

      If to Parent:

      CorpSource Holdings, LLC
      c/o Apollo Management V, L.P.
      9 West 57th Street
      43rd Floor
      New York, New York 10019
      Attention: Marc Becker
      Fax: (212) 515-3263

      with a copy to:

      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, NY 10022-2524
      Attention: Adam K. Weinstein
      Fax: (212) 872-1002

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          6.7    Governing Law.    (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    (b)
    Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

    (c)
    To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

    (d)
    Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

          6.8    Remedies.    Stockholder and Parent recognize and acknowledge that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore Stockholder and Parent agrees that in the event of any such breach by the other, Stockholder or Parent, as the case may be, shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief to enforce each and every provision of this agreement, in addition to any other remedies to which it may be entitled, at law or in equity.

          6.9    Counterparts.    This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          6.10    Severability.    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held, by a court of competent jurisdiction, to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CorpSource Holdings, LLC
By:	/s/ MARC BECKER Name: Marc Becker Title: President
Jana Piranha Master Fund, Ltd.
By:	/s/ KEVIN LYNCH Name: Kevin Lynch Title: Managing Director

ATTACHMENT A

Beneficial Ownership Of The Voting Shares

Stockholder	Owned Shares of Common Stock	Warrants to Acquire Common Stock	Options to Acquire Common Stock
Jana Piranha Master Fund, Ltd.	2,065,192	0	0

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262 APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

    (1)
    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

    (2)
    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c.
      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d.
      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3)
    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

    (1)
    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2)
    If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SOURCECORP, Incorporated

Special Meeting of Stockholders—[    •    ], 2006

        The undersigned hereby appoints Thomas C. Walker and Ed H. Bowman, Jr., and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of our common stock (par value $.01) of SOURCECORP, Incorporated that the undersigned is entitled to vote at our Special Meeting of Stockholders to be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204 on [    •    ], 2006, commencing at [    •    ] (local time) and at any adjournment thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT.

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
SOURCECORP, Incorporated
[    •    ], 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of March 7, 2006, among SOURCECORP, Incorporated, CorpSource Holdings, LLC and CorpSource MergerSub, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before our Special Meeting and at any adjournment or postponement thereof.

        Please sign, date and return the proxy card promptly using the enclosed envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED "FOR" EACH PROPOSAL.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING
☐

To change the address on your account,
please check the box at right and
indicate your new address in the address
space above. Please note that changes to
the registered name(s) on the account
may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
______________	_______	______________	_______

    Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.